As filed with the Securities and Exchange Commission on April 16, 2026.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMATUHI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8399	39-3087053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AMATUHI HOLDINGS, INC.

Nisseki Yokohama Building, 10th Floor

1-1-8, Sakuragichō, Naka Ward,

Yokohama-shi, Kanagawa, Japan 231-0062

Telephone: +81-45-263-8670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Hwy

Lewes, DE 19958

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Lucosky, Esq. Steven Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 (732) 395-4400	Cavas S. Pavri Jeffrey Kennedy ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Tel: (202) 857-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED April 16, 2026

3,000,000 Shares Common Stock

AMATUHI HOLDINGS, INC.

This is the initial public offering of 3,000,000 shares of common stock. The estimated initial public offering price is expected to be in the range of $7.00 to $9.00 per share. For purposes of this prospectus, the assumed initial public offering price per share is $8.00, which is the midpoint of the estimated initial public offering price range. Currently, no public market exists for our common stock. We intend to apply to have our common stock listed on the Nasdaq Capital Market.

We have granted the Underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 450,000 shares from us at the initial public offering price less the underwriting discount and commissions to cover over-allotments.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and will be subject to certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Emerging Growth Company Status.”

We will be deemed to be a “controlled company” under the Nasdaq listing rules because Japan Lifestyle No.1 Investment Limited Partnership will own 82.9% of our outstanding common stock upon completion of this offering (81.3% if the underwriter’s over-allotment option is exercised in full). As a controlled company, we are not required to comply with certain of NASDAQ’s corporate governance requirements. We currently intend to take advantage of any of these exceptions. See “Prospectus Summary — Controlled Company.”

Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors,” which begins on Page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

		Per share		Total
Initial public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds, before expenses, to us	$		$

(1)	Represents underwriting discount and commissions of 8% per share. We have agreed to a reduced underwriting discount and commission of 5% per share on investors in this offering introduced by us. For the purpose of this calculation only, we assume the maximum underwriting discount and commissions are payable. The Underwriters will receive compensation in addition to the underwriting discount and commission, as set forth in the section entitled “Underwriting” beginning on page 67 upon the closing of this offering. We have also agreed to reimburse Underwriters for certain expenses incurred by it and to issue to the Underwriters upon closing of this offering. See “Underwriting” for additional information.

The Underwriters may also exercise their option to purchase up to 450,000 additional shares of common stock from us at the public offering price, less the underwriting discount, for 45 days after the date of this prospectus to cover over-allotments, if any. If the Underwriters exercise the over-allotment option in full, the total underwriting discounts and commissions payable will be $2,208,000, and the total proceeds to us, before expenses, will be $25,392,000.

The Underwriters expect to deliver the common stock to purchasers in the offering on or about [●], 2026.

Sole Underwriter

Spartan Capital Securities, LLC

The date of this prospectus is [●], 2026

About this Prospectus

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information from that contained in this prospectus and any free writing prospectus we have authorized. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contain additional information regarding these risks.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of the shares of common stock and the distribution of this prospectus outside of the United States. See “Underwriting.”

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Any industry forecasts are based on data (including third-party data), models and experience of various professionals and are based on various assumptions, all of which are subject to change without notice. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or food products in this prospectus is not intended to imply a relationship with, or endorsement or sponsorship by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

BASIS OF PRESENTATION

Certain monetary amounts, percentages, and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, may not reflect precise sums.

In this prospectus, “AMATUHI,” “we,” “us,” “our,” or the “Company” refer to AMATUHI HOLDINGS, Inc., a Delaware corporation, and, where applicable, its wholly owned subsidiary, AMATUHI Inc. a Japanese company. Unless otherwise indicated or the context otherwise requires, references to the “parent company” refer to AMATUHI HOLDINGS, Inc.

Prior to this offering, Japan Lifestyle No.1 Investment Limited Partnership beneficially owns 19,475,000 shares of the outstanding common stock of AMATUHI HOLDINGS, Inc., representing 95.0% of the voting power of the Company’s capital stock.

The Company’s fiscal year begins on April 1 and ends on March 31. Our financial statements are prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”).

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Enforceability of Civil Liabilities

While Amatuhi Holdings, Inc. is organized under the laws of the State of Delaware, the Company’s headquarters are located outside of the U.S. It is a passive company that acts as a holding company for its subsidiary, which is an operating company. The operating company of the Amatuhi Japan, which is a Japanese corporation. Substantially all the assets and operations of Amatuhi Holdings are located in Japan. Moreover, the Company’s officers and directors Tatsuma Yoshida and Yoshihito Arita are nationals of Japan and substantially all their assets are located outside the United States.

If an event should occur that results in the liability of the Company or its officers and directors to shareholders, it could be very difficult for the shareholder to process their claims against the Company or an officer and director. For example, it may be difficult for investors to effect service of process in the United Statement and enforce judgments obtained in U.S. courts. Obviously, it could be difficult for the stockholders of the Company to effect service of process within the United States upon the Company’s officers and directors. In addition, there is uncertainty on whether the Courts of Japan would recognize or enforce judgments of U.S. Courts obtained against the Company, officers, directors predicated on the civil liability provisions of the securities laws of the United States or any other laws. It may be difficult or impossible for U.S. investors to collect a judgment against the Company or its officers and directors and therefore, any judgment obtained in the United States against the Company, or its officers or directors may not be enforceable.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements and related notes included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the matters set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. All figures are in U.S. dollars, unless otherwise stated.

Company Overview

AMATUHI HOLDINGS, Inc., was incorporated on June 24, 2025 in Delaware to act as the holding company of AMATUHI Inc. AMATUHI Inc. (“AMATUHI”) was incorporated on February 22, 2021 and is an operating company in Japan with the headquarter in Yokohama, Kanagawa and a branch in Osaka. AMATUHI operates under the “AMANEKU” brand in Japan.

Our company operates group homes in Japan for people with disabilities under the brand name of “AMANEKU.” “AMANEKU” is a “communal living assistance” service based on the “Comprehensive Support for Persons with Disabilities Act” which is implemented based on the self-support benefits provided by the Japanese government under the act. The act supports people who wish to live independently so that they can advance toward their respective goals through communal living in small groups and interaction with the local community.

AMANEKU provides group homes with Daytime Service Support, which was established as a result of amendments to the Comprehensive Support for Persons with Disabilities Act, that allows for the provision of extensive 24-hour services in response to the increasing aging population and people with disabilities.

Our primary services to the disable include but are not limited to: Three nutritionally balanced meals daily, counselling and support, assistance with personal care (bathing, dressing, mobility, oral care), medication management, money management, room cleaning, working with medical professionals to provide required medical care and helping our clientele with public assistance, pensions and family matters.

AMANEKU daytime support group homes are mainly two-story buildings with a capacity of 10 residents on each floor. Based on the aging population ins Japan, there is a shortage of group homes for people with severe disabilities. Our Company is working to fulfil the needs of the growing disabled population, by providing a number of services to address their needs.

We are reimbursed for the services we provide to the disabled people through Japanese government funding issued under the Comprehensive Support for Persons with Disabilities Act.

We are engaged in businesses that support the lives of people with disabilities, including the construction of group homes for people with disabilities and social participation for people with disabilities.

We are specialized in designing, constructing and operating group homes for individuals with disabilities. We also focus on providing supportive living environments, particularly for individuals with significant needs through our Daytime Service Support Type group homes. We are expanding within a market characterized by high demand and insufficient supply, positioning ourselves as a key provider addressing critical social needs related to disability care and housing.

AMATUHI specializes in providing communal living assistance (group homes) as defined under Japan’s “Comprehensive Support Law for Persons with Disabilities.” This is a government-regulated sector where services are funded primarily through social security benefits.

Japan Lifestyle No.1 Investment Limited Partnership directly and indirectly controls approximately 95.0% of the voting power of our outstanding capital stock. As a result, it will have the ability to determine all matters requiring approval by stockholders. In other words, the fund will be able to control any action requiring general stockholder approval, including the election of our Board of Directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger or sale of substantially all of our assets.

If we obtain a listing on the Nasdaq Capital Market, we will be a “controlled company” as defined in Nasdaq Listing Rule 5615(c)(1) because more than 50% of our voting power will be held by a single entity — Japan Lifestyle No.1 Investment Limited Partnership — after the offering.

As a “controlled company,” we will be exempt under Nasdaq listing standards from certain corporate governance requirements that would otherwise apply to companies that are not controlled, including the requirements that:

(i) a majority of the Board of Directors consist of “independent” directors as defined under Nasdaq listing standards,

(ii) we have a nominating and corporate governance committee composed entirely of independent directors with a written committee charter, and

(iii) we have a compensation committee composed entirely of independent directors with a written committee charter.

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As a result, we will be exempt from the corporate governance requirements under Nasdaq Listing Rules 5605(b)(1), 5605(d), and 5605(e). However, we will remain subject to the requirements of Rule 5605(b)(2) with respect to independent director executive sessions, and Rule 5605(c)(3) with respect to audit committee composition.

Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In addition, Japan Lifestyle No.1 Investment Limited Partnership, as our controlling shareholder, will have the ability to exercise significant influence over fundamental corporate matters and transactions, and may have interests that differ from those of other stockholders. For additional information, please see “Risk Factors — Risks Related to Our Business and Industry” — If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Implications of Being a Controlled Company

The “controlled company” exception to the Nasdaq Capital Market rules provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Nasdaq corporate governance rules. As of the date of this prospectus, Japan Lifestyle No.1 indirectly beneficially owns an aggregate of 19,475,000 shares of our common stock, which represents 95.0% of the voting power of our outstanding capital stock. Following this offering, Japan Lifestyle No. 1 Investment Limited Partnership will control approximately 82.9% of the voting power of our outstanding capital stock if all the common stock being offered are hereby sold (or 81.3% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full).

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Controlled companies are exempt from the Nasdaq Capital Market’s corporate governance rules requiring that listed companies have (i) a majority of the Board of Directors consist of “independent” directors under the listing standards of the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the Nasdaq. We currently utilize and presently intend to continue to utilize these exemptions. As a result, we may not have a majority of independent directors, our nomination and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq. See also “Management—Board Committees and Director Independence – Controlled Company and Director Independence.”

Corporate Information

We are currently incorporated and in good standing in the State of Delaware where we were formed on June 24, 2025, under the corporate name: AMATUHI HOLDINGS, Inc. Our principal executive offices are located at Nisseki Yokohama Building, 10th Floor, 1-1-8 Sakuragichō, Naka Ward, Yokohama, Kanagawa 231-0062, Japan, and our telephone number is +81-45-263-8670. Our website address is https://amatuhi.co.jp. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

THE OFFERING

Securities offered by us:	3,000,000 shares of common stock (or 3,450,000 shares if the Representative exercises its over-allotment option in full).

Public offering price:

We currently estimate that the initial public offering price will be $8.00 per common stock, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus.

Over-allotment option:	We have granted to the Representative an option to purchase up to an additional 450,000 shares of common stock exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The Representative may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before this offering:	20,500,000 shares of common stock, par value $0.000001 (reflects August 6, 2025 5,000:1 forward stock split).

Common stock to be outstanding after this offering:	23,500,000 shares of common stock. If the Representative’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 23,950,000. (1)

Controlled Company:	Following this offering, Japan Lifestyle No. 1 Investment Limited Partnership will control approximately 82.9% of the voting power of our outstanding capital stock if all the common stock being offered hereby are sold (or 81.3% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). As a result, if we obtain a listing on the Nasdaq Capital Market, we will be a “controlled company” under the Nasdaq corporate governance standards and consequently we may elect not to comply with certain corporate governance standards. See “Management – Board Committees and Director Independence - Controlled Company and Director Independence.”

Use of proceeds:	We intend to use all of the proceeds from this offering for various purposes. See “Use of Proceeds” on page 25 for more information.

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Risk factors:	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Listing:	We intend to apply to have our common stock listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Proposed ticker symbol	“AMTU”

Transfer Agent	VStock Transfer, LLC

Lock-Ups:	All of our directors and officers and our principal stockholders (5% or more stockholders) have agreed with the underwriters, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares issued by us or any securities convertible into or exercisable or exchangeable for shares issued by us for a period of 180 after the date of this prospectus. See “Underwriting—Lock-up Agreements” for more information.

Unless we indicate otherwise, all information in this prospectus:

●	is based on 20,500,000 shares of common stock issued and outstanding as of the date of this prospectus; and

●	assumes no exercise by the Representative of its option to purchase up to an additional 450,000 shares of common stock to cover over-allotments, if any.

Risk Factors Summary

Investing in our common stock involves a high degree of risk. Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 7 of this prospectus.

Risks Related to Our Business and Industry

●	Our long-term success is highly dependent on our ability to identify and secure appropriate sites.

●	Our Japanese group homes could be negatively affected by conditions specific to these areas.

●	Our expansion into new markets may present increased risks due in part to our unfamiliarity with the areas.

●	New group homes, once opened, may not be profitable, and the past may not be indicative of future results.

●	Our sales and profit growth could be adversely affected if comparable group sales are less than we expect.

●	Our failure to manage our growth effectively could harm our business and operating results.

●	Difficulties recruiting, training and retaining employees could adversely affect our business.

●	A decline of people with disabilities where our group homes are located could affect our facility sales.

●	We have historically received payment for self-support benefits provided by the Japanese government.

●	Opening new group homes in existing markets may negatively affect sales at our existing group homes.

●	Operating results at our facilities could be significantly affected by competition.

●	Negative publicity could reduce sales at some or all of our other group homes.

●	We must achieve solid occupancy rates at rental prices that enable us to offset the lease.

●	We rely on information technology, and any material failure, could damage our operating our business.

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●	Social media could materially adversely impact our business, financial condition or results of operations.

●	Our current insurance may not provide adequate levels of coverage against claims.

●	Failure to obtain and maintain required licenses and permits could harm our business, or results of operations.

●	We may need capital in the future, and we may not be able to raise that capital on favorable terms.

●	The loss of a large customer would have an adverse effect on our operating results

●	It may be difficult for U.S. investors to effect service or judgment against a Japanese company.

●	Changes in the operations, regulations, or financial condition of the unconsolidated entity could adversely affect the value of the Company’s investment.

Risks Related to Management and Employees

●	Voting power is concentrated, minority shareholders are prevented from influencing corporate decisions.

●	As a controlled company, we are not subject to all of the corporate governance rules of the Nasdaq

●	The loss of senior management and key employees could have an adverse effect on results of operations.

●	Our Management does not have experience managing a U.S. public company.

●	Labor disputes may disrupt our operations and affect our results of operations.

●	Changes in employment laws may adversely affect our business, results of operations or cash flow.

Risks Related to Legal, Regulatory, Environmental, Intellectual Property and Privacy Matters

●	Compliance with environmental laws may negatively affect our business.

●	Governmental regulation may adversely affect our business, financial condition or results of operations.

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General Risks

●	Failure to implement and maintain effective internal controls can have an adverse effect on our securities.

●	Changes to accounting rules may adversely affect our business, financial condition or results of operations.

●	As an emerging growth company, our auditor is not required to attest if our internal controls are effective.

●	We may need capital in the future, and we may not be able to raise that capital on favorable terms.

●	Our certificate of incorporation and bylaws makes State of Delaware the sole forum for legal disputes.

●	By purchasing common stock in this offering, you are bound by the fee-shifting provision in our bylaws.

Risks Related to This Offering and Ownership of Our Common Stock

●	There can be no assurance that we will be able to comply with the Nasdaq Capital Market’s listing standards.

●	The market price of our common stock may be volatile, and you could lose all or part of your investment.

●	Our management team will have broad discretion over the use of the net proceeds from this offering.

●	If we are unable to obtain additional funding when needed, our business operations will be harmed.

●	Our common stock may be subject to the “penny stock” rules which makes it more difficult to resell.

●	You will experience substantial dilution as a result of this offering and additional dilution in the future.

●	Shares eligible for future sale may adversely affect the market.

●	Anti-takeover provisions in our certificate of incorporation and bylaws, could impair a takeover attempt.

●	We have never paid dividends on our common stock and have no plans to do so in the future.

●	We will indemnify and hold harmless our officers and directors to the maximum extent permitted by law.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

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Risks Related to Our Business and Industry

Our long-term success is highly dependent on our ability to identify and secure appropriate sites.

One of the key means of achieving our growth strategies will be through opening and operating new group homes on a profitable basis for the foreseeable future. We opened 11 group homes by March 31, 2024. We opened 18 new group homes in the fiscal year ended March 31, 2025. It is management’s goal to open and operate 48 group homes by the end of the fiscal year ending March 31, 2026. We need to identify target markets where we can enter or expand, taking into account numerous factors such as the locations of our current group homes, demographics, the number of disabled people in the area needing services and information gathered from various sources. We may not be able to open our planned new group homes within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect our business, financial condition and results of operations. As we operate more group homes, our rate of expansion relative to the size of our group homes base will eventually decline.

The number and timing of new group homes opened during any given period may be negatively impacted by a number of factors including, without limitation:

●	competition in existing and new markets, including competition for group home sites;

●	the ability to negotiate suitable lease terms;

●	recruitment and training of qualified personnel in the local market;

●	our ability to obtain all required governmental permits, including zonal approvals, on a timely basis;

●	our ability to control construction and development costs of new group homes;

●	landlord delays; and

●	the cost and availability of capital to fund construction costs and pre-opening costs.

Accordingly, we cannot assure you that we will be able to successfully expand as we may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding our operations. Our growth strategy, and the substantial investment associated with the development of each new group home, may cause our operating results to fluctuate and be unpredictable or adversely affect our business, financial condition or results of operations. If we are unable to expand in existing markets or penetrate new markets, our ability to increase our sales and profitability may be materially harmed or we may face losses.

Our Japanese group homes could be negatively affected by conditions specific to these areas.

We are headquartered in Yokohama, Kanagawa, with a branch in Osaka Japan. Adverse changes in demographic, unemployment, economic, regulatory or weather conditions in Japan may have, material adverse effects on our business, financial condition or results of operations. As a result of our concentration in these markets, we have been, and in the future may be, disproportionately affected by adverse conditions in either of these markets compared to other chain facilities with a national footprint.

Our expansion into new markets may present increased risks due in part to our unfamiliarity with the areas.

As of December 31, 2025, we operate our group homes in Kanagawa, Tokyo, Chiba, and Saitama, Japan. We plan to continue to increase the number of our group homes in the next several years as part of our expansion strategy. This growth strategy and the substantial investment associated with the development of each new group home may cause our operating results to fluctuate and be unpredictable or adversely affect our business, financial condition or results of operations. Group homes we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than group homes we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets and there may be little or no market awareness of our brand in these new markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We also may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision, passion and business culture. If we do not successfully execute our plans to enter new markets, our business, financial condition or results of operations could be materially adversely affected.

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New group homes, once opened, may not be profitable, and the past may not be indicative of future results.

Our new group homes have historically tended to gain recognition and sales as the number of months in operation increases, with no “honeymoon” period during which sales generally rise at the time of opening. In new markets, the length of time before average sales for new group home stabilize is less predictable as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. There are no assurances that new group homes in the future may not be profitable, and their sales performance may not follow historical patterns. In addition, our average group home sales and comparable group home sales may not increase at the rates achieved over the past several years. Our ability to operate new group homes profitably and increase average group home sales and comparable group home sales will depend on many factors, some of which are beyond our control, including:

●	consumer awareness and understanding of our brand and our Daytime Service Support niche;

●	general economic conditions, which can affect group home occupancy rate, local labor costs and prices we pay for the food products and other supplies we use;

●	competition, either from our competitors in the industry or our own group homes;

●	temporary and permanent site characteristics of new group homes; and

●	changes in government regulation dealing with the Japanese Act on Providing Comprehensive Support for the Daily Life and Life in Society of Persons with Disabilities.

If our new group homes do not perform as planned, our business and future prospects could be harmed. In addition, if we are unable to achieve our expected average group home sales, our business, financial condition or results of operations could be adversely affected.

Our sales and profit growth could be adversely affected if comparable group sales are less than we expect.

The level of comparable group sales growth, which represents the change in year-over-year sales for group homes open for at least 18 months, could affect our sales growth. Our ability to increase comparable group home sales depends in part on our ability to successfully implement our initiatives to build sales. It is possible such initiatives will not be successful, that we will not achieve our target comparable group home sales growth or that the change in comparable group home sales could be negative, which may cause a decrease in our profitability and would materially adversely affect our business, financial condition or results of operations.

Our failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes opening new group homes each year. Our existing group home management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, facility teams and existing infrastructure which could harm our business, financial condition or results of operations.

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Difficulties recruiting, training and retaining employees could adversely affect our business.

Our ability to grow our business through planned expansion in the number of group homes we operate depends in large part on our ability to recruit, train employees for such facilities. The industry in dealing with people with disabilities has a high turnover rate. There is no assurance we will be successful in recruiting, training and retaining a sufficient number of employees to support our existing group homes as well as our future group homes from our planned expansion.

In addition to the expected increased costs of labor, if we are unable to identify and recruit a sufficient number of employees to meet our growing needs, we may need to decrease the operating hours of some of our group homes, which would result in lost sales.

We place a heavy emphasis on the qualification and training of our employees and spend a significant amount of time and money training them. Any inability to recruit and retain qualified employees may result in higher turnover and increased labor costs, and could compromise the quality of our service, all of which could adversely affect our business. Any such inability could also delay the planned openings of new group homes and could adversely impact our existing group homes. Such increased costs of attracting qualified employees or delays in group home openings could adversely affect our business, financial condition and results of operations.

A decline of people with disabilities where our group homes are located could negatively affect our facility sales.

Our group homes are primarily located in Tokyo, Kanagawa, Chiba and Saitama area. We depend on servicing people with physical and mental disabilities to our group homes. Factors that may result in declining resident rates include economic or political conditions, changes in government subsidy or other factors, which may adversely affect our business, financial condition or results of operations.

We have historically received payment for self-support benefits provided by the Japanese government.

For our operation of group homes, we are dependent on continuous payments for self-support benefits from the Japanese government based on the Comprehensive Support Act for Persons with Disabilities. We are funded under the Act on Providing Comprehensive Support for the Daily Life and Life in Society of Persons with Disabilities [Act No. 123 of November 7, 2005]. Under the Act, we are reimbursed through people who receive disability payments from the government. It is the recipients of these disability checks that pay for our services. We are highly dependent that this Act continues to make these payments to people with disabilities. Our financial performance is heavily reliant on the continuity and structure of government funding programs. If these disability payments are cut or curtailed, it would adversely affect our business.

Opening new group homes in existing markets may negatively affect sales at our existing group homes.

The target area of our group homes varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new group home in or near markets in which we already have group home could adversely affect the revenues of these existing group homes and thereby adversely affect our business, financial condition or results of operations. Existing facilities could also make it more difficult to build our consumer base for a new group home in the same market. Our core business strategy does not entail opening new group homes that we believe will materially affect sales at our existing group homes, but we may selectively open new group homes in and around areas of existing group homes that are operating at or near capacity to effectively serve our guests. Sales cannibalization between our group homes may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations.

Operating results at our facilities could be significantly affected by competition.

We face significant competition from a variety of competitive group homes. Our competition continues to intensify as competitors open new locations. We also compete with many facilities for site locations and group home-level employees.

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Negative publicity relating to one of our group homes could reduce sales at some or all of our other group homes.

Our success is dependent in part upon our ability to maintain and enhance the value of our brand and people who need services for their disabilities. We may, from time to time, be faced with negative publicity relating to our group homes and services offered. The negative impact of adverse publicity relating to one group homes may extend far beyond the group home involved to affect some or all of our other group homes, thereby causing an adverse effect on our business, financial condition or results of operations.

The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms may be adverse to our interests and/or may be inaccurate. The dissemination of inaccurate or irresponsible information online could harm our business, reputation, prospects, financial condition, or results of operations, regardless of the information’s accuracy. The damage may be immediate without affording us an opportunity for redress or correction.

Additionally, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition or results of operations. Consumer demand for our facilities and our brand’s value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in us or our group homes, which would likely result in lower sales and could materially adversely affect our business, financial condition or results of operations.

We must achieve solid occupancy rates at rental prices that enable us to offset the lease.

Our business depends substantially on property owners leasing to us group homes that meet our criteria on lease terms and work within our business model. We may be unable to negotiate satisfactory leases or other arrangements to operate new group homes, on board new group homes in a timely manner, or renew or replace existing group homes on satisfactory terms or at all. The pricing terms under these leases thus become relatively fixed costs and we must achieve occupancy rates at rental prices that enable us to offset the lease, maintenance and operations costs of each group home in order to be profitable. We may not accurately predict future demand for our group homes, market them in a manner that achieves desired occupancy rates, or set proper rental terms that ensure profitability of each group home or profitability of our group home portfolio in its entirety.

We rely on information technology, and any material failure, could damage operating our business.

We rely providing disability services and individual health information systems. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems. Failures of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a breach in the security of these systems could result in delays in customer service and reduce efficiency in our operations. Remediation of such problems could result in significant, unplanned capital investments.

Social media could materially adversely impact our business, financial condition or results of operations.

Our marketing efforts rely heavily on the use of social media. In recent years, there has been a marked increase in the use of social media platforms, including weblogs (blogs), mini-blogs, chat platforms, social media websites, and other forms of Internet-based communications which allow individuals access to a broad audience of consumers and other interested persons. Many of our competitors are expanding their use of social media, and new social media platforms are rapidly being developed, potentially making more traditional social media platforms obsolete. As a result, we need to continuously innovate and develop our social media strategies in order to maintain broad appeal with guests and brand relevance. We also continue to invest in other digital marketing initiatives that allow us to reach our guests across multiple digital channels and build their awareness of, engagement with, and loyalty to our brand. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher sales or increased brand recognition.

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Our current insurance may not provide adequate levels of coverage against claims.

There are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business, financial condition or results of operations. In addition, our current insurance policies may not be adequate to protect us from liabilities that we incur in our business in areas such as workers’ compensation, general liability and property. In the future, our insurance premiums may increase, and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain, insurance coverage could materially adversely affect our business, financial condition and results of operations. As a public company, we intend to adjust our existing directors’ and officers’ insurance. While we expect to obtain such coverage, we may not be able to obtain such coverage at all or at a reasonable cost now or in the future. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect our ability to attract and retain qualified officers and directors.

Failure to obtain and maintain required licenses and permits could or results of operations.

Our industry is subject to various government regulations, including those relating to the care of people with disabilities. Such regulations are subject to change from time to time. The failure to obtain and maintain licenses, permits and approvals relating to such regulations could adversely affect our business, financial condition or results of operations. Typically, licenses must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses and approvals could adversely affect our existing group homes and delay or result in our decision to cancel the opening of new group homes, which would adversely affect our business, financial condition or results of operations.

We may need capital in the future, and we may not be able to raise that capital on favorable terms.

Developing our business will require significant capital in the future. Historically, our main sources of liquidity have been operating cash flows and financing from financial institutions. As of December 31, 2025, we had accounts payable and accrued expenses of $8,253,000, operating lease liabilities of $2,736,000 and finance lease liabilities of $29,250,000. As of March 31, 2025, we had accounts payable and accrued expenses of $5,542,000, operating lease liabilities of $2,539,000 and finance lease liabilities of $25,784,000. Additionally, as of December 31, 2025 and March 31, 2025, the Company had total borrowings of $34,870,000 and $15,737,000, respectively, of which $21,923,000 and $14,508,000, respectively, was secured by certain of the Company’s assets. After the completion of this offering, we do not expect to receive any additional capital contributions. For investment funds for new group homes in Japan, we plan to increase our borrowings from financial institutions in Japan. There can be no assurance that the Company will enter into such agreements on the terms contemplated, if at all, or that any such will be repaid with earnings and within the time period described in the preceding sentence. See “Use of Proceeds.” To meet our capital needs, we expect to rely on cash flows from operations, the proceeds from this offering, future offerings and other third-party financing. Third-party financing in the future may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions such as financial covenants under term loans or other debt documents. These factors may make the timing, amount, or terms and conditions of additional financing unattractive. Our inability to raise capital could impede our growth and could materially adversely affect our business, financial condition or results of operations.

The loss of a large customer would have an adverse effect on our operating results.

For the fiscal years ended March 31, 2025 and 2024 and for the nine months ended December 31, 2025 and 2024, there were customers who accounted for more than 10% of the Company’s total revenue. There are no guarantees that these customers will continue to generate revenue for us. If the concentration with major customers fails to occur in our future operations, any decline in such customers’ transaction volume would lower our revenues, which would adversely affect our operating results.

It may be difficult for U.S. investors to effect service or judgment against a Japanese company.

While the Company is organized under the laws of the State of Delaware, the Company’s headquarters are located in Japan. Consequently, it may be difficult for investors to affect service of process in the U.S. and to enforce judgments obtained in U.S. courts. It may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the U.S. against us may not be enforceable. (See Also “Enforceability of Civil Liabilities.”)

If an event occurs that results in any liability of any of its officers and directors, shareholders will probably have difficulty in enforcing such liabilities, because its officers and directors reside outside of the United States. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located. Accordingly, it may be difficult to enforce any liabilities against its officers and directors. (See Also “Enforceability of Civil Liabilities.”)

Changes in the operations, regulations, or financial condition of the unconsolidated entity could adversely affect the value of the Company’s investment.

The Company holds a 100% interest in a non-profit entity that operates nursing homes in Japan. The Company does not have voting rights, decision-making authority, or the ability to direct the activities of the entity that most significantly affect its economic performance, and the entity’s financial results are not consolidated in the Company’s financial statements. As a result, the Company’s ability to influence the operations or realize economic benefits from this investment is limited. Changes in the operations, regulations, or financial condition of the entity could adversely affect the value of the Company’s investment. See “Note 4 — Investment in unconsolidated entity” of the financial statements for additional information.

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Risks Related to Management and Employees

Voting power is concentrated, minority shareholders are prevented from influencing corporate decisions.

Currently, Japan Lifestyle No. 1 Investment Limited Partnership beneficially owns an aggregate of 19,475,000 shares of our Common Stock, which represents 95% of the voting power of our outstanding capital stock. Following this offering, Japan Lifestyle No. 1 Investment Limited Partnership will control approximately 82.9% of the voting power of our outstanding capital stock if all the Common Stock being offered are hereby sold (or 81.3% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). As a result, Japan Lifestyle No. 1 Investment Limited Partnership will have majority voting power over all matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Japan Lifestyle No. 1 Investment Limited Partnership may not always coincide with our interests or the interests of our other stockholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Japan Lifestyle No. 1 Investment Limited Partnership may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline, or stockholders might not receive a premium over the current market price of our common stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Executive and Director Compensation” and “Description of Securities.”

As a controlled company, we are not subject to all of the corporate governance rules of the Nasdaq.

The “controlled company” exception to the Nasdaq Capital Market rules provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Nasdaq Capital Market corporate governance rules. As of the date of this prospectus, Japan Lifestyle No. 1 Investment Limited Partnership beneficially owns an aggregate of 19,475,000 shares of our Common Stock, which represents 95% of the voting power of our outstanding capital stock. Following this offering, Japan Lifestyle No. 1 Investment Limited Partnership will control approximately 82.9% of the voting power of our outstanding capital stock if all the Common Stock being offered are hereby sold (or 81.3% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). If we obtain a listing on Nasdaq Capital Market, we will be a “controlled company” within the meaning of the corporate governance rules of the Nasdaq. Controlled companies are exempt from the Nasdaq’s corporate governance rules requiring that listed companies have (i) a majority of the Board of Directors consist of “independent” directors under the listing standards of the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the Nasdaq. We intend to utilize certain of these exemptions. More specifically, although we intend to have a majority of independent directors on our Board of Directors, we do not intend to have a nomination and corporate governance committee or a compensation committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq. See “Management — Board Committees and Director Independence — Controlled Company and Director Independence.”

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The loss of senior management team and other key employees, could have an adverse effect on our results of operations.

Our success depends largely upon the continued services of our key executives. We also rely on our leadership team in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities, arranging necessary financing, and for general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The loss or replacement of one or more of our executive officers or other key employees could have a serious adverse effect on our business, financial condition or results of operations.

We might not be successful in continuing to attract and retain qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business, financial condition or results of operations.

Management does not have experience managing a U.S. public company.

Following the closing of this offering, we will be subject to various regulatory requirements, including those of the SEC and the Nasdaq Capital Market. These requirements include recordkeeping, financial reporting and corporate governance rules and regulations. Our management team does not have experience in managing a U.S. public company and, historically, has not had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business, financial condition or results of operations could be adversely affected if our internal infrastructure is inadequate, including if we are unable to engage outside consultants or are otherwise unable to fulfil our public company obligations.

Labor disputes may disrupt our operations and affect our results of operations.

As an employer, we are presently, and may in the future be, subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues. The courts in Japan tend to favor employees, and arbitrary dismissals can lead to legal issues. Employers are required to show socially acceptable reasons for any termination of employment, which means providing a valid reason for termination. Advance notice or payment in lieu of notice of termination is also mandatory. Any future actions brought against us and successful in whole or in part, may affect our ability to compete or could materially adversely affect our business, financial condition or results of operations.

Changes in employment laws may adversely affect our business, results of operations or cash flow.

Various labor laws govern the relationship with our employees and affect operating costs. These laws include employee classification as exempt/non-exempt for overtime and other purposes, minimum wage requirements, unemployment tax rates, workers’ compensation rates, and other wage and benefit requirements. Significant additional government-imposed increases in the following areas could materially affect our business, financial condition, operating results or cash flow:

●	minimum wages;

●	mandatory health benefits;

●	vacation accruals;

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●	paid leaves of absence, including paid sick leave; and

●	tax reporting.

Risks Related to Legal, Regulatory, Environmental, Intellectual Property and Privacy Matters

Compliance with environmental laws may negatively affect our business.

We are subject to environmental laws. Third parties may also make claims against the owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our facilities. Environmental conditions relating to releases of hazardous substances at prior, existing or future facility sites could materially adversely affect our business, financial condition or results of operations.

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Governmental regulation may adversely affect our business, financial condition or results of operations.

We are subject to various government regulations. Our facilities are subject licensing and regulation by public health department, other agencies. We may experience material difficulties or failures in obtaining the necessary licenses, approvals or permits for our group homes, which could delay planned group home openings or affect the operations at our existing group homes. In addition, stringent and varied requirements of local regulators with respect to zoning, land use and environmental factors could delay or prevent development of new group homes in particular locations.

In Japan, with respect to persons with disabilities, the Act for Eliminating Discrimination against Persons with Disabilities (Act No. 65 of 2013, hereinafter referred to as the “Disability Discrimination Act”) prohibits governments and businesses from engaging in unfair discriminatory treatment on the grounds of disability and prescribes that they are required to provide reasonable accommodation (companies must endeavor to provide reasonable accommodation). The Act on Employment Promotion Etc. of Persons with Disabilities (Act No. 123 of 1960) prohibits businesses from taking discriminatory measures in the area of employment based on disability and requires provision of reasonable accommodation.

Environmental Regulations

There are various environmental-related laws in Japan, including the Air Pollution Control Act (Act No. 97 of June 10, 1968, as amended), Water Pollution Prevention Act (Act No. 138 of December 25, 1970, as amended), Soil Contamination Countermeasures Act (Act No. 53 of May 29, 2002, as amended), and Noise Regulation Act (Act No. 98 of June 10, 1968, as amended). In May 2019, the Diet, Japan’s parliament, enacted the Act on Promoting Food Loss Reduction (Food Loss Act) (Act No. 19 of 2019 (Reiwa 1).)

Regulations on Advertising

The Premiums and Representations Act (Act No. 134 of May 15, 1962) stipulates the restricted methods and means of various advertisements, representations, and sales promotions, in a broad sense. When we advertise our facilities, we must provide appropriate information under this act, so as not to mislead our customers. We comply with these regulations.

Regulations on Lease Agreements

Our lease agreements are generally subject to the Civil Code (Act No. 89 of April 27, 1896, as amended) and Act on Land and Building Leases (Act No. 90 of October 4, 1991, as amended). The terms and conditions of our lease agreements are consistent with these laws and are valid and enforceable as provided for in these agreements.

Fire Protection Act

Facilities must maintain and inspect proper fire protection equipment in accordance with the Fire Protection Act for Fire Prevention and Evacuation. In addition, the security of evacuation routes and measures in the event of a fire must also meet the standards stipulated by law.

Building Code

Designing or renovating a facility building requires obtaining the appropriate permits in accordance with the Building Code. It is important to ensure that the structure, safety, and barrier-free measures of buildings meet the standards established by law.

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General Risks

Failure to implement and maintain effective internal controls can have an adverse effect on our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

Changes to accounting rules may adversely affect our business, financial condition or results of operations.

Changes to existing accounting rules or regulations may impact our business, financial condition or results of operations. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. For instance, accounting regulatory authorities have recently issued new accounting rules which require lessees to capitalize operating leases in their financial statements in the next few years. When adopted, such a change would require us to record significant operating lease obligations on our balance sheet and make other changes to our financial statements. This and other future changes to accounting rules or regulations could materially adversely affect our business, financial condition or results of operations.

As an emerging growth company, our auditor is not required to attest if our internal controls are effective.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We may need capital in the future, and we may not be able to raise that capital on favorable terms.

Developing our business will require significant capital in the future. After the completion of this initial public offering on the Nasdaq Capital Market, we do not expect to receive any additional capital contributions. To meet our capital needs, we expect to rely on cash flows from operations, the proceeds from this offering, future offerings and other third-party financing. Third-party financing in the future may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions such as financial covenants under term loans or other debt documents. These factors may make the timing, amount, or terms and conditions of additional financing unattractive. Our inability to raise capital could impede our growth and could materially adversely affect our business, financial condition or results of operations.

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Our certificate of incorporation and bylaws makes the State S of Delaware will be the sole forum for legal disputes.

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provides that “unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our certificate of incorporation and our bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our certificate of incorporation and our bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing common stock in this offering, you are bound by the fee-shifting provision in our bylaws.

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

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We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Related to This Offering and Ownership of Our Common Stock

There can be no assurance that we will be able to comply with the Nasdaq Capital Market’s listing standards.

Prior to this offering, there has been no public market for shares of our common stock. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we intend to apply for listing on the Nasdaq Capital Market. Assuming that our common stock is listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our underwriters are not obligated to make a market in our common stock, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that such a market will continue.

If we are successful in obtaining listing on the Nasdaq Capital Market, there is no guarantee that we will be able to maintain such a listing for any period of time by perpetually satisfying the continued listing requirements. Our failure to continue to meet these requirements may result in our common stock being delisted from the Nasdaq Capital Market.

The market price of our common stock may be volatile, and you could lose all or part of your investment.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the common stock may be subject to rapid and substantial price volatility, low volumes of trade and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

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In addition, if the trading volumes of our common stock are low, people buying or selling in relatively small quantities may easily influence the prices of our’ common stock. This low volume of trade could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to sell additional shares or common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the common stock they hold or may not be able to sell their common stock at all.

We cannot predict the prices at which our common stock will trade. The initial public offering price of our common stock will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. The market price of our common stock following this offering will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, the limited public float of our common stock following this offering will tend to increase the volatility of the trading price of our common stock. These fluctuations could cause you to lose all or part of your investment in our common stock, since you might not be able to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include, but are not limited to, the following:

●	actual or anticipated changes or fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships, or capital commitments;

●	industry or financial analyst or investor reaction to our press releases, other public announcements, and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	price and volume fluctuations in the overall stock market from time to time;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

●	the expiration of market stand-off or contractual lock-up agreements and sales of shares of our common stock by us or our stockholders;

●	failure of industry or financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	actual or anticipated developments in our business, or our competitors’ businesses, or the competitive landscape generally;

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●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property rights, our products, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major changes in our management or our Board of Directors;

●	general economic conditions and slow or negative growth of our markets; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. This could materially adversely affect our business, financial condition, results of operations, and prospects.

Our management team will have broad discretion over the use of the net proceeds from this offering.

The net proceeds from this offering will be immediately available to our management to use at their discretion. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

If we are unable to obtain additional funding when needed, our business operations will be harmed.

As we take steps in the commercialization and marketing of our products and services or respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

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Our common stock may be subject to the “penny stock” rules which makes it more difficult to resell.

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock will not be considered “penny stock” following this offering since they will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our common stock is no longer listed on the Nasdaq, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

You will experience substantial dilution as a result of this offering and additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 3,000,000 shares of common stock offered in this offering, at an assumed public offering price of $8.00 per share which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus., and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $7.01 per share, assuming an initial public offering price of $8.00, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional shares of Common Shares are issued upon exercise of outstanding options we may grant from time to time.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 20,500,000 shares of our Common Stock outstanding as of September 1, 2025, none of such shares are tradable without restriction. Given the limited trading of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Anti-takeover provisions in our certificate of incorporation and bylaws could impair a takeover attempt.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	providing that a special meeting of the stockholders may only be called by a majority of the board of directors;

●	providing that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote;

●	providing that the bylaws may be altered, amended or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

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Provisions in our charter documents and Delaware law may delay or prevent our acquisition by a third party.

Our amended and restated certificate of incorporation and amended and restated bylaws, and Delaware law, contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our Board of Directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding equity interests. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. See “Description of Securities.”

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock, and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for the operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our certificate of incorporation, as amended, provides that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification obligations, then the portion of our assets expended for such a purpose would reduce the amount otherwise available for our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are contained principally in “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, you can identify forward-looking statements by terms such as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	our ability to successfully maintain increases in our comparable facility sales;

●	our ability to successfully execute our growth strategy and open new facilities that are profitable;

●	our ability to expand in existing and new markets;

●	our projected growth in the number of our facilities;

●	macroeconomic conditions and other economic factors;

●	our ability to compete with many other facilities;

●	minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs;

●	the failure of our information technology systems or the breach of our network security;

●	the loss of key members of our management team;

●	the impact of governmental laws and regulations; and

●	volatility in the price of our common stock.

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●	those other risk factors described in this prospectus supplement and our reports filed with the SEC and incorporated by reference into this prospectus supplement.

We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Our estimates have not been verified by any independent source.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be $21,438,000 based on an assumed initial public offering price of $8.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, after deducting the underwriting discounts and commissions of $1,920,000 and estimated offering expenses of $642,000 payable by us. If the underwriters’ option to purchase additional shares in this offering from us is exercised in full, our net proceeds will be $24,750,000 after deducting the underwriting discounts and commissions of $2,208,000 and estimated offering expenses of $642,000 payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $8.00 per share of common stock, which is the midpoint of the price range set forth on the cover of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase (decrease) net proceeds to us from this offering by approximately $2,760,000, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares of common stock we are offering. Each 100,000 increase (decrease) in the number of shares of common stock we are offering would increase (decrease) the net proceeds to us from this offering by approximately $736,000, assuming no change in the assumed initial public offering price per share.

We plan to use the net proceeds we receive from this offering for opening new group homes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds.

Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

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DIVIDEND POLICY

No dividends have been declared or paid on our shares of common stock. We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain any earnings to finance the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then-existing conditions, including our earnings, capital requirements, results of operations, financial condition, business prospects and other factors that our Board of Directors considers relevant. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Party Transactions” for additional information regarding our financial condition.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis, and to give effect to the (i) sale of 3,000,000 shares of common stock in this offering at an assumed initial public offering price of $8.00 (the midpoint of the price range set forth on the cover page of this prospectus) after deducting estimated underwriting discounts and estimated offering expenses payable by us, and the application of the net proceeds thereof.

The pro forma as-adjusted information below is illustrative only and our capitalization following the completion of the initial public offering is subject to adjustment based on the initial public offering price of our common stock and other terms of the initial public offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2025
(in thousands, except share and per share data)	Actual	Pro Forma As Adjusted(1)(2)
Cash and cash equivalents	$7,701	29,139
Indebtedness:
Finance lease liabilities	29,250	29,250
Short-term debt	1,276	1,276
Long-term debt	33,594	33,594
Stockholder’s Equity:
Common stock, $0.000001 par value per share; 380,000,000 shares authorized, 20,500,000 shares issued and outstanding, actual; and 23,500,000 shares issued and outstanding, pro forma as adjusted	*	*
Additional paid-in capital	337	21,775
Retained earnings	3,997	3,997
Accumulated other comprehensive loss	(214)	(214)
Total stockholders’ equity	4,120	25,558
Total capitalization	$68,240	89,678

* Less than $1,000

(1)	The number of shares of common stock to be outstanding after this offering is based on 23,500,000 which is the number of shares outstanding on December 31, 2025, assumes no exercise by the Representative of its option to purchase up to an additional 450,000 shares of common stock to cover over-allotments.

Each $1.00 increase (decrease) in the assumed initial public offering price of $8.00 per share, the midpoint of the price range set forth on the cover of this prospectus, would increase (decrease) our as adjusted cash and cash equivalents, additional paid-in capital, total stockholder’s equity and total capitalization by approximately $2,760,000, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock we are offering. Each 100,000 increase (decrease) of in the number of shares of common stock we are offering would increase (decrease) our as adjusted cash and cash equivalents, additional paid-in capital, total stockholder’s equity and total capitalization by approximately $736,000, assuming no change in the assumed initial public offering price per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

Dilution is the amount by which the initial public offering price paid by purchasers of shares of our common stock exceeds the net tangible book value per share of our equity interests immediately following the completion of the offering. Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. Net tangible book value per share represents our net tangible book value divided by the number of shares of our common stock outstanding. The Company defines total tangible assets as total assets less intangible assets (including deferred tax assets and deferred offering costs). As of December 31, 2025, prior to giving effect to the offering, our net tangible book value was $1,938,000 and our net tangible book value per share was $0.09.

After giving effect to (i) the issuance and sale of the 3,000,000 shares of common stock offered in this offering and the application of the estimated net proceeds of this offering received by us, as described in “Use of Proceeds,” based upon an assumed initial public offering price of $8.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus. This represents an immediate increase in the net tangible book value to our existing stockholder, of $0.90 per share and an immediate dilution to new investors in this offering of $7.01 per share. The following table illustrates this per share dilution net tangible book value to new investors after giving effect to this offering:

The following table illustrates such dilution:

Post-Offering
Assumed initial public offering price per share	$8.00
Net tangible book value per share as of December 31, 2025	$0.09
Increase in net tangible book value per share attributable to payments by new investors	$0.90
As-adjusted net tangible book value per share immediately after this offering	$0.99
Amount of dilution in net tangible book value per share to new investors in the offering	$7.01

The following tables summarize, on an as adjusted basis as of December 31, 2025, the differences between existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the average price per share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Shares purchased		Total consideration		Average price
	Number	Percent	Amount	Percent	Per share
Existing stockholders	20,500,000	87.2%	$337,000	1.4%	$0.02
New investors	3,000,000	12.8%	$24,000,000	98.6%	$8.00
Total	23,500,000	100.0%	$24,337,000	100.0%	$1.04

The as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

AMATUHI HOLDINGS, Inc., was incorporated on June 24, 2025 in Delaware to act as the holding company of AMATUHI, Inc. (“AMATUHI”) that was incorporated on February 22, 2021 and is an operating company in Japan with the headquarter in Yokohama, Kanagawa and a branch in Osaka. AMATUHI operates under the “AMANEKU” brand in Japan.

We are specialized in designing, constructing and operating group homes for individuals with disabilities. We also focus on providing supportive living environments, particularly for individuals with significant needs through our Daytime Service Support Type group homes. We are expanding within a market characterized by high demand and insufficient supply, positioning ourselves as a key provider addressing critical social needs related to disability care and housing.

In Japan, more than 1 in 10 people are now aged 80 or older, according to the latest national data. And, almost a third of its population is over 65 – an estimated 36.23 million. According to the Japanese Ministry of Health, Labor, and Welfare, the number of people with disabilities in Japan has increased by approximately 10% over the past decade. The breakdown reveals that there are about 4.36 million people with physical disabilities, 1.09 million with intellectual disabilities, and 4.19 million with mental disabilities. Notably, the number of people with mental disabilities has grown significantly. According to Disabled World. (2010, March 14 - Last revised: 2025, January 20) government statistics show that, out of a population of around 127 million, some 3.5 million are physically disabled, 2.5 million are mentally ill and 500,000 are mentally disabled. That’s a total of around 6.5 million individuals. Roughly one in 20 people in Japan has some disability or another. As the population ages the supply of disability care and housing becomes more limited.

AMATUHI specializes in providing communal living assistance (group homes) as defined under Japan’s “Comprehensive Support Law for Persons with Disabilities.” This is a government-regulated sector where services are funded primarily through social security benefits.

We leverage Japanese government funding through the Act on Providing Comprehensive Support for the Daily Life and Life in Society of Persons with Disabilities, [Japanese Act No. 123 of November 7, 2005] to be reimbursed for the services we offer. We operate group homes for people with disabilities, and we also provide construction services specifically focused on developing purpose-built homes designed for people with disabilities and social participation for our residents. These initiatives are designed to support the lives of people with disabilities. Through these initiatives, we aim to create “opportunities” that allow everyone, regardless of their disability, to excel in their own way.

For the fiscal years ended March 31, 2025 and 2024, we generated revenues of $49.1 million and $15.2 million, respectively. We reported net income of $2.4 million and $0.5 million, respectively, and cash flow provided by operating activities of $7.6 million and $4.8 million, respectively, with working capital of $319 thousand as of March 31, 2025.

For the nine months ended December 31, 2025 and 2024, we generated revenues of $59.7 million and $27.6 million, respectively. We reported net income of $1.1 million and $0.9 million, respectively, and cash flow provided by operating activities of $10.0 million and $3.3 million, respectively.

We do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

AMATUHI is a specialized participant in Japan’s disability welfare sector, focused on the designing and constructing and strategic expansion of modern group homes under the AMANEKU brand. We serve individuals with significant care needs through supportive residential environments designed in compliance with Japan’s regulated disability care framework. Our integrated model spans designing and constructing group homes, provision of operational support, and long-term leasing, while leveraging public reimbursement programs to address structural gaps in disability housing and care. We intend to list our common stock on the Nasdaq Capital Market under the symbol AMTU.

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Key Financial Performance Indicators

Revenues

Our revenues are primarily derived from our construction service provider, where we offer physical construction services for group homes, that includes designing, supervising, and executing physical construction work to ensure projects are safe, on time, and within budget. Within our construction real estate revenue, we have revenues earned from sales of real estate properties.

Additionally, we derive revenues from operating group homes and providing welfare support services to residents, who may need housing, healthcare, senior care and other support where we are reimbursed for services provided by the Japanese government under the “Comprehensive Support for Persons with Disabilities Act.”

Cost of revenues

Our cost of revenue is primarily composed of the costs paid to third party contractors for constructing group homes and payroll costs to our employees for providing welfare services.

Selling, general and administrative expenses

Selling, general and administrative expenses are primarily composed of personnel costs for general corporate functions and sales and marketing staff and outsourcing expenses.

Operating profit and operating profit margin

Operating profit is the difference between our revenue and cost of revenue and selling, general and administrative expenses. Operating profit margin is the profit margin as a percentage of revenue.

Other income/(expenses)

From time to time, we have non-recurring, non-operating gains and losses which are reflected through other income/(expenses).

Interest expenses

Interest expenses consist of interest expenses arising from borrowings.

Results of Operations

Comparison of Results of Operations for the Nine Months Ended December 31, 2025 and 2024

The following table presents selected comparative results of operations from our consolidated financial statements for the nine months ended December 31, 2025, compared to the nine months ended December 31, 2024. Our financial results for these periods are not necessarily indicative of the financial results that we will achieve in future periods. Certain totals for the table below may not sum to 100% due to rounding. The data should be read in conjunction with our financial statements included elsewhere in this prospectus.

(in thousands, except change % data)

	Nine Months Ended December 31,		Change (2025 vs. 2024)
	2025($)	2024($)	$	YoY %
Revenues
Construction real estate revenue - Constructing group homes	44,360	23,213	21,147	91.1%
Welfare services revenue	15,242	4,391	10,851	247.1%
Other	55	1	54	5,400.0%
Total Revenues	59,657	27,605	32,052	116.1%
Cost of revenues	(45,410)	(19,703)	(25,707)	130.5%
Gross Profit	14,247	7,902	6,345	80.3%
Operating expenses:
Selling, General and Administrative Expenses	(11,045)	(5,529)	(5,516)	99.8%
Depreciation expenses	(143)	(50)	(93)	186.0%
Total operating expenses	(11,188)	(5,579)	(5,609)	100.5%
Profit from operations	3,059	2,323	736	31.7%
Other expenses, net	(109)	(83)	(26)	31.3%
Interest expenses	(1,160)	(715)	(445)	62.2%
Income before income taxes	1,790	1,525	265	17.4%
Provision for income taxes	(644)	(580)	(64)	11.0%
Net Income	1,146	945	201	21.3%

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Revenue

Revenues were $59.7 million for the nine months ended December 31, 2025, presenting growth in sales of approximately $32.1 million, 116.1% increase from the same period in prior year. Our overall sales growth was primarily due to the increase in number of group homes we constructed as well as the increase in the number of group homes we operate during the nine months ended December 31, 2025. As of December 31, 2025, we were operating total 42 group homes, up by 18 group homes compared to 24 group homes were operating as of December 31, 2024.

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the nine months ended December 31, 2025 and 2024. The Company had no revenue derived from geographical regions outside of Japan during the nine months ended December 31, 2025 and 2024. All revenue during the nine months ended December 31, 2025 and 2024 was recognized when the performance obligation was satisfied over time.

	Nine Months Ended December 31,
	2025	2024
Construction real estate revenue - Constructing group homes	$44,360	$23,213
Welfare services revenue	15,242	4,391
Other	55	1
Total	$59,657	$27,605

Cost of Revenues

Cost of revenues were $45.4 million for the nine months ended December 31, 2025, presenting an increase of $25.7 million or by 130.5%, which reflect the higher direct costs associated with the higher revenues for the nine months ended December 31, 2025.

Development of Facilities:

Our growth of group homes since the incorporation of AMATUHI Inc.:

●	Fiscal year ended March 31, 2022: 3 group homes
●	Fiscal year ended March 31, 2023: 5 group homes (cumulatively 8 group homes)
●	Fiscal year ended March 31, 2024: 3 group homes (cumulatively 11 group homes)
●	Fiscal year ended March 31, 2025: 18 group homes (cumulatively 29 group homes)
●	For fiscal year ending March 31, 2026, it is management’s goal to open and operate 48 group homes

Note: None of these properties have been sold or closed since acquired.

Operating Expenses

Total operating expenses were $11.2 million for the nine months ended December 31, 2025, presenting an increase of $5.6 million or by 100.5%. The overall increase was primarily due to the increase in selling, general and administrative expenses such as personnel costs and recruitment expenses resulted from the higher headcount in the nine months ended December 31, 2025 to increase the number of group homes and to strengthen headquarters’ personnel for future expansion strategies.

Interest Expenses

Interest expenses increased by $0.4 million or 62.2% from $0.7 million in the nine months ended December 31, 2024 to $1.2 million in the nine months ended December 31, 2025 primarily due to the increase in borrowings and finance lease.

Net Income

As a result of the foregoing, the net income was $1.1 million during the nine months ended December 31, 2025 compared to $0.9 million during the nine months ended December 31, 2024, increased by approximately $0.2 million or 21.3%.

Comparison of Results of Operations for the Fiscal Year Ended March 31, 2025 and 2024

The following table presents selected comparative results of operations from our audited consolidated financial statements for the fiscal year ended March 31, 2025, compared to the fiscal year ended March 31, 2024. Our financial results for these periods are not necessarily indicative of the financial results that we will achieve in future periods. Certain totals for the table below may not sum to 100% due to rounding. The data should be read in conjunction with our audited financial statements included elsewhere in this prospectus.

(in thousands, except change % data)

	Years Ended March 31,		Change (2025 vs. 2024)
	2025($)	2024($)	$	YoY%
Revenues
Construction real estate revenue - Constructing group homes	28,849	12,104	16,745	138.3%
Construction real estate revenue - Sales of real estate properties	13,056	-	13,056	100.0%
Welfare services revenue	7,182	2,596	4,586	176.7%
Other	-	494	(494)	(100.0)%
Total Revenues	49,087	15,194	33,893	223.1%
Cost of revenues	(36,450)	(11,390)	(25,060)	220.0%
Gross Profit	12,637	3,804	8,833	232.2%
Operating expenses:
Selling, General and Administrative Expenses	(8,265)	(2,915)	(5,350)	183.5%
Depreciation expenses	(77)	(8)	(69)	862.5%
Total operating expenses	(8,342)	(2,923)	(5,419)	185.4%
Profit from operations	4,295	881	3,414	387.5%
Other (expenses) income, net	(86)	62	(148)	(238.7)%
Interest expenses	(672)	(182)	(490)	269.2%
Income before income taxes	3,537	761	2,776	364.8%
Provision for income taxes	(1,150)	(231)	(919)	397.8%
Net Income	2,387	530	1,857	350.4%

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Revenue

Revenues were $49.1 million for the fiscal year ended March 31, 2025, presenting growth in sales of approximately $33.9 million, 223.1% increase from the prior year. Our overall sales growth was primarily due to the increase in number of group homes we constructed as well as the increase in the number of group homes we operate in the fiscal year ended March 31, 2025. As of March 31, 2025, we were operating total 29 group homes, up by 18 group homes compared to 11 group homes were operating as of March 31, 2024.

Sales of Real Estate Properties

Additionally, we had revenue of 13.1 million from sales of real estate properties which lead to the higher revenue in the fiscal year ended March 31, 2025. The Company’s two transactions in real estate consisted of an off-business focus opportunity. Two properties were referred to the Company by its clients, as an opportunity that offered the Company a favorable balance of risk and return, allowing profits to be realized within a relatively short period of time. The first property was vacant land and second property consisted of land and a building. The Company does not intend to continue engaging in real estate sales transactions in the future.

Concentration of Revenues

For the fiscal years ended March 31, 2025 and 2024, there were customers who accounted for more than 10% of the Company’s total revenue. Although we expect our concentration of revenues to vary among customers in future periods depending upon the timing of certain sales, we anticipate that sales to our largest customers will continue to account for a portion of our revenues in future periods. Sales to the large customers present risks which could adversely affect our revenues, including, without limitation, potential disruption to appropriation and spending patterns. Although we do not anticipate that any of our revenues with large customers will be renegotiated, a large number of cancelled or renegotiated business or renegotiation of any of our existing arrangements with our larger customers can have a material adverse effect on our business.

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the fiscal years ended March 31, 2025, and 2024. The Company had no revenue derived from geographical regions outside of Japan during the fiscal years ended March 31, 2025, and 2024.

	Fiscal Year Ended March 31,
	2025	2024
Construction real estate revenue – Constructing group homes	$28,849	$12,104
Construction real estate revenue – Sales of real estate properties	13,056	-
Welfare services revenue	7,182	2,596
Other	-	494
Total	$49,087	$15,194

	Fiscal Year Ended March 31,
	2025	2024
Timing of transfer of goods and services
Point in time	$13,056	$-
Over time	36,031	15,194
Total	$49,087	$15,194

Cost of Revenues

Cost of revenues were $36.5 million for the fiscal year ended March 31, 2025, presenting an increase of $25.1 million or by 220.0%, which reflect the higher direct costs associated with the higher revenues for the fiscal year ended March 31, 2025.

Development of Facilities:

Our growth of group homes since the incorporation of AMATUHI Inc.:

●	Fiscal year ended March 31, 2022: 3 group homes
●	Fiscal year ended March 31, 2023: 5 group homes (cumulatively 8 group homes)
●	Fiscal year ended March 31, 2024: 3 group homes (cumulatively 11 group homes)
●	Fiscal year ended March 31, 2025: 18 group homes (cumulatively 29 group homes)
●	For fiscal year ending March 31, 2026, it is management’s goal to open and operate 48 group homes

Note: None of these properties have been sold or closed since acquired.

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Operating Expenses

Total operating expenses were $8.3 million for the fiscal year ended March 31, 2025, presenting an increase of $5.4 million or by 185.4%. The overall increase was primarily due to the increase in selling, general and administrative expenses resulted from the higher headcount in the fiscal year ended March 31, 2025 to increase the number of group homes and the strengthening of headquarters personnel for future expansion strategies.

Interest Expenses

Interest expenses increased by $0.5 million or 269.2% from $0.2 million in the fiscal year ended March 31, 2024 to $0.7 million in the fiscal year ended March 31, 2025 due to the increase in borrowings.

Net Income

As a result of the foregoing, the net income was $2.4 million during the fiscal year ended March 31, 2025 compared to $0.5 million during the fiscal year ended March 31, 2024, presenting growth of approximately $1.9 million or 350.4%.

Liquidity and Capital Resources

As of December 31, 2025, March 31, 2025 and March 31, 2024, our principal sources of liquidity were cash, cash equivalents and short-term investments of $9.6 million, $13.7 million and $2.0 million, respectively, which were held for working capital purposes. Our short-term investments generally consist of time deposits. Historically, our main sources of liquidity have been operating cash flows and financing from financial institutions.

We believe our existing cash, cash equivalents and short-term investments will be sufficient to meet our needs for at least the next 12 months. Our future capital requirements will depend on many factors including our revenue growth rate, timing of collection and billing, the timing and extent of spending to support our further expansion strategies, as well as expenses associated with our international expansion, including the timing and extent of additional capital expenditures to invest in existing and new office spaces and additional human resources. We may in the future enter into arrangements to acquire or invest in complementary businesses and services, and we may need to seek additional equity or debt financing. In the event that additional financing is needed from outside sources, we may not be able to raise the necessary capital or raise the capital on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition could be materially and adversely affected.

Summary of Cash Flows

The following table summarizes our cash flows for the periods presented:

(in thousands)

	Nine Months Ended December 31,
	2025	2024
Statement of Cash Flow Data:
Net cash provided by operating activities	$9,991	$3,258
Net cash used in investing activities	(35,628)	(16,229)
Net cash provided by financing activities	20,314	14,564

Cash Flows Provided by Operating Activities

Net cash provided by operating activities during the nine months ended December 31, 2025 was $10.0 million, which resulted from net income of $1.1 million from continuing operations, an increase in contract liabilities and an increase in accounts payable and accrued expenses, partially offset by an increase in accounts receivable and an increase in prepaid expenses and other current assets.

Net cash provided by operating activities during the nine months ended December 31, 2024 was $3.3 million, which resulted from net income of $0.9 million from continuing operations, an increase in accounts payable and accrued expenses, contract liabilities and other liabilities, partially offset by an increase in prepaid expenses, contract assets and other current assets.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the nine months ended December 31, 2025 was $35.6 million, primarily due to the payment for investments in debt securities of $48.8 million, purchase of property and equipment of $19.3 million and the acquisition of uncontrolled entity of $1.8 million, partially offset by payment received from investments in debt securities of $34.4 million.

Net cash used in investing activities during the nine months ended December 31, 2024 was $16.2 million, primarily due to the purchase of property and equipment of $20.1 million, partially offset by payment received from short-term loan receivable of $4.4 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities during the nine months ended December 31, 2025 was $20.3 million, primarily due to the proceeds received from additional debt of $21.4 million.

Net cash provided by financing activities during the nine months ended December 31, 2024 was $14.6 million, primarily due to the proceeds received from additional debt of $15.2 million.

(in thousands)

	Fiscal Years Ended March 31,
	2025	2024
Statement of Cash Flow Data:
Net cash provided by operating activities	$7,576	$4,815
Net cash used in investing activities	(10,459)	(4,509)
Net cash provided by financing activities	13,998	230

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Cash Flows Provided by Operating Activities

Net cash provided by operating activities during the fiscal year ended March 31, 2025 was $7.6 million, which resulted from net income of $2.4 million from continuing operations, an increase in contract liabilities and an increase in accounts payable and accrued expenses, partially offset by an increase in accounts receivable and prepaid expenses and other current assets.

Net cash provided by operating activities during the fiscal year ended March 31, 2024 was $4.8 million, which resulted from net income of $0.5 million from continuing operations, an increase in accounts payable and accrued expenses and contract liabilities.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the fiscal year ended March 31, 2025 was $10.5 million, primarily due to purchases of property and equipment of $14.0 million, partially offset by payment received from short-term loan receivable of $4.3 million.

Net cash used in investing activities during the fiscal year ended March 31, 2024 was $4.5 million, primarily due to the payment for short-term loan receivable of $4.5 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities during the fiscal year ended March 31, 2025 was $14.0 million, primarily due to the proceeds received from additional debt of $14.9 million.

Net cash provided by financing activities during the fiscal year ended March 31, 2024 was $0.2 million, primarily due to the proceeds received from additional debt of $0.5 million.

Contractual Obligations and Commitments

As of December 31, 2025, the Company had a total of $76,156,000 in contractual obligations for future payments.

	As of December 31, 2025
(in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt payments	$33,706	$322	$2,001	$1,597	$29,786
Operating lease payments	2,816	477	1,878	410	51
Financing lease payments	39,634	416	3,267	3,221	32,730
Total	$76,156	$1,215	$7,146	$5,228	$62,567

As of March 31, 2025, the Company had a total of $53,681,000 in contractual obligations for future payments.

	As of March 31, 2025
(in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt payments	$15,856	$632	$1,171	$839	$13,214
Operating lease payments	2,630	1,115	1,241	253.00	21.00
Finance lease payments	35,195	1,376	2,864	2,808	28,147
Total	$53,681	$3,123	$5,276	$3,900	$41,382

Off-Balance Sheet Arrangements

As of December 31, 2025 and March 31, 2025, the Company did not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

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Capital Expenditures

Our capital expenditure primarily consists of acquisition of property and equipment.

During the nine months ended December 31, 2025 and 2024, we spent $19,289,000 and $20,124,000, respectively, on acquisitions of property and equipment.

During the fiscal years ended March 31, 2025 and 2024, we spent $13,956,000 and $5,000, respectively, on acquisitions of property and equipment.

Quantitative and Qualitative Disclosure of Market Risks

Foreign Currency Risk

We transact our operating activities in Japanese yen. Foreign exchange risk may arise from future commercial transactions, recognized assets and liabilities, and net investments in foreign operations, if we acquire any. We acknowledge the recent volatility of certain currencies such as the U.S dollar, but believe we are relatively insulated from foreign exchange risk, as our economical transactions are primarily conducted within Japan and using Japanese yen.

Commodity and Food Price Risks

Our profitability is dependent on, among other things, our ability to anticipate and react to changes in the costs of key operating resources. We have been able to partially offset cost increases resulting from a number of factors, including market conditions, shortages or interruptions in supply due to weather or other conditions beyond our control, governmental regulations and inflation, by increasing our menu prices, as well as making other operational adjustments that increase productivity. However, substantial increases in costs and expenses could impact on our operating results to the extent that such increases cannot be offset by menu price increases or operational adjustments.

Inflation Risk

The primary inflationary factors affecting our operations are labor costs, and material costs for construction. Our group home operations are subject to federal wage and other laws governing such matters as working conditions, and overtime. Significant numbers of our group home personnel are paid at rates related to the federal minimum wage and, accordingly, increases in the minimum wage could increase our labor costs. To the extent permitted by competition and the economy, we have mitigated increased costs. Substantial increases in costs and expenses could impact our operating results to the extent such increases cannot be passed on to our clientele. Historically, inflation has not had a material effect on the results of operations. Severe increases in inflation, however, could affect the global economies and could have an adverse impact on our business, financial condition or results of operations.

Inflation poses a significant risk to construction costs by increasing expenses for materials, labor, and other inputs, potentially leading to project delays, budget overruns, and reduced profitability. Factors like rising material prices, labor shortages, and supply chain disruptions, exacerbated by inflation, can significantly impact project costs and timelines. Inflation is also responsible for driving up the cost of essential construction materials like steel, lumber, and concrete. Inflation often leads to increased wages for skilled construction workers as they demand higher pay to keep up with the rising cost of living.

While we have been able to partially offset inflation and other changes in the costs of core operating resources by gradually increasing the prices for our services, coupled with more efficient purchasing practices, productivity improvements and greater economies of scale, there can be no assurance that we will be able to continue to do so in the future. From time to time, competitive conditions could limit our pricing flexibility. In addition, macroeconomic conditions could make additional price increases imprudent. There can be no assurance that future cost increases can be offset by increased prices or that increased prices will be fully absorbed by our clientele without any resulting change to their visit frequencies or purchasing patterns. In addition, there can be no assurance that we will generate the same sales growth in an amount sufficient to offset inflationary or other cost pressures.

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Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, revenue recognition, fair values and useful lives of assets acquired and liabilities assumed through business combinations, allowance for credit losses, useful lives of property and equipment and intangible assets, the carrying value of operating lease right-of-use assets and liabilities, impairment of long-lived assets, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price is generally fixed. None of the Company’s contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Construction real estate sales

1) Constructing group homes

The Company recognizes revenue from constructing group homes over time as performance obligations are satisfied. These contracts are entered into with third-party customers. All revenues generated from construction and home sale activities are derived from unrelated, third-party customers.

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Revenue is generally recognized using an input method based on the ratio of costs incurred to total estimated costs, which the Company believes best reflects its progress toward satisfying the performance obligation.

The average time to complete the construction of a group home typically ranges from six to seven months, depending on project scope, site conditions, and permitting processes. All homes sold to customers are constructed under the Company’s direction and control, using third-party subcontractors for portions or all the construction work. The Company is responsible for managing the construction process, including project oversight, design specifications, permitting, and compliance. The Company does not purchase completed group homes from third-party builders for resale.

The Company does not classify group homes under construction or completed group homes awaiting sale as inventory. Instead, all costs incurred on construction contracts are billed to customers as construction progresses. When amounts billed exceed costs incurred, the excess is recorded as contract liabilities, representing cash received in advance for services not yet completed. No inventory is recorded on the balance sheet, as the Company does not own or hold group homes it constructs for resale.

As of December 31, 2025, March 31, 2025, and 2024, the Company had uncompleted construction contracts, but all services performed up to the balance sheet date had been billed to customers. Instead, amounts billed in excess of costs incurred are recorded as contract liabilities, reflecting cash received in advance for services yet to be completed. The Company’s balance sheet does not include inventory related to group homes under construction or completed homes awaiting sale.

When either party to a contract has performed, the Company presents the contract as a contract asset or contract liability, depending on the relationship between the Company’s performance and the customer’s payment. A contract asset represents the Company’s right to consideration for services transferred to the customer. A contract liability represents the Company’s obligation to transfer services for which it has already received payment or for which payment is due.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, penalty provisions, labor productivity and cost estimates. Variable consideration is included in the estimate of the transaction price only to the extent that a significant reversal would not be probable. Management continuously monitors factors that may affect the quality of its estimates, and material changes in estimates are disclosed accordingly.

The Company currently leases majority of the group homes it operates. All such leases are entered into with unrelated third-party lessors. The Company does not lease properties from related parties or affiliates.

2) Sales of real estate properties

Revenue from sales of real estate properties is generated from sales to third-party customers. Revenue is recognized at a point in time (i.e., at the time of closing of a sale) when title to and possession of the property are transferred to the buyer.

The Company engages subcontractors for constructing group homes. The Company assesses whether it is acting as a principal or an agent in these arrangements in accordance with ASC 606, Revenue from Contracts with Customers. Based on this assessment, the Company recognizes revenue on a gross basis (as principal) rather than on a net basis (as agent). The Company has concluded that gross reporting is appropriate because the Company (i) is responsible for identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

All sales of real estate properties are made to third-party customers, and the Company does not engage in sales to related parties or internal entities.

Welfare services revenue

Revenue from welfare services is generated from operating group homes and providing support services to residents. Rental agreement with tenants are accounted for as operating leases. Minimum lease payment (rent) are recognized on a straight-line basis over the term of the respective lease, beginning when the tenant takes possession of, or are granted control over, the physical use of the space. Any excess of straight-line rents recognized over amounts contractually billed is recorded as deferred rents receivable, if any. Revenue from ancillary services, such as food, beverage and personal support services, is recognized over time as the services are provided, in accordance with ASC 606.

The Company also receives government subsidies to support its welfare services. Revenue related to these subsidies is recognized when the related performance obligations are satisfied, and collection is reasonably assured, consistent with ASC 606.

Business Combination

Business combination is accounted for under the acquisition method of accounting. This method requires, among other things, allocation of the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed at their estimated fair values on the acquisition date. The excess of the fair value of purchase consideration over the values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, management makes estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the Consolidated Statements of Operations. Acquisition costs, consisting primarily of third-party legal and consulting fees, are expensed as incurred.

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Leases

In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception based on whether there is an identified asset and whether the Company controls the use of the identified asset throughout the period of use. The Company classifies leases as either finance or operating. The classification criteria is based on estimates regarding the fair value of the leased asset, minimum lease payments, effective cost of funds, economic life of the asset, and certain other terms in the lease agreements.

As of March 31, 2025 and 2024, the Company’s finance lease liability is entirely related to leases with third-party lessors for group homes. These leases are classified as finance leases under ASC 842, meeting the criteria for such classification, including the lease term for each agreement representing the major part of the remaining economic life of the underlying assets.

Operating leases

Operating leases are included in operating lease right-of-use (ROU) assets, current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a ROU asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred. The Company does not recognize ROU assets and operating lease liabilities that arise from leases with an initial lease term of 12 months or less.

Finance leases

Finance lease right-of-use assets are recognized within property and equipment, net on the Company’s Consolidated Balance Sheets. The Company recognizes interest expense on the finance lease liabilities utilizing the effective interest method. The right-of-use asset is generally amortized to depreciation and amortization expense on a straight-line basis over the lease term unless the lease contains an option to purchase the underlying asset that the Company is reasonably certain to exercise. If the Company is reasonably certain to exercise the purchase option, the asset is amortized over the useful life.

Jumpstart Our Business Startups Act of 2012

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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CORPORATE HISTORY AND STRUCTURE

Overview

AMATUHI HOLDINGS, Inc. was incorporated in the State of Delaware on June 24, 2025. We conduct business activities principally through our wholly owned operating subsidiaries indicated below.

Upon incorporation, we were authorized to issue 380,000,000 shares of common stock, par value $0.000001 per share, and 20,000,000 shares of preferred stock, par value $0.000001 per share. The total number of issued and outstanding shares of common stock were 20,500,000 and no outstanding shares of preferred stock as of the date of this prospectus.

In connection with this offering, we have conducted the following corporate restructuring steps:

●	On June 24, 2025, AMATUHI HOLDINGS, Inc. was incorporated under the laws of the state of Delaware as a business corporation and issued five shares of common stock to Tatsuma Yoshida.

●	On July 25, 2025, AMATUHI HOLDINGS, Inc. issued 4,100 shares of common stock to Japan Lifestyle No. 1 Investment Limited Partnership (3,895 shares) and Tatsuma Yoshida (205 shares) in exchange for the 100% equity interest in AMATUHI Inc. Ltd. from Japan Lifestyle No. 1 Investment Limited Partnership and Tatsuma Yoshida.

●	On August 6, 2025, AMATUHI HOLDINGS, Inc. forward split its common stock, where the par value remained unchanged at $0.000001. As of the date of this Prospects Japan Lifestyle No. 1 Investment Limited Partnership owned 19,475,000 common shares and Tatsuma Yoshida owns 1,025,000 common shares.

In connection with the filing of this registration statement, we are in the process of completing a corporate restructuring pursuant to which AMATUHI HOLDINGS, INC., a Delaware corporation, will become the parent holding company of our Japanese operating subsidiary, AMATUHI Inc., through a share transfer and, if applicable, redemption of certain outstanding shares. This prospectus reflects the post-restructuring corporate structure, which is expected to be completed shortly following the initial submission.

Corporate Structure

The following diagram depicts our corporate structure as of the date of this prospectus.

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BUSINESS

Company Overview

AMATUHI HOLDINGS, Inc., was incorporated on June 24, 2025 in Delaware to act as the holding company of AMATUHI Inc. AMATUHI Inc. (“AMATUHI”) was incorporated on February 22, 2021 and is an operating company in Japan with the headquarter in Yokohama, Kanagawa and a branch in Osaka. AMATUHI operates under the “AMANEKU” brand in Japan.

Life Shine Co. Ltd. (“Life Shine) is a wholly owned subsidiary of AMATUHI, and Sendankai Medical Corporation Association (“Sendankai”) is a wholly owned uncontrolled entity of AMATUHI. Life Shine and Sendankai were acquired in August 2024 and July 2025, respectively. Life Shine was originally founded in 1993 and operates its business in the welfare industry. In 2003, Life Shine built a leading-edge home for seniors. This subsidiary operates elderly care facilities that provides specialized dementia care and hospice care. Sendankai was founded in 2002 and operates a comprehensive network of medical, nursing, rehabilitation, and home-care services. The operations of Life Shine and Sendankai represent a small portion of AMATUHI’s business; and, it not considered material to our overall business.

Our company operates group homes in Japan for people with disabilities under the brand name of “AMANEKU.” “AMANEKU” is a “communal living assistance” service based on the “Comprehensive Support for Persons with Disabilities Act” which is implemented based on the self-support benefits provided by the Japanese government under the act. The act supports people who wish to live independently so that they can advance toward their respective goals through communal living in small groups and interaction with the local community.

AMANEKU provides group homes with Daytime Service Support, which was established as a result of amendments to the Comprehensive Support for Persons with Disabilities Act, that allows for the provision of extensive 24-hour services in response to the increasing aging population and people with disabilities.

We are engaged in businesses that support the lives of people with disabilities, including the construction of group homes for people with disabilities, social participation for people with disabilities, and employment support services aimed at self-realization.

Our primary services to the disable include but are not limited to: Three nutritionally balanced meals daily, counseling and support, assistance with personal care (bathing, dressing, mobility, oral care), medication management, money management, room cleaning, working with medical professionals to provide required medical care and helping our clientele with public assistance, pensions and family matters.

We are specialized in designing, constructing and operating group homes for individuals with disabilities. We also focus on providing supportive living environments, particularly for individuals with significant needs through our Daytime Service Support Type group homes. We are expanding within a market characterized by high demand and insufficient supply, positioning ourselves as a key provider addressing critical social needs related to disability care and housing.

AMATUHI specializes in providing communal living assistance (group homes) as defined under Japan’s “Comprehensive Support Law for Persons with Disabilities.” This is a government-regulated sector where services are funded primarily through social security benefits.

We are reimbursed for the services we provide to the disabled people through Japanese government funding issued under the Comprehensive Support for Persons with Disabilities Act. We leverage Japanese government funding through the Act on Providing Comprehensive Support for the Daily Life and Life in Society of Persons with Disabilities, [Japanese Act No. 123 of November 7, 2005] to be reimbursed for the services we offer. We operate group homes for people with disabilities, and we also provide construction services specifically focused on developing purpose-built homes designed for people with disabilities and social participation for our residents. These initiatives are designed to support the lives of people with disabilities. Through these initiatives, we aim to create “opportunities” that allow everyone, regardless of their disability, to excel in their own way.

AMATUHI was founded with the goal of further expanding its business operations in high population density in the greater Tokyo area. If we obtain a listing on the Nasdaq Capital Market, we will be a “controlled company” as defined under Nasdaq Capital Market listing standards because more than 50% of our voting power will be held by Japan Lifestyle No. 1 Investment Limited Partnership after this offering. As a “controlled company,” we are exempt under Nasdaq Capital Market listing standards that would otherwise require us to have (i) a majority of the Board of Directors consist of “independent” directors under the listing standards of the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the Nasdaq. Consequently, we are exempt from independent director requirements of Sections 802(a), 804, and 805 of Nasdaq listing standards, except for the requirements under Section 802(c) of Nasdaq thereof pertaining to executive sessions of independent directors and those under Section 803(B)(2) of the Nasdaq pertaining to the Audit Committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq. In addition, Mr. Yoshida can exercise significant voting influence over fundamental and important corporate matters and transactions and may have interests that differ from yours. For details, please see “Risk Factors - Risk Related to Our Business and Industry - If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.”

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Our Mission Statement

Creating a rich and fulfilling life where everyone can live authentically, regardless of disability.

Our Business Model: Our business model focuses on the following:

●	Our primary focus is our Daytime Service Support Type group homes, which cater to individuals with higher support needs by offering comprehensive 24/7/365 care in larger group homes that typically accommodate 20 residents plus short-stay options. These group homes address a significant market gap for individuals requiring intensive support services. The daytime support group homes are mainly two-story buildings with a capacity of 10 residents on each floor. Separate floors for men and women have been set up to take into consideration the characteristics of disabilities and safety. Based on the aging population ins Japan, there is a shortage of group homes for people with severe disabilities. Separate floors for men and women have been set up to take into consideration the characteristics of disabilities and safety.

In the Daytime Support Type Group Homes, there are four shared toilets per floor. The wheelchair-accessible toilets have wide openings so that caregivers can easily enter together. They are ostomate-friendly and equipped with an emergency buzzer. Regular restrooms are also available on-site.

Machine bathtub

Handrails and mechanical baths are installed so that people with physical disabilities can bathe safely. Safety-conscious features accommodate both independent bathing and bathing with assistance.

Elevator (Caregiver allowed)

The large hallways allow for safe passing. Residents on the second floor have access to an elevator that allows wheelchair users to move from the entrance.

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●	We also operate Care Service Comprehensive Type group homes that serve residents with moderate disabilities who are typically active outside the home during the day. These group homes provide focused staff support during evening and morning hours when residents require the most assistance.

Core Business (under the AMANEKU Brand):

We operate different types of group homes tailored to the residents’ support needs, with a strong focus on the “Daytime Service Support Type”:

●	Daytime Service Support Type: This is a key focus area for AMATUHI, designed for individuals with higher support needs (often categorized as severely disabled) who may spend significant time at the home during the day. These facilities offer extensive 24/7/365 support, have a larger capacity (typically total 20 residents per 2-unit building, plus short-stay rooms), and were established by Japan’s Ministry of Health, Labor and Welfare in as a newly established category to address the increasing severity and aging of the disabled population. We position these as core entities in community-based disability support.

The eligible users of our services, include:

●	People with intellectual disabilities
●	People with incurable diseases
●	People with physical disabilities
●	Those who have difficulty receiving support from relatives, etc.
●	People with mental disorders such as schizophrenia and depression
●	Those who want to improve their social skills
●	People with developmental disabilities

●	Comprehensive Nursing Care Service Type: For individuals with moderate disabilities who are typically active outside the home during the day (e.g., work, day programs). Staff provide support primarily during the evening and morning hours.

Fees: Our fees to an individual who wants to stay at one of our facilities is approximately ¥90,000 ($600 USD) for daytime service support type and ¥80,000 ($530 USD) for comprehensive nursing care service type, which includes monthly rent, cost of utilities, food expenses, and daily necessities. Based on government payment under the Comprehensive Support for Persons with Disabilities Act, local municipalities disability payments and separate pensions, over 90% of our customers use our services with no out-of-pocket costs.

The fee for home-visit nursing services is based on the medical fee schedule established by the Ministry of Health, Labor and Welfare, ranging from approximately ¥5,000 to ¥8,000 (US$33 to US$53) per visit. For elderly individuals, there is a co-payment of 10% to 30% depending on income. For individuals with disabilities, the co-payment portion is often subsidized by public funds through programs such as the Medical Expense Assistance Program for Persons with Severe Disabilities implemented by many municipalities. Consequently, in most cases, individuals with disabilities can utilize this service with no out-of-pocket expense.

Services Provided Under the AMANEKU Brand:

AMANEKU group homes offer a comprehensive range of services aimed at supporting residents’ daily lives, health, and social integration:

●	Daily Living Support: Assistance with personal care (bathing, dressing, mobility, oral care), counselling and support, medication management, money management, room cleaning, and garbage disposal.

●	Meal Provision: Three nutritionally balanced meals daily, with accommodations for special dietary needs (e.g., minced or pureed food).

●	Health Management: Vital checks, collaboration with medical professionals (doctors, visiting nurses), accompaniment to hospital visits, emergency response, support with hospital admission/discharge, and light exercise/weight management.

●	Professional Consultation: Access to advice from welfare specialists and nurses regarding life issues, administrative procedures (public assistance, pensions), and family matters like inheritance.

●	Daytime & Leisure Activities: Support in accessing external daytime programs (day care, employment support) and organizing activities within the home or community (shopping, outings, recreation, seasonal events, creative activities).

●	Home-Visit Nursing Services: Support to manage current health issues, health and wellness checks, screening and health education, connections to health, social services and community resources.

Business Model & Operations:

We utilize an integrated model:

●	Development & Construction: Possesses in-house capabilities and licenses to design and build new, high-quality, accessible group homes, emphasizing wooden construction and modern amenities. AMATUHI emphasizes building new, accessible wooden facilities with features like elevators, security systems, sprinklers, and wheelchair-friendly designs.

●	Operation: We operate the group homes directly, employing around 1,068 staff as of December 31, 2025. Their operational model relies heavily on government funding paid based on resident disability levels.

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●	Funding: Relies primarily on stable government funding based on resident disability levels, supplemented by resident contributions (rent, utilities, etc.) typically covered by pensions or public assistance. The government provides funds for assisted living services performed, it does not provide funding to construct our facilities.

Target Population:

●	The homes cater to adults with various disabilities, including:
●	Mental disabilities
●	Intellectual disabilities
●	Developmental disabilities (e.g., ASD, ADHD, Asperger’s)
●	Physical disabilities
●	Intractable diseases
●	Eligibility is based on need, provided a doctor’s diagnosis confirms the need for support.

Revenue Model:

●	Payment Structure: Monthly payments per resident vary based on their assessed Disability Support Category with an average cited around JPY272,000 or $1,890 per month.

a.	Category 3: e.g. (i) Mobility impairments; (ii) Visual and hearing disabilities Speech and language disorders; (iii) Intellectual and developmental disabilities. JPY195,000 or $1,345 per month.

b.	Category 4: e.g. (i) intellectual disabilities impact cognitive functioning, learning, and adaptive behaviors; (ii) Sensory disabilities involve impairments in vision, hearing, taste, touch, or smell; (iii) Mental health disabilities include disorders like depression and anxiety impacting emotions and behaviors; (iv) Blindness is defined as the state of being sightless. JPY272,000 or $1,875 per month.

c.	Category 5: e.g. (i) Autism spectrum disorder (ASD); (ii) Intellectual disability; (iii) Learning disabilities; (iv) Attention deficit hyperactivity disorder (ADHD); (iv) Cerebral palsy. JPY297,000, or $2,048 per month.

d.	Category 6: e.g. (i) Emotional disturbance, which covers mental health issues such as anxiety disorder, bipolar disorder, and oppositional defiant disorder; (ii) Multiple disabilities, where two or more disabilities are present simultaneously, such as motor and intellectual disabilities. JPY331,000 or $2,282 per month.

●	Resident Contributions: Residents payments contribute towards rent, utilities, and food, typically covered by disability pensions or public assistance, often with subsidies reducing out-of-pocket costs.

●	Stability: This government-backed funding model provides a highly stable and predictable revenue stream, contingent on maintaining occupancy and consistent government policy.

Market Position:

We operate within a market consisting of several key market factors in Japan:

●	The Japanese market for disability support services continues to expand, driven by demographic shifts and an aging population that increasingly requires specialized care and support services. This trend has created substantial opportunities for established service providers in the sector.

●	Government Policy: There is a national push for deinstitutionalization (moving people from psychiatric hospitals to community settings).

●	Aging Society: Increasing need for care solutions as family caregivers age,

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●	Housing Shortage: There is a lack of sufficient group home capacity, especially in major urban areas and particularly for the high-support Daytime Service Support Type.

●	Community Integration: Acting as a hub within the local welfare network, collaborating with hospitals, clinics, support offices, and administrative agencies.

Growth & Expansion:

AMATUHI has demonstrated aggressive expansion since its incorporation:

●	Fiscal year ended March 31, 2022: 3 group homes
●	Fiscal year ended March 31, 2023: 5 group homes (cumulatively 8 group homes)
●	Fiscal year ended March 31, 2024: 3 group homes (cumulatively 11 group homes)
●	Fiscal year ended March 31, 2025: 18 group homes (cumulatively 29 group homes)

Note: These numbers represent the number of group homes we are currently operating.

Current Scale (As of December 2025): Operating or constructing 64 group home bases (which includes 42 group homes we are operating and 22 group homes under construction), of which 57 group homes have short-stay bases, across Kanagawa, Tokyo, Chiba, and Saitama. The 64 group homes provide communal living assistance, where the 57 short-stay facilities are the Daytime Service Support facilities designed for individuals who are often categorized as severely disabled.

Occupancy: Our occupancy rates (>85% typically achieved within 6 months) support the financial viability of new facilities and the expansion strategy.

Construction & Development Capabilities

We have demonstrated strong growth, aiming to operate 48 group homes by the end of the fiscal year ending March 31, 2026, capitalizing on the high demand and favorable market dynamics. We possess in-house capabilities and licenses, e.g. specific construction, and first-class architect to design and build new, high-quality, accessible group homes, emphasizing wooden construction and modern amenities.

Operational Scale

As at December 31, 2025, we employ approximately 1,068 employees, including 78 managers. The occupancy rate for our facilities has consistently exceeded 95.7% over the past 6 months (performance of group homes that have been open for more than 12 months). As we expand our operations through listing on the Nasdaq Capital Markets, we anticipate increasing our workforce including employees and manager to maintain high quality of our service standards and to best serve our clientele.

We currently lease all of our group homes. Our group homes are a different area of focus than our Daytime Service Support and our construction service provider. As a construction service provider, we offer physical construction services for group homes, where we handle tasks like designing, supervising, and executing physical construction work to ensure projects are safe, on time, and within budget.

With regards to our group homes, we first identify and select a suitable site, and conduct negotiations with landowners regarding the construction of a group home. Upon successful conclusion of such negotiations and execution of a contract, a group home is constructed on the site. Following completion of construction, we generally enter into a 20 to 30-year, non-cancellable bulk lease agreement with landowners, while we manage the operations of group homes. This offers landowners stable rental income while we manage operations. Landowners are independent from our operations, and we hold no ownership interest in the properties. This arrangement allows us to utilize a building on our fixed lease terms. It reduces our risk to unexpected rent increases.

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Social Context

We operate within a growing market driven by several key factors in Japan: This includes

●	Aging Society: There is an increasing need to offer care solutions as family caregivers age (the “8050 problem”). The “8050 problem” refers to children in their 50s whose only means of support are parents in their 80s. Japan is aging faster than any other developed nation. By 2036, one in three Japanese will be 65 or older (National Institute of Population and Social Security Research, 2017). This demographic shift puts immense pressure on both the working-age population and social services. As the elderly parents in 8050 households age, they require more medical care and support. With their middle-aged children or children with disabilities unable to contribute to the workforce or pension system, the burden on Japan’s already strained social security system intensifies. The social security expenditure in Japan reached a record high of 132.2 trillion yen ($854 billion USD) in FY2020 (Ministry of Health, Labour and Welfare, 2021).

●	Government Policy: In Japan there is a national push for deinstitutionalization (moving people from psychiatric hospitals to community settings). The primary goal is to shift from a hospital-centric model of mental health care to a more community-based approach, emphasizing support and inclusion in the community especially for individuals with mental illness. Efforts have been made to strengthen the collaboration between mental health care, medical services, and welfare, and in 2017, the development of a community-based integrated care system that also supports people with mental disorders was emphasized from the perspective of community life support. This includes establishing community mental health centers, day care centers, and providing home-visit services to increase access to mental health support in local communities.

●	Community Integration Role: Community integration in Japan plays a crucial role in various aspects, particularly concerning the increasing elderly population. Japan faces a growing elderly population, and community-based integrated care systems are crucial for providing healthcare, long-term care, and daily life support to ensure older people can age in place with health and peace of mind. There is a housing shortage in Japan. There is a lack of sufficient group home capacity, especially in major urban areas and particularly for the high-support Daytime Service Support Type. Further, with an aging population there is a significant and rising number of individuals require disability support services.

Our Competitive Advantages

We differentiate ourselves through:

●	Focus on High-Need Business Areas: Specializing in the undersupplied Daytime Service Support Type. We believe by offering Daytime Service Support, this gives us a strategic niche positioning over other operators.

●	New Construction & Quality: Emphasizing in-house design and construction, newly built, high-quality, accessible facilities, potentially contrasting with older or converted properties used by some competitors.

●	Integrated Model: Offering end-to-end services (land sourcing, design, construction, operation) provides control over quality and potentially efficiency.

●	Rapid Expansion: Demonstrating the ability to scale operations quickly.

Market Size

According to Disability: IN, of Alexandria, VA, in Japan, approximately ¥1.6 trillion (equivalent to USD 8.3 billion) is allocated annually to support approximately 9.63 million people living with disabilities, representing 7.6 percent of the total population. This significant market demonstrates the substantial government commitment to disability support services.9.63 million people in Japan live with some kind of disability, including people with intellectual and mental disabilities. That’s about 7.6 percent of the total population, or about one in every 13 people. Approximately 700,000 people in Japan with disabilities work in the private and public sectors, less than 10% of the total number.

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Site Selection Process

Our site selection process starts with mapping of the market to understand where there is a concentration of older people and people with disabilities. We strategically target these as they best align with the demographics we seek to provide our services. Based on these demographics, we choose a site that we believe will bring us our targeted clientele. Management believes that this type of site selection helps us develop our niche market for daytime service support.

We strategically target regions with a high concentration of individuals who align with the mentioned demographics, often leading to a focus on cities with dense populations.

Site Expansion

Going forward, we plan to utilize the skills and recognition gained from its existing operations. Management’s goal for the fiscal year ending March 31, 2026 is to open and operate the business in 48 group homes, up from cumulatively 29 group homes as of March 31, 2025. Our goal is to maintain profitability, thereby achieving further synergies.

Competition:

The market for disabled persons group homes in Japan is highly fragmented, with 8,189 operators nationwide as of March 2023. Management believes that this suggests a lack of dominant players and potentially lower barriers to entry for new facilities, but also intense competition at a local level.

Our Strengths

Our Company has established the AMANEKU brand where we are recognized to offer extensive 24/7/365 support, and we address the increasing severity and aging of the disabled population. This positions us an entity in community-based disability support.

Employees

As of December 31, 2025, we had a headcount of total 1,068 employees (including our managers) which includes full-time, part-time and contract employees of 114, 766, and 188 employees, respectively. All of our employees are based in Japan. We have 78 managers.

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Government Act

The Government Action Act (Act No. 123 of November 7, 2005) entitled “On Providing Comprehensive Support for the Daily Life and Life in Society of Persons with Disabilities,” that funds the Company’s operations states:

This law is based on the fundamental principles of the Basic Law for Persons with Disabilities (Law No. 84 of 1970) and, in conjunction with the Welfare Law for Persons with Physical Disabilities (Law No. 283 of 1949), the Welfare Law for Persons with Intellectual Disabilities (Law No. 37 of 1960), the Law Concerning Mental Health and Welfare for Persons with Mental Disabilities (Law No. 123 of 1950),the Child Welfare Act (Act No. 164 of 1947), and other laws concerning the welfare of persons with disabilities and children with disabilities. It aims to ensure that persons with disabilities and children with disabilities can lead daily or social lives commensurate with their dignity as individuals entitled to fundamental human rights by providing necessary disability welfare services, comprehensive support through regional living support programs and other measures, thereby promoting the welfare of persons with disabilities and children with disabilities, and contributing to the realization of a regional society where all citizens, regardless of disability, can live in mutual respect for each other’s personalities and individuality and with peace of mind.

(Fundamental Principles)

Article 1-2 Support for persons with disabilities and children with disabilities to lead daily and social lives is based on the principle that all citizens, regardless of disability, are irreplaceable individuals who are equally entitled to fundamental human rights and should be respected as such. This support aims to realize a society where all citizens, regardless of disability, live together in harmony, respecting each other’s personalities and individuality, without discrimination based on disability. All persons with disabilities and children with disabilities must be provided with the necessary support to enable them to lead daily or social lives as close to their homes as possible, thereby ensuring opportunities for social participation and the freedom to choose where and with whom to live, without being hindered from living in harmony with others in the community. Additionally, all obstacles in society that hinder persons with disabilities and children with disabilities from leading daily or social lives, including physical barriers, systems, customs, concepts, or any other factors that may serve as barriers to the daily or social lives of persons with disabilities and children with disabilities.

(Responsibilities of the Municipalities)

Article 2(1) - Municipalities (including special wards; the same applies hereinafter) shall have the following responsibilities in implementing this Act.

(1) To ensure that persons with disabilities may reside in locations of their own choosing, or that persons with disabilities or children with disabilities (hereinafter referred to as “persons with disabilities, etc.”) may lead independent daily lives or social lives, municipalities shall, based on an understanding of the actual living conditions of persons with disabilities, etc., within their respective jurisdictions, cooperate with public employment security offices, disability employment centers (as defined in Article 19, paragraph 1 of the Act on the Promotion of Employment of Persons with Disabilities (Law No. 123 of 1960)), disability employment support centers (as defined in Article 27, paragraph 2 of the same Act), and other entities engaged in vocational rehabilitation (as defined in Article 2, 7 of the same Act), and take necessary measures to promote the employment of persons with disabilities, etc. hereinafter the same), disability employment and living support centers (as defined in Article 27, Paragraph 2 of the same Act; hereinafter the same), and other institutions implementing vocational rehabilitation measures (as defined in Article 2, Item 7 of the same Act; hereinafter the same), as well as educational institutions and other relevant organizations, and to comprehensively and systematically implement necessary self-support benefits and community living support programs.

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Recent Developments

Formation

AMATUHI HOLDINGS, Inc. was incorporated in the State of Delaware on June 24, 2025. Upon incorporation, we were authorized to issue 380,000,000 shares of common stock, par value $0.000001 per share, and 20,000,000 shares of preferred stock, par value $0.000001 per share. On June 25, 2025, we issued shares of common stock, par value $0.000001 per share, to Tatsuma Yoshida and Yoshihito Arita as the founding directors of the company.

Reorganization and Share Exchange Agreement

On July 25, 2025, AMATUHI Inc. a Japanese corporation, made an investment in kind of all issued and outstanding common shares of AMATUHI Holdings, Inc. (4,100 shares) to AMATUHI, a Japanese corporation.

On July 22, 2025, pursuant to the terms of a Reorganization Agreement and Plan of Share Exchange between AMATUHI HOLDINGS, Inc. and the shareholders of AMATUHI Inc. we issued 4,100 shares of our common stock to the shareholders of AMATUHI Inc. in exchange for all outstanding shares of common stock of the shareholders., which holds 100% of the issued and outstanding capital stock.

Forward Stock Split

On August 6, 2025, the Company announced its decision to forward stock split its common shares on a 5000:1 basis. One hundred percent of the shareholders granted approval for the 1:5,000 reverse stock split at a general meeting on August 6, 2025, where par value $0.000001 remained unchanged. The forward stock split increased the current issued and outstanding Common Stock from 4,100 shares to 20,500,000 shares, par value $0.000001. As the stock split applies equally to all shareholders, individual shareholdings will be increased in the same ratio as the total number of shares. Accordingly, the stock split will have no material effect on the percentage interest of each individual shareholder. All other equity securities of the Compitemany will be adjusted accordingly.

Independent Director Agreement

On October 3, 2025, Chika Kawazoe was appointed as an independent director of the Board of Directors of the Company. Ms. Kawazoe entered into an Independent Director Agreement with the Company dated as of October 3, 2025. For a detailed description of the terms of the Independent Director Agreement, see “Executive and Director Compensation —Independent Director Agreements” of this prospectus.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

Description of Real Property

Our corporate headquarter is located in Kanagawa, Japan, where we currently lease office space pursuant to lease expiring in July 31, 2026. We also lease facilities, ranging in terms of 2 to 35 years, with monthly lease rates ranging from JPY28,000 to JPY2,900,000.

We believe that our facilities are suitable to meet our current needs.

REGULATIONS

Our business model integrates disability-support services, home-visit nursing, and real-estate development. Each strand is governed by a distinct statutory framework in Japan, and full compliance with these regulations is essential to our continued growth and to the protection of our service users, residents, and investors. The principal regulations affecting our business operations are summarized below.

Disability-Welfare Services

Our group homes can operate only after each residence is designated by the local government under the Act on Comprehensive Support for Persons with Disabilities, a process that confirms the building meets equipment requirement including safety, and staffed around the clock at nationally prescribed ratios. In practice we exceed several of those ratios, assigning Service Managers in some facilities at levels above the statutory minimum, and we monitor every resident’s Individual Support Plan more frequently and in greater detail than the law requires. We must also keep those plans up to date and bill for disability welfare services at the rates set by the national government. Should an inspection reveal chronic understaffing or inaccurate claims, the prefectural governor can freeze new admissions, demand repayment of fees already received, or—at the extreme—revoke a home’s license. Because the amounts of self-support benefits that is based on the Comprehensive Support Act for Persons with Disabilities are reviewed only every three years, future rate changes that fail to match rising wages or utility costs could also squeeze margins.

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Home-Visit Nursing Services

Our home-visit nursing teams hold dual certificates under the Health Insurance Act and the Long-Term Care Insurance Act. Each certificate must be renewed every six years and depends on our keeping a full-time registered nurse on staff, following strict clinical protocols and charging only the point values published in the national fee table. Prefectural health bureaus can audit our electronic claims and even visit our offices on unannounced as necessary; if they uncover over-billing, sub-standard care or a breach of data privacy, they can demand immediate repayment, impose temporary suspension from the billing system or cancel a station’s certificate. A certificate loss would halt service delivery in that region, so sustained compliance is critical to both revenue continuity and reputation.

Construction & Real-Estate Operations

All development and brokerage activities rest on Minister of Land, Infrastructure, Transport and Tourism and a prefectural real-estate broker license and, for construction projects, a construction-business permit. The license obliges us to employ licensed real-estate agents, belong to a client-compensation guarantee association or deposits of security and provide purchasers with a statutory “Explanation of Important Matters” before contract signing. Every new building must pass local structural, fire-safety and accessibility inspections depending on their use and size; with some exceptions, occupancy is illegal without the final certificate. If a project were to violate zoning rules, omit required disclosures or fail inspection, regulators could levy fines, suspend our brokerage activities for up to a year or, in a severe case, revoke the license, forcing us to halt property sales and leases until reinstatement.

Labor Laws

We comply with all major Japanese labor laws, including the Labor Standards Act, the Industrial Safety and Health Act, and the Labor Contracts Act. Our internal work rules incorporate the minimum standards set forth by these laws regarding working hours, overtime, rest breaks, and paid leave. Working time is recorded through an electronic time and attendance system. Employment contracts—whether open-ended or fixed-term—include change-management and disciplinary clauses that conform to the requirements of the Labor Contracts Act, and the full text of our work rules has been filed with the competent Labor Bureau.

Personal Information

We handle personal data in three principal categories — (a) employees, whose records we maintain for payroll, tax, and HR management; (b) residents of our AMANEKU group homes, whose care plans and medical information fall under “Special Care-Required Personal Information”; and (c) clients and counterparties in real-estate and land-brokerage transactions, for whom we collect contact details and know-your-customer data. All such processing is governed by Japan’s Act on the Protection of Personal Information (Act No. 57 of 2003, as amended) and its implementing guidelines, which require secure custody, role-based access, and strict limits on third-party sharing. Recent amendments extend the Act to cover both pseudonymised information (kamei kakō jōhō) and individual-related information (kojin kanren jōhō). As of the date of this prospectus, we are in full compliance with all applicable personal-data regulations.

Cross-Cutting Regulatory Risks

Across all three domains, our ability to generate revenue depends on holding multiple licenses, meeting evolving quality standards and complying with government-controlled pricing. Regulatory changes—such as higher minimum staffing ratios, tighter construction codes or reimbursement cuts—could increase costs or reduce margins. Major non-compliance could trigger license suspension, fee claw-backs or service interruptions, which in turn would affect occupancy, cash flow and brand reputation. To mitigate these risks we maintain a company-wide compliance office, and we have had no material sanctions since our founding in 2021.

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MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our directors and executive officers.

Name	Age	Position
Tatsuma Yoshida	37	Chairman of the Board, President, Chief Executive Officer, Director
Yoshihito Arita	39	Chief Financial Officer, Director
Chika Kawazoe	44	Independent Director

Set forth below is a brief biography of each of our executive officers and directors.

Executive Officers

Tatsuma Yoshida. Mr. Yoshida founded AMATUHI Inc. in 2021. He has served as our Chief Executive Officer since June 2025. Since 2021, Mr. Yoshida has been the Chief Executive Officer and director of AMATUHI Inc. where he is responsible for the overall management of the company. Since 2024, he has been the director of Life Shine Co., Ltd., our subsidiary, where he provides board-level oversight of the operation. Since 2020, he has been the director of Tasukeai General Incorporate Association, where he oversees its governance and training program. Since 2018, he has been a Representative Certified Administrative Procedures Legal Specialist of Minaterrace Gyoseishoshi Office, where he provides legal consulting and preparation of permits, immigration, and corporate compliance documents as well as supervises its employees. Mr. Yoshida qualifies as a Director based on his past work experience a Director of Life Shine Co., Ltd, and Tasukeai General Incorporate Association.

Yoshihito Arita. Mr. Yoshihito Arita has served as our Chief Financial Officer since June 2025. Mr. Arita has been the Chief Financial Officer and director of AMATUHI Inc. where he is responsible for its accounting, finance, and corporate planning. Since 2022, he has been a Chief Executive Office of Kuno&Arita Tax Co., where he is responsible for supervising management and sales. Since 2018, he has been a Chief Executive Office of Kuno&Arita FP&A Solutions Inc., where he is responsible for supervising management and sales. Mr. Arita received his bachelor’s degree in Political Science and Economics from Meiji University in 2010. Mr. Arita’s financial experience, work background and management skills qualify him to serve as a Director.

Chika Kawazoe. Ms. Kawazoe is our Independent Director. Since July 2017, Ms. Kawazoe has served as the representative director at General Incorporated Association Institute of Education and Human Sciences where she manages operation of private after-school childcare facilities and various extracurricular activity classes. From August 2004 to July 2016, Ms. Kawazoe was the attendant at the Graduate University for Advanced Studies, SOKENDAI where she was in charge of general affairs section, personnel section and faculty and student affairs section. Ms. Kawazoe received her bachelor’s degree in Faculty of Education and Human Sciences in School Education Program from Yokohama National University in 2004. We believe Ms. Kawazoe has the requisite qualifications to serve as our Independent Director because of her expertise in business management experience.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Committees and Director Independence

Prior to this offering, there has been no public market for our common stock. Our common stock is not currently listed on any national securities exchange market nor quoted on the OTC Markets. We intend to list our common stock on the Nasdaq Capital Market, upon pending approval of our Registration Statement.

Controlled Company and Director Independence

The “controlled company” exception to the rules of the Nasdaq Capital Market provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Nasdaq Capital Market corporate governance rules. As stated above, Tatsuma Yoshida and Yoshihito Arita collectively own shares of our Common Stock which represents 100% of the voting power of our outstanding capital stock. As a result, the Company is a “controlled company” under the Nasdaq Capital Market corporate governance standards. As a controlled company, the Company does not have to comply with certain corporate governance requirements under the Nasdaq Capital Market rules, including the following:

●	A majority of the Company’s Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Capital Market;

●	The compensation of the Company’s executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors; and

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

The Company intends to avail itself of these exemptions. Therefore, for as long as the Company remains a “controlled company,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “controlled company” under the rules of the Nasdaq Capital Market, the Company’s Board of Directors will take all action necessary to comply with the corporate governance rules of the Nasdaq Capital Market, including establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Notwithstanding the Company’s status as a controlled company, the Company will remain subject to the corporate governance standard of the Nasdaq Capital Market that requires the Company to have an audit committee with at least three independent directors as well as composed entirely of independent directors. As a result, the Company must have at least one independent director on our audit committee at the time of listing on the Nasdaq Capital Market, at least two independent directors within 90 days of listing on the Nasdaq Capital Market and at least three independent directors within one year of listing on the Nasdaq Capital Market, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

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Committees of the Board of Directors

Audit Committee

We have established an audit committee, which currently consists of Chika Kawazoe, who is an independent director. Following the completion of this offering, we intend to appoint two additional independent directors who will satisfy the independence requirements of Nasdaq Rules. At which time our Audit Committee will be fully constituted.

Our audit committee is responsible for, among other things:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

Compensation Committee

Because we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Capital Market, we will not be required to, and do not currently expect to, have a compensation committee. If and when we are no longer a “controlled company”, we will be required to establish a compensation committee. We anticipate that such a compensation committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of the Nasdaq Capital Market. Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the Nasdaq Capital Market standards.

Nominating and Corporate Governance Committee

Because we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq, we will not be required to, and do not currently expect to, have a nominating and corporate governance committee. If and when we are no longer a “controlled company”, we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of the Nasdaq. Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the Nasdaq standards.

A stockholder may nominate one or more people for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our Company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by the requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions) and employees.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended March 31, 2025 and 2024, the dollar value of all cash and noncash compensation earned by any person that was our principal executive officer (“PEO”) or other executive officer during the last fiscal year.

Name and Position	Yr.	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tatsuma Yoshida	2025	$110,118							110,118
Chief Executive Officer and Director	2024	$90,765	-	-	-	-	-	-	90,765
Yoshihito Arita	2025	47,193	-	-	-	-	-		47,193
Chief Financial Officer and Director	2024	-	-	-	-	-	-	-	-

Employment Agreements with Our Named Executive Officers

Our executive officers do not have employment agreements with AMATUHI HOLDINGS, Inc directly. Instead, they provide services to us pursuant to the director’s appointment agreements entered into with our wholly owned operating subsidiary, AMATUHI, Inc. These agreements set forth the terms and conditions under which the executives manage the operations of our companies. A summary of the terms of each of these director’s appointment agreements is set forth below.

Director Appointment Agreement with Tatsuma Yoshida

Pursuant to the director appointment agreement by and between our subsidiary, AMATUHI, Inc. and Tatuma Yoshida, Mr. Yoshida serves as the representative director for our subsidiary, AMATUHI, Inc. and is entitled to an annual salary of $110,000, minus applicable taxes. Either party may terminate the employment relationship at any time without cause, and with or without notice. The compensation may be adjusted based on agreements reached by relevant parties at a later date.

Director Appointment Agreement with Yoshihito Arita

Pursuant to the director appointment agreement by and between our subsidiary, AMATUHI, Inc. and Yoshihito Arita, Mr. Arita serves as the director for our subsidiary, AMATUHI, Inc. and is entitled to an annual salary of $47,000, minus applicable taxes. Either party may terminate the employment relationship at any time without cause, and with or without notice. The compensation may be adjusted based on agreements reached by relevant parties at a later date.

Provisions Applicable to All Executive Employment Agreements

The Executive Employment Agreements described above include the following terms, unless otherwise noted below:

An initial term of 3 years, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements provide that they may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

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For purposes of each agreement, “Cause” means:

● a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

● misconduct by the applicable executive to the material detriment of the Company;

● the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

● the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

● the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of each agreement, “Good Reason” means:

● at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

● a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

● the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

● a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

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In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without Good Reason, then, subject to any other agreements between the Company with respect to other equity grants made to such executive, we expect that each of the agreements will provide that:

●	the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

Each of the agreements provides that, in the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with Good Reason, then, subject to any other agreements between the Company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

The agreement provides that, in the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations to the applicable executive (or the applicable executive’s estate) will be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

The agreement provides that in the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

During the term of the applicable agreement, the agreements provides that the executive will be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

The agreement provides that, during the term of the applicable agreement, the executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

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The agreement contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

The agreement, contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of 2 years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which the Company actively conducted business immediately prior to termination of the applicable agreement.

Due to the application of various jurisdiction’s laws, there is no assurance that any non-compete provisions or the non-solicitation provisions as set forth above will be enforced. We expect that each of the agreements which contain these provisions will contain a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

The agreement contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

The agreement provides that the agreement is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with such laws, without giving effect to the choice of law provisions thereof. Each of the agreements provides that all legal proceedings concerning the applicable agreement will be in either (i) the courts of the State of New York and the federal courts of the United States of America in each case located in New York City, New York; or (ii) the Tokyo District Courts, provided that each agreement also includes a provision relating to any disputes being settled by arbitration, with such arbitration to take place in New York City, New York.

Director Compensation

We did not pay any compensation or make any equity awards or non-equity awards to any of our directors during the year ended March 31, 2025. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who serve as employees receive no additional compensation for their service as directors.

Agreements with Independent Directors

The Company has entered into and expects to enter into Independent Director Agreements (each, a “Director Agreement”) with each of its independent directors, providing for certain matters related to each such person’s service as an independent director of the Company.

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Pursuant to the Director Agreement, each independent director agrees to serve as an independent director of the Company and to devote as much time as is reasonably necessary to perform director’s duties as a director of the Company, including duties as a member of one or more committees of the Board, to which the director may hereafter be appointed. The director party to the Director Agreement agrees that he or she will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of Director’s duties, services and responsibilities to the Company or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing will not limit the applicable director’s activities on behalf of any current employer and its affiliates the Board of Directors of any entities on which applicable director currently sits. The Director Agreements provide that the Board may require the resignation of the director if it determines that the director’s other business activity materially interferes with the performance of the Director’s duties, services and responsibilities to the Company.

The Director Agreements provide that the applicable director confirms that they are an “independent director” with respect to the Company (as such term has been construed under Japanese law with respect to directors of Japanese companies and the Nasdaq Capital Market), and the director will also provide certain customary representations and warranties as to such director’s “accredited investor” status with respect to the receipt of any securities of the Company.

Each Director Agreement provides the compensation payable to the applicable director. In addition, the Company may grant to director certain Shares or other options or awards related thereto, as may be determined by the Board or a committee thereof, and the Director Agreement also provides that the Company will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the director in attending any in-person meetings or incurred in good faith in connection with the performance of the director’s duties for the Company.

The Director Agreements include customary confidentiality provisions, and provisions related to the assignment of intellectual property rights to the Company. The Director Agreements contain customary miscellaneous provisions relating to successors and assigns, interpretation, enforcement, amendments and waivers. The Director Agreements are governed by Delaware law and are subject to jurisdiction in (i) the federal courts of the United States of America; (ii) State Courts; or (iii) the Tokyo District Courts.

The term of the Director Agreements continue until the director resigns or is removed in accordance with the Articles, or the death of the Director.

On October 3, 2025, the Company entered into an Independent Director Agreement with Chika Kawazoe in connection with her services as a director of the Company.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

These related parties of the Company with whom transactions are reported in these financial statements are as follows:

Name of Related Parties	Nature of Relationship at December 31, 2025 and March 31, 2025
Minaterrace Inc.	A company controlled by Tatsuma Yoshida, the CEO and the principal stockholder of the Company
at A&C Inc.	A company controlled by Yoshihito Arita, the director of the Company
Tasukeai General Incorporated Association	A company that is controlled by Minako an immediate family member of Tatsuma Yoshida, the CEO and the principal stockholder of the Company

In the ordinary course of business, during the nine months ended December 31, 2025 and 2024 and the fiscal years ended March 31, 2025 and 2024, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties.

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The Company had the following related party balances as of December 31, 2025, March 31, 2025 and March 31, 2024 (in thousands):

		September 30,	March 31,
	Nature of transactions	2025	2025	2024
Payable due to related parties:
at A&C Inc.	Payable related to outsourcing expenses	$14	$37	$—
Tasukeai General Incorporated Association	Payable related to outsourcing expenses	21	39	14

Outsourcing expenses represent the delegation specific tasks and services to external providers rather than managing them internally. These expenses are designed to reduce costs, especially when it comes to lowering hiring costs. Here the outsourcing expenses include from: A&C Inc. providing management and administrative services; Minaterrace, Inc. providing regulatory compliance service; and Tasukeai General Incorporation Association providing BPO services.

The Company had the following related party transactions for the nine months ended December 31, 2025 and 2024 and for the fiscal years ended March 31, 2025 and 2024 (in thousands):

		Nine Months Ended December 31,
	Nature of transactions	2025	2024
Revenue from related parties:
at A&C Inc.	Revenue from outsourced services	$55	$—
Selling, General and Administrative Expenses with related parties:
at A&C Inc.	Outsourcing expenses	288	—
Minaterrace Inc.	Outsourcing expenses	9	17
Tasukeai General Incorporated Association	Outsourcing expenses	248	137

		Fiscal Year Ended March 31,
	Nature of transactions	2025	2024
Selling, General and Administrative Expenses with related parties:
at A&C Inc.	Outsourcing expenses	$212	$—
Minaterrace Inc.	Outsourcing expenses	21	114
Tasukeai General Incorporated Association	Outsourcing expenses	171	137
		—	—

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted under the Delaware General Corporation Law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. For further information, see “Description of Securities—Limitations on Liability and Indemnification Matters.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of the date of this prospectus by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this offering, and immediately after the closing of this offering, as adjusted to reflect the sale of 3,450,500 shares of our common stock in this offering, which assumes the Representative exercises its over-allotment option in-full to purchase additional shares of our common stock.

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Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of September 1, 2025. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of September 1, 2025, are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after this offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering. The business address of each of the beneficial owners listed below is c/o AMATUHI HOLDINGS, Inc., Nisseki Yokohama Building, 10th Floor, 1-1-8 Sakuragichō, Naka Ward, Yokohama, Kanagawa 231-0062, Japan.

	Common Stock Beneficially Owned Prior to this Offering(1)		Common Stock Beneficially Owned After this Offering(2)
Name of Beneficial Owner	Shares	Percent	Shares	Percent
Directors and Executive Officers
Tatsuma Yoshida	1,025,000	5%	1,025,000	4.4%
Yoshihito Arita	-	-%	-	-%
Chika Kawazoe	-	-%	-	-%
All directors and officers as a group (3 persons) (3)	1,025,000	5%	-	4.4%
Principal Shareholders (more than 5%):
Japan Lifestyle No. 1 Investment Limited Partnership(4)	19,475,000	95%	19,475,000	82.9%

*	less than 1%.

(1)	Based on 20,500,000 shares of our common stock outstanding as of the date of this prospectus.

(2)	Based on 23,500,000 shares of common stock issued and outstanding after this offering, which assumes the Representative does not exercise its over-allotment option to purchase additional shares of our common stock.

(3)	Includes the directors and named executive officers listed above.

(4)	Japan Lifestyle No. 1 Investment Limited Partnership is a Japanese Limited Partnership. 17Value Co., Ltd., is the General Partner who exercises the sole voting and dispositive powers with respect to the 19,475,000 shares. The registered address of 17Value Co., Ltd., is 1-9-15-1904 Kaigan, Minato-ku, Tokyo, Japan 105-0022. 17Value Co., Ltd. is controlled by Takafumi Kumamoto.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue 360,000,000 shares of common stock, par value $0.000001 per share, and 40,000,000 shares of preferred stock, par value $0.000001 per share.

As of the date of the prospectus, we had 20,500,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of such date, there were two holders of record of our common stock and no holders of record of our preferred stock.

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Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Subject to the rights of holders of preferred stock, the holders of shares of our common stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s certificate of incorporation, as amended from time to time. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes our Board to issue up to 20,000,000 shares of preferred stock in two series. The two series consist of: Series A Voting Preferred Shares, 10,000,000 authorized, none issued; and, Series B, non-designated Preferred Shares, 10,000,000 authorized, none issued. The Series A Voting Preferred shares have no dividend nor liquidation rights. The holders of Series A Voting Preferred Stock shall be entitled to: (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series A Voting Preferred Stock carries the weight of ten (10) votes for each share of common stock. The Series B Preferred Shares are not designated, and the designation of these shares may be determined by the Board of Directors prior to issuance., Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock, and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Exclusive Forum Provision

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provide that “unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation and our bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

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Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Bylaws

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our certificate of incorporation and bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than fifty one percent (51%) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our certificate of incorporation and bylaws provide the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors

Preferred Stock. Our certificate of incorporation authorizes the issuance of up to 40,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

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Series A Preferred Shares. Section 4. States the holders of Series A Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series B Voting Preferred Stock carries the weight of ten (10) votes for each share of common stock.

Amendment of Bylaws. The certificate of incorporation and bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of the stockholders may only be called by a majority of the Board of Directors.

Nominations of Directors. The Bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is 212-828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 23,500,000 shares of common stock issued and outstanding. In the event the Representative exercises its over-allotment option in full, we will have 23,950,000 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or
●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We and all of our directors and executive officers have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock without the prior written consent of the representative for a period of twelve (12) months from the date of this prospectus, subject to certain limited exceptions. Our holders of our outstanding common stock (or securities convertible into shares of our common stock) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock without the prior written consent of the representative for a period of twelve (12) months from the date of this prospectus, subject to certain limited exceptions. See “Underwriting—Lock-Up Agreements.”

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain material U.S. federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset.

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

➢ an individual citizen or resident of the United States;

➢ a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

➢ an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

➢ a trust if it (1) is subject to the primary supervision of a court within the United States and one or more

U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, and the Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that such a change in law will not alter significantly the U.S. federal income and estate tax considerations we describe in this summary. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment).

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Distributions

As discussed above under “Dividend Policy,” we do not currently anticipate paying cash dividends on shares of our common stock in the foreseeable future. If we make distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, but not below zero. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits and a non-U.S. holder’s adjusted basis in our common stock, the excess will be treated as described below under “— Gain on Disposition of Common Stock.”

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

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Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

➢ the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

➢ the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

➢ we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale under regular graduated U.S. federal income tax rates. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not, and have not been at any time since formation, and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

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Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING

Spartan Capital, LLC is acting as representative (the “Representative”) of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the Representative (the “Underwriting Agreement”), we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Spartan Capital, LLC	[●]
Total

The underwriters have committed to purchase all of the Common Stock offered by us in this offering, other than those covered by the over-allotment option described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the common stock subject to prior sale when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of the prospectus. After the shares of common stock are released for sale to the public, the underwriters may from time to time change the offering price and other selling terms.

Over-Allotment Option

We have granted a 45-day option to the Representative to purchase up to 450,000 additional shares of our common stock (15% of the shares sold in this offering), solely to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the initial public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the gross proceeds from this offering will be $27,600,000 and the total net proceeds, before expenses, to us will be $25,392,000.

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Discounts and Commissions

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $[●] per share of common stock, of which up to $[●] may be re-allowed to other dealers. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the Representative.

	Per Share		Total Without Over- allotment Option		Total With Over- allotment Option
Assumed Initial Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount (8.0%) (1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1) We have agreed to a reduced underwriting discount and commission of 5% per share on investors in this offering introduced by us. For the purpose of this calculation only, we assume the maximum underwriting discount and commissions are payable.

We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with this offering and for all other expenses in an amount not to exceed $125,000 plus up to $25,00 for clearing firm settlement expenses for this offering.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $642,000.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and our stockholders prior to completion of this offering, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days after the date of this prospectus in the case of us, our directors, and executive officers, and [●] with respect to our stockholders.

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Right of First Refusal

Until six months from the closing date of this offering, the Representative will have an irrevocable right of first refusal, in its sole discretion, (i) to act as sole investment banker, sole book-runner, and/or sole underwriter, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings and financing or refinancing of any indebtedness, during such six month period, on terms customary to the representative; or (ii) to act as financial advisor if we decide to dispose of or acquire business units or acquire any of our outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off. The Representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in this offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be affected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

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Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

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Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damage suffered by the investors.

72

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

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Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant people. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Lucosky Brookman LLP, 101 Wood Avenue South, Woodbridge, New Jersey 08830. The underwriters have been represented in connection with this offering by ArentFox Schiff LLP, Washington, DC.

EXPERTS

The financial statements of AMATUHI HOLDINGS, Inc. for the years ended March 31, 2025, and 2024, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Assentsure PAC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon completion of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

74

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

F-1

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	March 31,
	2025	2025
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,701	$13,373
Accounts receivable, net	4,772	2,315
Contract assets	305	—
Prepaid expenses and other current assets	9,879	1,638
Total Current Assets	22,657	17,326
Non-current Assets:
Property and equipment, net	58,982	38,955
Operating lease right-of-use assets, net	2,713	2,483
Intangible assets, net	802	726
Goodwill	182	190
Investment - debt securities	13,648	—
Deferred tax assets	255	266
Investment in unconsolidated entity	1,770	—
Other assets	2,653	1,937
Total Assets	$103,662	$61,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$8,253	$5,542
Payable due to related party	35	76
Income tax payable	613	1,175
Contract liabilities	23,015	6,761
Current portion of operating lease liabilities	1,721	1,062
Current portion of finance lease liabilities	918	740
Short-term debt	1,276	—
Current portion of long-term debt	1,003	632
Other current liabilities	709	1,019
Total Current Liabilities	37,543	17,007
Non-current Liabilities:
Non-current operating lease liabilities	1,015	1,477
Non-current finance lease liabilities	28,332	25,044
Non-current portion of long-term debt	32,591	15,105
Other liabilities	61	82
Total Liabilities	99,542	58,715
Commitment and Contingencies (Note 9)
Stockholders’ Equity:
Preferred stock, $0.000001 par value – 20,000,000 shares authorized as of December 31, 2025 and March 31, 2025; No shares issued and outstanding as of December 31, 2025 and March 31, 2025
Common stock, $0.000001 par value – 380,000,000 shares authorized as of December 31, 2025 and March 31, 2025; 20,500,000 shares issued and outstanding as of December 31, 2025 and March 31, 2025**	*	*
Additional paid-in capital	337	337
Accumulated other comprehensive loss	(214)	(20)
Retained earnings	3,997	2,851
Total Stockholders’ Equity	4,120	3,168
Total Liabilities and Stockholders’ Equity	$103,662	$61,883

The accompanying notes are an integral part of the financial statements.

* Less than 1,000

**The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 5,000 sub-division effected on August 6, 2025.

F-2

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Nine months Ended December 31,
	2025	2024
Revenue	$59,602	$27,605
Revenue - related party	55	—
Cost of revenue	(45,410)	(19,703)
Gross profit	14,247	7,902
Operating expenses:
Selling, General and Administrative Expenses	(10,500)	(5,375)
Selling, General and Administrative Expenses - related party	(545)	(154)
Depreciation and amortization expenses	(143)	(50)
Total operating expenses	(11,188)	(5,579)
Profit from operations	3,059	2,323
Other expenses, net	(109)	(83)
Interest expenses	(1,160)	(715)
Profit before income taxes	1,790	1,525
Income tax expenses	(644)	(580)
Net income	$1,146	$945
Net income per share attributable to common stockholders, basic and diluted	$0.06	$0.05
Weighted-average number of common stocks outstanding used to compute net income per share, basic and diluted*	20,500,000	20,500,000

The accompanying notes are an integral part of the consolidated financial statements.

* Giving retroactive effect to the 1 for 5,000 sub-division effected on August 6, 2025.

F-3

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended December 31,
	2025	2024
Net income	$1,146	$945
Other comprehensive loss:
Currency translation adjustments	(194)	(73)
Total other comprehensive loss	(194)	(73)
Comprehensive income	$952	$872

F-4

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

(unaudited)

	Stock Class Common Stocks			Additional Paid-In	Retained	Accumulated other comprehensive	Total Stockholders’
	Shares	Amount		Capital	Earnings	loss	Equity
Balance, March 31, 2024	20,500,000	$	*	$337	$464	$(69)	$732
Other comprehensive loss, net of tax	—		—	—	—	(73)	(73)
Net income	—		—	—	945	—	945
Balance, December 31, 2024	20,500,000	$	*	$337	$1,409	$(142)	$1,604

	Stock Class Common Stocks			Additional Paid-In	Retained	Accumulated other comprehensive	Total Stockholders’
	Shares	Amount		Capital	Earnings	loss	Equity
Balance, March 31, 2025	20,500,000	$	*	$337	$2,851	$(20)	$3,168
Other comprehensive loss, net of tax	—		—	—	—	(194)	(194)
Net income	—		—	—	1,146	—	1,146
Balance, December 31, 2025	20,500,000	$	*	$337	$3,997	$(214)	$4,120

The accompanying notes are an integral part of the consolidated financial statements.

* Less than $1,000

The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 5,000 sub-division effected on August 6, 2025.

F-5

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,146	$945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,840	796
Noncash lease expenses	868	320
Amortization of debt issuance costs	3	1
Loss from sales of property and equipment	—	1
Changes in operating assets and liabilities:
Accounts receivable	(2,689)	(919)
Contract assets	(321)	(2,020)
Prepaid expenses and other current assets	(8,733)	(3,601)
Other assets	(841)	(1,290)
Accounts payable and accrued expenses	3,102	3,964
Payable due to related party	(40)	(14)
Income tax payable	(536)	277
Contract liabilities	17,386	2,518
Other liabilities	(295)	2,565
Operating lease liabilities	(899)	(285)
Net cash provided by operating activities	9,991	3,258
Cash flows from investing activities:
Purchase of property and equipment	(19,289)	(20,124)
Proceeds from sales of property and equipment	—	8
Purchase of intangible assets	(160)	(476)
Payment received from short-term receivable	—	4,363
Acquisition of the uncontrolled entity	(1,843)	—
Payment for investments in debt securities	(48,769)	—
Payment received from investment in debt securities	34,433	—
Net cash used in investing activities	(35,628)	(16,229)
Cash flows from financing activities
Repayments of long-term debt	(614)	(302)
Proceeds from long-term debt	20,097	15,205
Proceeds from short-term debt	1,340	—
Repayments of finance lease liabilities	(509)	(218)
Payment for debt issuance costs	—	(121)
Net cash provided by financing activities	20,314	14,564
Effect of exchange rate change on cash and cash equivalents	(349)	(153)
Net change in cash and cash equivalents	(5,672)	1,440
Cash and cash equivalents at beginning of period	13,373	2,044
Cash and cash equivalents at end of period	$7,701	$3,484

Supplemental disclosures of cash flow information:
Cash paid for interest	$609	$148
Cash paid for income taxes	$1,180	$303
Non-cash investing and financing activities:
Purchase of property and equipment included in accounts payable and accrued expenses	$2	$67
Acquisition of subsidiary, net of cash included in accounts payable and accrued expenses	$—	$558

The accompanying notes are an integral part of the consolidated financial statements.

F-6

AMATUHI HOLDINGS, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Organization, Nature of Business

AMATUHI Holdings, Inc. (the “Company”) was incorporated on June 24, 2025 in Delaware to act as the holding company of AMATUHI, Co., Ltd., (“AMATUHI Japan”), which was incorporated in Japan on February 22, 2021 and is an operating entity. AMATUHI Japan primarily designs and construct care homes called “group homes” for people with disabilities and seniors. The Company also operates groups homes and provides wide ranges of support services.

At incorporation, the Company issued five shares of common stock with the par value of $0.000001. On July 22, 2025, as part of its reorganization, the Company entered into a Reorganization Agreement and Plan of Share Exchange with AMATUHI Japan and its shareholders and acquired 4,100 shares of AMATUHI Japan’s ordinary shares from its shareholders in exchange for the Company’s 4,100 shares of common stock. The Company filed a Certificate of Ownership and Merger, with the Delaware Secretary of State, pursuant to Section 253 of the Delaware General Corporation Law, to effectuate the reorganization. After the share exchange, AMATUHI Japan became a wholly owned subsidiary of the Company.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and AMATUHI Japan. The Company’s unaudited consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship was not established.

On July 31, 2025, the Company acquired a 100% interest in a privately held non-profit medical corporation operating nursing homes in Japan. The Company does not control the entity and does not consolidate its financial results. The investment provides the Company with an interest in the healthcare/nursing home sector in Japan.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The unaudited interim consolidated financial statements are condensed and should be read in conjunction with the Company’s latest annual financial statements. The interim disclosures generally do not repeat those in the annual statements.

The unaudited consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s financial position, results of operations, shareholders’ equity, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be expected for the full year ending March 31, 2026 or any other future interim periods.

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s unaudited financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

On August 6, 2025, the Company’s Board of Directors approved a sub-division of the Company’s issued and outstanding shares at a ratio of 1:5,000, which became effective on August 6, 2025. As a result of the sub-division, the number of shares issued and outstanding became 20,500,000 shares. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 1:5,000 sub-division.

F-7

Going concern and liquidity

The Company has evaluated whether there are certain conditions and events, considered in aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance of the unaudited consolidated financial statements.

As of December 31, 2025, the Company reported a net current liability position of $14,886, which includes contract liabilities of $23,015. These contract liabilities reflect advance payments received from customers for goods and services to be delivered in the future, and the Company will recognize this revenue over time as it satisfies its performance obligations.

Despite the current net liability position, the Company generated a net income of $1,146 and net cash operating inflows of $9,991 for the nine-month period ended December 31, 2025, and held cash and cash equivalents of $7,701 as of the reporting date. These positive financial metrics, along with the contract liabilities already paid by customers, provide the Company with sufficient liquidity to meet both operating and capital requirements, including the fulfilment of its contract obligations.

Management believes that the Company has the resources and operational capacity to continue fulfilling its obligations related to the contract liabilities and other financial commitments. As such, management has determined that there is no substantial doubt regarding the Company’s ability to continue as a going concern within the next year.

Basis of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries: AMATUHI, Co., Ltd., and Life Shine Co., Ltd. Life Shine Co. Ltd. is a privately held company operating senior nursing homes. Intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency Translation

The Company’s functional currency is generally Japanese Yen. Results of operations are translated to U.S. dollars using the average exchange rates during the period. Assets and liabilities are translated using the exchange rates in effect as of the date of the balance sheet. Resulting translation adjustments are recorded as a foreign currency translation adjustment into other accumulated comprehensive income/(loss) in the consolidated statement of stockholders’ equity.

Related Party Transactions

The Company conducts transactions with certain related parties in the ordinary course of business. Related parties include entities owned by the Company’s directors. These transactions are conducted on terms equivalent to those that prevail in arm’s-length transactions and are subject to oversight by the Company’s board of directors, as applicable.

Use of Estimates

The preparation of the unaudited consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, revenue recognition, fair values and useful lives of assets acquired and liabilities assumed through business combinations, allowance for credit losses, useful lives of property and equipment and intangible assets, the carrying value of operating lease right-of-use assets and liabilities, impairment of long-lived assets, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

F-8

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the unaudited consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 –	Identification of the contract with a customer

2 –	Identification of the performance obligation in the contract

3 –	Determination of the transaction price

4 –	Allocation of the transaction price to the performance obligation in the contract

5 –	Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price is generally fixed. None of the Company’s contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Construction real estate sales

1)	Constructing group homes

The Company recognizes revenue from constructing group homes over time as performance obligations are satisfied. These contracts are entered into with third-party customers. All revenues generated from construction and home sale activities are derived from unrelated, third-party customers.

Revenue is generally recognized using an input method based on the ratio of costs incurred to total estimated costs, which the Company believes best reflects its progress toward satisfying the performance obligation.

The average time to complete the construction of a group home typically ranges from six to seven months, depending on project scope, site conditions, and permitting processes. All homes sold to customers are constructed under the Company’s direction and control, using third-party subcontractors for portions or all the construction work. The Company is responsible for managing the construction process, including project oversight, design specifications, permitting, and compliance. The Company does not purchase completed group homes from third-party builders for resale.

The Company does not classify group homes under construction or completed group homes awaiting sale as inventory. Instead, all costs incurred on construction contracts are billed to customers as construction progresses. When amounts billed exceed costs incurred, the excess is recorded as contract liabilities, representing cash received in advance for services not yet completed. No inventory is recorded on the balance sheet, as the Company does not own or hold group homes it constructs for resale.

When either party to a contract has performed, the Company presents the contract as a contract asset or contract liability, depending on the relationship between the Company’s performance and the customer’s payment. A contract asset represents the Company’s right to consideration for services transferred to the customer. A contract liability represents the Company’s obligation to transfer services for which it has already received payment or for which payment is due.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, penalty provisions, labor productivity and cost estimates. Variable consideration is included in the estimate of the transaction price only to the extent that a significant reversal would not be probable. Management continuously monitors factors that may affect the quality of its estimates, and material changes in estimates are disclosed accordingly.

The Company currently leases majority of the group homes it operates. All such leases are entered into with unrelated third-party lessors. The Company does not lease properties from related parties or affiliates.

F-9

2)	Sales of real estate properties

Revenue from sales of real estate properties is generated from sales to third-party customers. Revenue is recognized at a point in time (i.e., at the time of closing of a sale) when title to and possession of the property are transferred to the buyer.

The Company engages subcontractors for constructing group homes. The Company assesses whether it is acting as a principal or an agent in these arrangements in accordance with ASC 606, Revenue from Contracts with Customers. Based on this assessment, the Company recognizes revenue on a gross basis (as principal) rather than on a net basis (as agent). The Company has concluded that gross reporting is appropriate because the Company (i) is responsible for identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

All sales of real estate properties are made to third-party customers, and the Company does not engage in sales to related parties or internal entities.

Welfare services revenue

Revenue from welfare services is generated from operating group homes and providing support services to residents. Rental agreement with tenants are accounted for as operating leases. Minimum lease payment (rent) are recognized on a straight-line basis over the term of the respective lease, beginning when the tenant takes possession of, or are granted control over, the physical use of the space. Any excess of straight-line rents recognized over amounts contractually billed is recorded as deferred rents receivable, if any. Revenue from ancillary services, such as food, beverage and personal support services, is recognized over time as the services are provided, in accordance with ASC 606.

The Company also receives government subsidies to support its welfare services. Revenue related to these subsidies is recognized when the related performance obligations are satisfied, and collection is reasonably assured, consistent with ASC 606.

Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company operates and manages its business as one operating and reportable segment, focused on the development, operation, and management of group homes and the provision of welfare-related services. The Company’s Chief Executive Officer (“CEO”) is considered the Chief Operating Decision Maker (“CODM”). The CODM evaluates the Company’s financial performance and allocates resources on a consolidated basis. As such, the Company has determined that it has one operating and reportable segment in accordance with ASC Topic 280, Segment Reporting. All of the Company’s revenue is currently generated from customers located in Japan, and all of its long-lived assets are also located in Japan.

Revenue is derived primarily from two sources:

1.	Construction of group homes and sales of real estate properties
2.	Welfare services provided to residents of the Company’s group homes

The Company will disclose customer concentration information if any individual customer accounts for 10% or more of consolidated revenue in any reporting period.

Concentration of Customers and Vendors

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company monitors and manages the overall exposure of its cash balances to individual financial institutions on an ongoing basis. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

F-10

For the nine months ended December 31, 2025 and 2024, there was one customer who accounted for more than 10% of the Company’s total revenue in both periods. As of December 31, 2025 and March 31, 2025, there was no customer and there was one customer, respectively, who accounted for more than 10% of the Company’s total accounts receivable in the respective periods.

For the nine months ended December 31, 2025 and 2024, there was no supplier and there were two suppliers, respectively, who accounted for more than 10% of the Company’s total purchase in the respective periods. As of December 31, 2025 and March 31, 2025, there were two and four suppliers, respectively, who accounted for more than 10% of the Company’s total accounts payable the respective periods.

Business Combination

Business combination is accounted for under the acquisition method of accounting. This method requires, among other things, allocation of the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed at their estimated fair values on the acquisition date. The excess of the fair value of purchase consideration over the values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, management makes estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the unaudited consolidated statements of operations. Acquisition costs, consisting primarily of third-party legal and consulting fees, are expensed as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities.

Accounts receivable are subject to collection risk. The Company performs evaluations of its customers’ financial positions and generally extends credit on account, without collateral.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record an allowance for credit loss as of December 31, 2025 and March 31, 2025.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the nine months ended December 31, 2025 and the fiscal year ended March 31, 2025.

F-11

Other Current Assets

Other current assets consist of amounts expected to be realized or consumed within one year. These may include deferred costs, advance payment, deferred offering costs and short-term investments.

Short-term Investments

The Company’s short-term investments include time deposits with financial institutions having original maturities greater than three months and less than one year. These investments are held to maturity and are stated amortized cost, which approximates fair value. As of December 31, 2025 and March 31, 2025, the Company held $1,913 and $374, respectively.

Deferred Offering Costs

Deferred offering costs include specific incremental costs directly attributable to the Company’s initial public. Offering of securities. Deferred offering costs exclude management salaries or other general and administrative expenses. These costs are being deferred and will be charged against the gross proceeds of the offering.

Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Buildings	15 - 22 years
Building fixtures	8 - 15 years
Vehicles	1 - 3 years
Tools and Equipment	3 years
Computers	3 - 4 years
Leased asset	Lease term
Leasehold improvement	Shorter of 20 years or lease term
Land	Indefinite

Repair and maintenance costs are expensed as incurred.

Intangible Assets, Net

Intangible assets primarily consist of capitalized software. The Company accounts for its software development costs in accordance with the guidance in ASC 350-40, Internal-use software. The costs incurred prior to the application development stage and post implementation are expensed as incurred. Direct and incremental internal and external costs incurred during the application development stage are capitalized until the application is substantially complete and ready for its intended use, at which point amortization begins. Training, data conversion and maintenance costs are expensed as incurred. Costs of capitalized software are amortized on a straight-line basis over the estimated period of benefit, which is approximately one to five years.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the assets acquired at the date of acquisition. Goodwill is not subject to amortization but is subject to impairment testing on an annual basis, or whenever events and circumstances indicate that the carrying value of the reporting unit may be in excess of the reporting unit’s fair value. The Company has one reporting unit and tests goodwill for impairment at the reporting unit level. As part of the goodwill impairment test, the Company first performs a qualitative assessment to determine whether further impairment testing is necessary. If, as a result of its qualitative assessment, it is more-likely-than-not that the fair value of the Company’s reporting unit is less than its carrying amount, a two-step impairment test is required.

F-12

If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment, and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the implied fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company has not recorded any impairments related to goodwill as of December 31, 2025 and March 31, 2025.

Leases

In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception based on whether there is an identified asset and whether the Company controls the use of the identified asset throughout the period of use. The Company classifies leases as either financing or operating. The classification criteria is based on estimates regarding the fair value of the leased asset, minimum lease payments, effective cost of funds, economic life of the asset, and certain other terms in the lease agreements.

Operating leases

Operating leases are included in operating lease right-of-use (ROU) assets, current portion of operating lease liabilities, and non-current operating lease liabilities in the unaudited consolidated balance sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a ROU asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred. The Company does not recognize ROU assets and operating lease liabilities that arise from leases with an initial lease term of 12 months or less.

Finance leases

Finance lease right-of-use assets are recognized within property and equipment, net on the Company’s unaudited consolidated balance sheets. The Company recognizes interest expense on the finance lease liabilities utilizing the effective interest method. The right-of-use asset is generally amortized to depreciation and amortization expense on a straight-line basis over the lease term unless the lease contains an option to purchase the underlying asset that the Company is reasonably certain to exercise. If the Company is reasonably certain to exercise the purchase option, the asset is amortized over the useful life.

As of December 31, 2025 and March 31, 2025, the Company’s finance lease liability is entirely related to leases with third-party lessors for group homes. These leases are classified as finance leases under ASC 842, meeting the criteria for such classification, including the lease term for each agreement representing the major part of the remaining economic life of the underlying assets.

F-13

Investments in Debt securities

The Company’s investments in debt securities include corporate bonds with contractual maturities of November 2028. These corporate bonds are classified as held-to-maturity and carried at amortized cost, net of any allowance for credit losses. Interest income is recognized using the effective interest method and is included in other income in the Consolidated Statements of Operations.

Other Assets

Other assets include items not expected to be realized within one year from the balance sheet date. These may consist of long-term prepaid expenses, security deposits and long-term investments.

Long-term Investments

Time deposits with original maturities exceeding one year are classified as long-term investments. These deposits are held with high-credit-quality financial institutions and are measured at amortized cost. As of December 31, 2025 and March 31, 2025, the Company held $454 and $371, respectively, in long-term deposits maturing over the next 19 to 51 months.

Borrowings

Borrowings are recognized as liabilities when the Company receives the funds and are initially recorded at the amount of cash received, net of directly attributable transaction costs. Borrowings are subsequently measured at amortized cost using the effective interest method, unless designated under the fair value option.

Interest expense is recognized using the effective interest method. Commitment fees, loan origination costs, and other directly related fees are deferred and amortized over the term of the loan.

Short-term borrowings are those due within one year. Long-term borrowings include amounts due after one year or refinanced borrowings with contractual maturities greater than one year as of the balance sheet date.

The Company classifies borrowings in accordance with ASC 470, “Debt” and evaluates compliance with loan covenants and potential reclassification requirements.

Debt Issuance Costs

Direct costs incurred in connection with financing such as legal fees are classified as debt issuance costs. The Company capitalized these costs and reported the amounts as a direct deduction from the carrying amount of the financial statement line item for which those costs relate. The capitalized debt issuance costs are amortized over the life of the underlying debt obligation utilizing the straight-line methods.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modelling inputs based on assumptions)

F-14

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, short-term loan receivable, accounts payable, accrued expenses, income tax payable and contract liabilities approximate fair values due to the short-term nature of these instruments.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in cost of revenue and selling, general and administrative expenses in the unaudited consolidated statement of operations. For the nine months ended December 31, 2025, and 2024, these costs were $244 and $178, respectively.

Employee Benefits

The Company contributes to government-mandated employee benefit programs in Japan, such as social insurance, health insurance, unemployment insurance, and employee pension insurance. These contributions are expensed as incurred.

Commitments and Contingencies

The Company recognizes contingent liabilities in accordance with ASC 450 Contingencies when a loss is probable and the amount can be reasonably estimated. If both conditions are met, a liability is recorded. If a loss is reasonably possible but not probable, or if the amount cannot be reasonably estimated, disclosure is made in the footnotes to the unaudited consolidated financial statements but no liability is recorded.

The Company also discloses commitments, such as future minimum payments under non-cancellable contracts, guarantees, and operating lease obligations. These are recognized as liabilities when incurred, or disclosed if not yet recognized.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company files tax returns in the tax jurisdictions of Japan. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not to be sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Net Income per Share

Basic net income per common stock is calculated by dividing the net income by the weighted-average number of common stocks outstanding during the period, without consideration for potentially dilutive securities. Diluted net income per common stock is computed by dividing the net income by the weighted-average number of common stocks and potentially dilutive securities outstanding for the period determined using the treasury stock method.

F-15

Recently Issued Accounting Pronouncements

The following Accounting Standards Updates (“ASUs”) were issued by the Financial Accounting Standards Board (“FASB”) which relate to or could relate to the Company as concerns the Company’s normal ongoing operations or the industry in which the Company operates.

In December 2025, the FASB issued ASU 2025-11, Derivatives and Hedging (ASC 815) and Revenue from Contracts with Customers (ASC 606): Scope Refinements and Share-Based Noncash Consideration. This ASU clarifies the scope of derivative accounting for certain contracts and the accounting for share-based noncash consideration received from customers. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements.

In September 2025, the FASB issued ASU 2025-07, Interim Reporting (Topic 270): Narrow-Scope Improvements. This ASU clarifies the interim disclosure requirements and the applicability of Topic 270. The guidance is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements.

In July 30, 2025, the FASB issued ASU No. 2025-05 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provide (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The requirements are effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted, and entities should apply the amendments prospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In May 2025, the FASB issued ASU 2025-03, which clarifies how to determine the acquirer in business combinations where the acquiree is a variable interest entity. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, for interim and annual reporting periods, additional information about certain income statement expense categories. The requirements are effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Entities are permitted to apply either the prospective or retrospective transition methods. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this guidance did not have any impact on the Company’s segment reporting.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statement.

F-16

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies that contractual sale restrictions should not be considered when measuring the fair value of equity securities and requires certain related disclosures. The amendments are effective for entities that are not public business entities for fiscal years beginning after December 15, 2024. The Company does not currently have any equity securities subject to contractual sale restrictions.

3. Business Combination and Goodwill

In August 2024, the Company completed the acquisition of 100% of the outstanding common stocks of Life Shine Co., Ltd. (“Life Shine”), a privately held company operating senior nursing homes, for the consideration of $900. The acquisition was accounted for using the acquisition method under ASC 805, Business Combinations. The result of operations of Life Shine has been included in the Company’s unaudited consolidated financial statements since the acquisition date.

Goodwill recognized resulted from a substantial assembled workforce, which does not qualify for separate recognition, as well as expected future synergies from combining operations.

The following table summarizes the allocation of estimated fair value of net assets acquired and liabilities assumed:

Accounts receivable, net	$126
Prepaid expenses and other current assets	13
Property and equipment, net	585
Other assets	12
Accounts payable and accrued expenses	(61)
Other current liabilities	(10)
Borrowings	(269)
Total purchase price for acquisition, net of $314 of cash	(586)

4. Investment in Unconsolidated Entity

On July 31, 2025, the Company entered into an agreement to acquire a medical corporation, a privately held non-profit medical corporation operating nursing homes in Japan, for a total purchase price of JPY277,524 (approximately $1,843 based on the exchange rate in effect on the transaction date). The shares do not provide the Company with voting rights, decision-making authority, or rights to distributions or residual assets.

The nonprofit is considered a variable interest entity (“VIE”) under ASC 810, Consolidation. However, the Company does not have the power to direct the activities of the nonprofit that most significantly impact its economic performance and does not receive economic benefits from the nonprofit. Accordingly, the Company is not the primary beneficiary and does not consolidate the entity.

The investment is accounted for as an equity investment without a readily determinable fair value under ASC 321, Investments — Equity Securities, and is measured at cost, less impairment, and adjusted for observable price changes, if any. The investment is included in “Investment in unconsolidated entity” within long-current assets on the Consolidated Balance Sheet.

As of December 31, 2025 and March 31, 2025, the carrying amount of the investment was $1,770 respectively. The Company’s maximum exposure to loss as a result of its involvement with the VIE is limited to the carrying amount of its investment. The Company has not provided financial support to the VIE and has no contractual obligation to provide additional financial support.

F-17

5. Prepaid Expenses and Other Currents Assets

As of December 31, 2025, and March 31, 2025, prepaid expenses and other current assets include the following components:

	December 31,	March 31,
	2025	2025
	(unaudited)
Deferred costs	$4,395	$560
Prepaid expenses	346	222
Advance payment	227	98
Deferred offering costs	943	381
Short-term investments	1,913	374
Other	2,055	3
Total prepaid expenses and other current assets	$9,879	$1,638

Deferred costs represent costs incurred in connection with the Company’s construction projects prior to the execution of customer contracts. These costs primarily consist of site preparation, design and engineering costs, materials, subcontractor costs, and other directly attributable expenditures. Upon execution of the related customer contract and satisfaction of the criteria for revenue recognition under ASC 606, these costs are reclassified to cost of revenue and recognized consistent with the Company’s measure of progress toward complete satisfaction of the performance obligation.

The Company evaluates deferred construction costs for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

6. Property and Equipment, Net

As of December 31, 2025, and March 31, 2025, property and equipment, which include assets under finance lease, consisted of the following:

	December 31,	March 31,
	2025	2025
	(unaudited)
Buildings	$15,792	$7,478
Building fixtures	7,462	3,219
Vehicles	29	19
Tools and Equipment	48	11
Computers	26	16
Leased asset	30,095	26,161
Leasehold improvement	7	7
Land	8,662	3,546
Total property and equipment	62,121	40,457
Less: Accumulated depreciation	(3,139)	(1,502)
Total property and equipment, net	$58,982	$38,955

The Company recognized depreciation expenses on property and equipment of $1,794 and $794 during the nine months ended December 31, 2025, and 2024, respectively.

7. Intangible Assets, Net

The Company’s intangible assets primarily consist of internally developed capitalized software. As of December 31, 2025 and March 31, 2025, the balance of the software under the application development stage was nil and $713, respectively, which represent the capitalized amount under the application development stage as of the respective period end. The Company has performed impairment assessment and identified no triggering events or circumstances indicating that the carrying amount of the intangibles may be impaired and determined no impairment was necessary.

F-18

As of December 31, 2025 and March 31, 2025, intangible assets consisted of the following:

	December 31,	March 31,
	2025	2025
	(unaudited)
Software	$852	$18
Software under the application development stage	—	713
Total intangible assets	852	731
Less: Accumulated amortization	(50)	(5)
Total intangible assets, net	$802	$726

The following table presents the expected amortization expenses for the next five years:

Fiscal year ending March 31,	Estimated amortization expenses
2026 (remaining)	$42,492
2027	169,967
2028	169,967
2029	169,967
2030	167,232
Total (2026 - 2030)	$719,625

The Company recognized amortization expenses on intangible assets of $46 and $2 during the nine months ended December 31, 2025, and 2024, respectively.

8. Investment – Debt Securities

The Company’s investment in debt securities include corporate bonds with contractual maturities of November 2028 as of December 31, 2025. These corporate bonds are classified as held-to-maturity and carried at amortized cost, net of any allowance for credit losses. Because the bonds were issued and purchased at par, no premium or discount exists, and amortized cost equals face value, subject to any allowance for credit losses. Interest income is recognized using the effective interest method. As the bonds were issued at par, the effective interest rate equals the stated coupon rate.

Amortized Cost and Fair Value

As of December 31, 2025, the Company’s held-to-maturity securities consisted of the following:

	Amortized Costs	Allowance for Credit Losses	Net Carrying Amount	Fair Value
Corporate bonds, due November 2028	$13,648	$—	$13,648	$13,648

The estimated fair value is based on quoted market prices for similar instruments and is classified as Level 2 within the fair value hierarchy.

Although changes in fair value are not recognized in earnings for held-to-maturity securities, significant declines in fair value may indicate credit deterioration and require recognition of an allowance for credit losses.

Although the contractual maturity of the bonds is November 2028, the issuer has historically repaid similar bond issuances within one to two months of issuance. Based on this historical pattern and management’s assessment of the issuer’s financial capacity and economic incentives, management believes early repayment is likely.

The Company has the ability to hold the bonds to their contractual maturity; however, for purposes of estimating fair value, management has considered the likelihood of early repayment consistent with market participant assumptions.

F-19

Credit Losses

The Company evaluates its held-to-maturity securities for expected credit losses in accordance with ASC 326. The Company considers factors such as credit ratings of the issuers, historical loss experience, current economic conditions, and reasonable and supportable forecasts.

As of December 31, 2025, the Company determined that the risk of credit loss was not significant based on the investment-grade credit quality of the issuers. Accordingly, no allowance for credit losses was recorded.

Unrealized Losses

As of December 31, 2025, the fair value of the securities approximated their amortized cost basis, and no material unrealized losses were identified. The Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of their amortized cost basis. Accordingly, no allowance for credit losses was recorded related to these securities.

9. Leases

As of December 31, 2025 and March 31, 2025, the following amounts were recorded in the unaudited consolidated balance sheets relating to the Company’s operating and finance leases.

	December 31,	March 31,
	2025	2025
	(unaudited)
Right-of-Use Assets
Operating lease assets	$2,713	$2,483
Lease Liabilities
Operating lease liabilities - Current	$1,721	$1,062
Operating lease liabilities - Non-current	1,015	1,477
Finance lease liabilities - Current	918	740
Finance lease liabilities - Non-current	28,332	25,044

The following table illustrates information for the Company’s operating and finance leases during the nine months ended December 31, 2025 and the fiscal year ended March 31, 2025:

	December 31,	March 31,
	2025	2025
	(unaudited)
Operating leases:
Total operating lease cost	$885	$424
Cash paid for amounts included in the measurement of the operating lease liability	$909	$450
Weighted average remaining lease term (years)	2.5	2.6
Weighted average discount rate	2.49%	2.49%
Finance leases:
Amortization of right-of-use assets	914	720
Interest expenses	523	394
Total finance lease costs	1,437	1,114
Weighted average remaining lease term (years)	25.6	26.3
Weighted average discount rate	2.49%	2.49%

F-20

The following table summarizes the contractual maturities of operating and finance lease liabilities as of December 31, 2025:

Fiscal year ending March 31,	Operating leases
2026 (remaining)	$477
2027	1,562
2028	316
2029	235
2030	175
Thereafter	51
Total lease payments	2,816
Less amounts representing interest	(80)
Present value of lease payments	2,736
Less: current portion	(1,721)
Non-current lease liabilities	$1,015

Fiscal year ending March 31,	Finance leases
2026 (remaining)	$416
2027	1,630
2028	1,637
2029	1,637
2030	1,584
Thereafter	32,730
Total lease payments	39,634
Less amounts representing interest	(10,384)
Present value of lease payments	29,250
Less: current portion	(918)
Non-current lease liabilities	$28,332

10. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of December 31, 2025 and March 31, 2025.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of December 31, 2025 and March 31, 2025.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

F-21

11. Accounts payable and accrued expenses

As of December 31, 2025 and March 31, 2025, accounts payable and accrued expenses include the following components:

	December 31,	March 31,
	2025	2025
	(unaudited)
Accounts payable	$5,402	$3,637
Salaries payable	1,172	724
Deferred rent	680	404
Accrued expenses	101	176
Other	898	601
Total Accounts payable and accrued expenses	$8,253	$5,542

12. Other current liabilities

As of December 31, 2025 and March 31, 2025, other current liabilities include the following components:

	December 31,	March 31,
	2025	2025
	(unaudited)
Accrued consumption taxes	$8	$674
Deposit received	444	242
Other	257	103
Total other current liabilities	$709	$1,019

13. Borrowings

Long-term debt

Long-term debt as of December 31, 2025 and March 31, 2025 consisted of the following:

	Interest rate		Maturity	December 31, 2025	March 31, 2025
				(unaudited)
Lender 1	2.03%	Fixed rate	December 26, 2028	$212	$278
Lender 2	2.60%	Fixed rate	January 1, 2029	97	127
Lender 3	1.90%	Variable rate	November 27, 2026	39	74
Lender 3	1.40%	Fixed rate	September 27, 2027	107	160
Lender 3	1.95%	Variable rate	June 27, 2029	357	454
Lender 3	2.15%	Variable rate	September 30, 2030	62	—
Lender 4	2.50%	Variable rate	August 31, 2059	10,295	10,892
Lender 4	2.70%	Variable rate	May 31, 2059	3,419	3,616
Lender 4	2.80%	Fixed rate	April 30, 2060	8,209	—
Lender 4	3.30%	Fixed rate	June 30, 2060	10,297	—
Lender 5	0.25%	Fixed rate	August 10, 2035	187	200
Lender 6	0.70%	Fixed rate	August 2, 2026	29	55
Lender 7	2.00%	Fixed rate	September 30, 2030	247	—
Lender 8	3.60%	Fixed rate	September 30, 2030	149	—
Total outstanding principal balance				33,706	15,856
Less: Unamortized debt issuance costs				(112)	(119)
Subtotal				33,594	15,737
Less: Current portion				(1,003)	(632)
Long-term portion				$32,591	$15,105

F-22

As of December 31, 2025 and March 31, 2025, certain borrowings totaling $623 and $741, respectively, were guaranteed by the credit guarantee corporation. These guarantees provide credit enhancement and mitigate the risk of borrower default for the financial institution.

Under the terms of the guarantee agreement, the guarantee is in effect for the full term of the loan. The Company is required to pay a guarantee fee to the credit guarantee corporation, which is recognized as an expense over the life of the loan.

In the event of a default, the lender may recover principal and interest from the credit guarantee corporation, which would then seek reimbursement from the Company. While these borrowings are secured through credit guarantee corporation, the Company remains ultimately liable for repayment. As such, the guaranteed portion of the debt is not derecognized, and the full obligation is included in the Company’s unaudited consolidated balance sheet under current portion of long-term debt or non-current portion of long-term debt, as appropriate.

As of December 31, 2025 and March 31, 2025, the Company had total borrowings of $33,594 and $15,737, respectively, of which $21,923 and $14,508, respectively, was secured by certain of the Company’s assets.

As of December 31, 2025, future minimum payments for long-term debt are as follows:

Fiscal year ending March 31,
2026 (remaining)	$322
2027	1,033
2028	969
2029	868
2030	729
Thereafter	29,785
Total	$33,706

Short-term debt

Short-term debt as of December 31, 2025 and March 31, 2025 consisted of the following:

	Interest rate		Maturity	December 31, 2025	March 31, 2025
				(unaudited)
Lender 9	2.00%	Fixed rate	October 31, 2026	$1,085	$—
Lender 10	Reference rate +1.5%	Variable rate	May 31, 2026	191	—
Total outstanding principal balance				$1,276	$—

As of December 31, 2025, $1,085 of the Company’s total short-term borrowings was secured by certain of the Company’s assets. The borrowings mature within twelve months of the balance sheet date and are classified as short-term debt. There are no renewal terms associated with these borrowings. The Company intends to repay these borrowings at maturity.

F-23

Interest expense related to short-term borrowings was $2 and nil for the nine months ended December 31, 2025 and 2024, respectively.

14. Net Income per Share

The following table sets forth the computation of basic and diluted net income per share:

	Nine Months Ended December 31,
	2025	2024
	(unaudited)	(unaudited)
Basic and Diluted Net Income Per Common Share:
Net income attributable	$1,146	$945
Weighted average common shares outstanding – basic and diluted	20,500,000	20,500,000
Net income per common share – basic and diluted	$0.06	$0.05

15. Stockholders’ Equity

Preferred Stock

As of December 31, 2025, the Company has authorized 20,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of December 31, 2025.

Common Stock

As of December 31, 2025, the Company has authorized 380,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of December 31, 2025, was 20,500,000 shares.

16. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the nine months ended December 31, 2025 and 2024. The Company had no revenue derived from geographical regions outside of Japan during the nine months ended December 31, 2025 and 2024. All revenue during the nine months ended December 31, 2025 and 2024 was recognized when the performance obligation was satisfied over time.

	Nine Months Ended December 31,
	2025	2024
	(unaudited)	(unaudited)
Construction real estate revenue - Constructing group homes	$44,360	$23,213
Welfare services revenue	15,242	4,391
Other	55	1
Total	$59,657	$27,605

F-24

The following table summarizes the activity in contract liabilities during the nine months ended December 31, 2025 and the fiscal year ended March 31, 2025.

	Nine Months Ended December 31,	Fiscal Year Ended March 31,
	2025	2025
	(unaudited)
Contract liabilities, beginning of period	$6,761	$2,586
Contract liabilities, end of period	23,015	6,761

Revenue recognized in the period from amounts included in contract liabilities at the beginning of period	6,761	2,586

As of December 31, 2025 and March 31, 2025, contract liabilities represent advance payments received from customers for construction services that have not yet been performed. These advances will be recognized as revenue as the Company satisfies its performance obligations in completing the construction of group homes. The Company expects to recognize the associated revenue within the next 6 to 7 months, as the remaining construction work is completed. Revenue will be fully recognized upon the completion of the construction and transfer of the home to the customer.

As of December 31, 2025, the Company has recognized a contract asset of $305, reflecting services performed but not yet billed to customers as of that date. This contract asset represents the difference between the revenue recognized and the amounts billed, which will be invoiced in future periods.

As of March 31, 2025, the Company has no contract assets, as all costs incurred to date for ongoing construction projects have been billed to customers. Revenue has been recognized using the cost-to-cost method, based on the progress of construction. Since all costs incurred up to March 31, 2025, have been billed to customers, there are no amounts due for services already performed, and therefore no contract assets exist as of that date.

The Company had unsatisfied or partially unsatisfied performance obligations under construction service contracts totaling approximately $30,034 in aggregate transaction price as of December 31, 2025. The Company expects to recognize revenue related to these performance obligations in the amount of approximately $30,034 during the fiscal year ending March 31, 2026.

Because the Company operates solely as a construction service provider and does not engage in the sale of group homes it constructs, it does not hold any inventory of group homes at the end of the reporting period. Revenue is recognized exclusively for services performed, and no group homes are maintained for resale.

17. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the nine months ended December 31, 2025 and 2024.

	Nine Months Ended December 31,
	2025	2024
	(unaudited)	(unaudited)
Construction real estate revenue - Constructing group homes	$30,682	$14,215
Welfare services revenue	14,684	5,488
Other	44	—
Total	$45,410	$19,703

18. Segment Information

The Company operates as a single reportable segment. The chief operating decision maker reviews financial performance and allocates resources on a consolidated basis, using a single measure of operating profit and a total expense amount. No disaggregated expense categories are regularly reviewed by the CODM. Because the Company operates as a single reportable segment and the CODM reviews financial performance on a consolidated basis, no additional reportable segments have been identified under ASC 280, Segment Reporting. In accordance with ASC 280, as amended by ASU 2023-07, the Company has not identified any significant segment expense categories that are regularly provided to the CODM and that meet the criteria for separate disclosure.

F-25

19. Related Party

The related parties that had material balances as of December 31, 2025 and March 31, 2025 and transactions for the nine months ended December 31, 2025 and 2024 consist of the following:

Name of Related Parties	Nature of Relationship at December 31, 2025
Minaterrace Inc.	A company controlled by Tatsuma Yoshida, the CEO and the principal stockholder of the Company
at A&C Inc.	A company controlled by Yoshihito Arita, the director of the Company
Tasukeai General Incorporated Association	A company that is controlled by an immediate family member of Tatsuma Yoshida, the CEO and the principal shareholder of the Company

The Company had the following related party balances as of December 31, 2025 and March 31, 2025:

		December 31,	March 31,
	Nature of transactions	2025	2025
		(unaudited)
Payable due to related parties:
at A&C Inc.	Payable related to outsourcing expenses	$14	$37
Tasukeai General Incorporated Association	Payable related to outsourcing expenses	21	39

The Company had the following related party transactions for the nine months ended December 31, 2025 and 2024:

		Nine Months Ended December 31,
	Nature of transactions	2025	2024
		(unaudited)	(unaudited)
Revenue from related parties:
at A&C Inc.	Revenue from outsourced services	$55	$—
Selling, General and Administrative Expenses with related parties:
at A&C Inc.	Outsourcing expenses	288	—
Minaterrace Inc.	Outsourcing expenses	9	17
Tasukeai General Incorporated Association	Outsourcing expenses	248	137

Compensation for directors is determined by the Board of Directors and/or shareholders in accordance with the Company’s Articles of Incorporation. Total compensation paid to directors during the nine months ended December 31, 2025 and 2024 were $82 and $110, respectively.

20. Subsequent Events

The Company has evaluated subsequent events after the consolidated balance sheet date through March 6, 2026, the date the consolidated financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the consolidated balance sheet date that require both recognition and disclosure in the consolidated financial statements.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of AMATUHI HOLDINGS, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AMATUHI HOLDINGS, Inc. and its subsidiaries (the “Company”) as of March 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income, consolidated statements of changes in stockholders’ equity, consolidated statements of cash flows for the years ended March 31, 2025 and 2024, and the related notes (collectively referred to as the “Financial Statements”). In our opinion, the Financial Statements present fairly, in all material respects, the consolidated balance sheets of the Company as of March 31, 2025 and 2024, and the consolidated statements of operations and comprehensive income, consolidated statements of changes in stockholders’ equity and its consolidated statements of cash flows for the years in the period ended March 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Financial Statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

Singapore, July 29, 2025, except for Note 1 and Note 12 as to which date is September 12, 2025

PCAOB ID number: 6783

We have served as the Company’s auditor since 2025.

F-27

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$13,373	$2,044
Accounts receivable, net	2,315	559
Short-term loan receivable	—	4,327
Prepaid expenses and other current assets	1,638	78
Total Current Assets	17,326	7,008
Non-current Assets:
Property and equipment, net	38,955	7,656
Operating lease right-of-use assets, net	2,483	889
Intangible assets, net	726	4
Goodwill	190	—
Deferred tax assets	266	118
Other assets	1,937	407
Total Assets	$61,883	$16,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$5,542	$2,584
Payable due to related party	76	13
Income tax payable	1,175	300
Contract liabilities	6,761	2,586
Current portion of operating lease liabilities	1,062	360
Current portion of finance lease liabilities	740	292
Current portion of long-term debt	632	214
Other current liabilities	1,019	179
Total Current Liabilities	17,007	6,528
Non-current Liabilities:
Non-current operating lease liabilities	1,477	559
Non-current finance lease liabilities	25,044	7,622
Non-current portion of long-term debt	15,105	633
Other liabilities	81	8
Total Liabilities	58,714	15,350
Commitment and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.000001 par value – 20,000,000 shares authorized as of March 31, 2025 and 2024; No shares issued and outstanding as of March 31, 2025 and 2024
Common stock, $0.000001 par value – 380,000,000 shares authorized as of March 31, 2025 and 2024; 20,500,000 shares issued and outstanding as of March 31, 2025 and 2024**	*	*
Additional paid-in capital	337	337
Accumulated other comprehensive income	(20)	(69)
Retained earnings	2,852	464
Total Stockholders’ Equity	3,169	732
Total Liabilities and Stockholders’ Equity	$61,883	$16,082

The accompanying notes are an integral part of the consolidated financial statements.

* Less than $1,000

**The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 5,000 sub-division effected on August 6, 2025.

F-28

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Fiscal Year Ended March 31,
	2025	2024
Revenue	$49,087	$15,194
Cost of revenue	(36,450)	(11,390)
Gross profit	12,637	3,804
Operating expenses:
Selling, General and Administrative Expenses	(7,861)	(2,664)
Selling, General and Administrative Expenses – related parties	(404)	(251)
Depreciation and amortization expenses	(77)	(8)
Total operating expenses	(8,342)	(2,923)
Profit from operations	4,295	881
Other (expenses)/ income, net	(86)	62
Interest expenses	(672)	(182)
Profit before income taxes	3,537	761
Income tax expenses	(1,150)	(231)
Net income	$2,387	$530
Net income per share attributable to common stockholders, basic and diluted	$0.12	$0.03
Weighted-average number of common stocks outstanding used to compute net income per share, basic and diluted*	20,500,000	20,500,000

The accompanying notes are an integral part of the consolidated financial statements.

* Giving retroactive effect to the 1 for 5,000 sub-division effected on August 6, 2025.

F-29

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except share and per share data)

	Fiscal Year Ended March 31,
	2025	2024
Net income	$2,387	$530
Other comprehensive income/(loss):
Currency translation adjustments	49	(51)
Total other comprehensive income/(loss)	49	(51)
Comprehensive income	$2,436	$479

F-30

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Stock Class			Additional	(Accumulated losses)/	Accumulated other	Total
	Common Stocks			Paid-In	Retained	comprehensive	Stockholders’
	Shares	Amount		Capital	Earnings	income/(loss)	Equity
Balance, March 31, 2023	20,500,000	$	*	$337	$(66)	$18	$253
Other comprehensive loss, net of tax	—		—	—	—	(51)	(51)
Net income	—		—	—	530	—	530
Balance, March 31, 2024	20,500,000	$	*	$337	$464	$(69)	$732
Other comprehensive income, net of tax	—		—	—	—	49	49
Net income	—		—	—	2,387	—	2,387
Balance, March 31, 2025	20,500,000	$	*	$337	$2,851	$(20)	$3,168

The accompanying notes are an integral part of the consolidated financial statements.

* Less than $1,000

The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 5,000 sub-division effected on August 6, 2025.

F-31

AMATUHI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Years Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$2,387	$530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,143	327
Noncash lease expenses	(1,559)	(707)
Amortization of debt issuance costs	2	—
Loss from sales of property and equipment	54	—
Change in deferred income taxes	(145)	(75)
Changes in operating assets and liabilities:
Accounts receivable	(1,596)	(272)
Prepaid expenses and other current assets	(1,518)	(32)
Other assets	(1,488)	(404)
Accounts payable and accrued expenses	2,824	2,042
Payable due to related party	62	14
Income tax payable	857	312
Contract liabilities	4,079	2,289
Other liabilities	890	52
Operating lease liabilities	1,584	739
Net cash provided by operating activities	7,576	4,815
Cash flows from investing activities:
Purchase of property and equipment	(13,956)	(5)
Proceeds from sales of property and equipment	496	-
Purchase of intangible assets	(712)	(5)
Payment for short-term receivable	-	(4,499)
Payment received from short-term receivable	4,289	-
Acquisition of the subsidiary	(576)	-
Net cash used in investing activities	(10,459)	(4,509)
Cash flows from financing activities:
Repayments of long-term debt	(470)	(135)
Proceeds from long-term debt	14,945	519
Repayments of financing lease liabilities	(356)	(154)
Payment for debt issuance costs	(121)	-
Net cash provided by financing activities	13,998	230
Effect of exchange rate change on cash and cash equivalents	214	(233)
Net change in cash and cash equivalents	11,329	303
Cash and cash equivalents at beginning of period	2,044	1,741
Cash and cash equivalents at end of period	$13,373	$2,044

Supplemental disclosures of cash flow information:
Cash paid for interest	$102,509	$13
Cash paid for income taxes	$307	$—

The accompanying notes are an integral part of the consolidated financial statements.

F-32

AMATUHI HOLDINGS, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Organization, Nature of Business

AMATUHI Holdings, Inc. (the “Company”) was incorporated on June 24, 2025 in Delaware to act as the holding company of AMATUHI, Co., Ltd., (“AMATUHI Japan”), which was incorporated in Japan on February 22, 2021 and is an operating entity. AMATUHI Japan primarily designs and construct care homes called “group homes” for people with disabilities and seniors. The Company also operates groups homes and provides wide ranges of support services.

At incorporation, the Company issued five shares of common stock with the par value of $0.000001. On July 22, 2025, as part of its reorganization, the Company entered into a Reorganization Agreement and Plan of Share Exchange with AMATUHI Japan and its shareholders and acquired 4,100 shares of AMATUHI Japan’s ordinary shares from its shareholders in exchange for the Company’s 4,100 shares of common stock. The Company filed a Certificate of Ownership and Merger, with the Delaware Secretary of State, pursuant to Section 253 of the Delaware General Corporation Law, to effectuate the reorganization. After the share exchange, AMATUHI Japan became a wholly owned subsidiary of the Company.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and AMATUHI Japan. The Company’s consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship were not established.

On August 6, 2025, the Company’s Board of Directors approved a sub-division of the Company’s issued and outstanding shares at a ratio of 1:5,000, which became effective on August 6, 2025. As a result of the sub-division, the number of shares issued and outstanding became 20,500,000 shares. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 1:5,000 sub-division.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

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Going concern and liquidity

The Company has evaluated whether there are certain conditions and events, considered in aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to attract and retain revenue generating customers, acquire new customer contracts, and additional financing. If substantial doubt exists, management evaluates whether its plans, if appropriately implemented, will alleviate that doubt. Disclosures are made in the consolidated financial statements when substantial doubt exists or is alleviated by management’s plans.

The Company manages liquidity to ensure that it has sufficient cash and available funding to meet its operating and capital requirements. As of March 31, 2025, the Company had cash and cash equivalents of $13,373.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries: AMATUHI, Inc. and Life Shine Co., Ltd. Life Shine Co. Ltd. is a privately held company operating senior nursing homes. Intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency Translation

The Company’s functional currency is generally Japanese Yen. Results of operations are translated to U.S. dollars using the average exchange rates during the period. Assets and liabilities are translated using the exchange rates in effect as of the date of the balance sheet. Resulting translation adjustments are recorded as a foreign currency translation adjustment into other accumulated comprehensive income/(loss) in stockholders’ equity.

Related Party Transactions

The Company conducts transactions with certain related parties in the ordinary course of business. Related parties include entities owned by the Company’s directors. These transactions are conducted on terms equivalent to those that prevail in arm’s-length transactions, and are subject to oversight by the Company’s board of directors, as applicable.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, revenue recognition, fair values and useful lives of assets acquired and liabilities assumed through business combinations, allowance for credit losses, useful lives of property and equipment and intangible assets, the carrying value of operating lease right-of-use assets and liabilities, impairment of long-lived assets, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

F-34

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price is generally fixed. None of the Company’s contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Construction real estate sales

1)	Constructing group homes

The Company recognizes revenue from constructing group homes over time as performance obligations are satisfied. These contracts are entered into with third-party customers. All revenues generated from construction and home sale activities are derived from unrelated, third-party customers.

Revenue is generally recognized using an input method based on the ratio of costs incurred to total estimated costs, which the Company believes best reflects its progress toward satisfying the performance obligation.

The average time to complete the construction of a group home typically ranges from six to seven months, depending on project scope, site conditions, and permitting processes. All homes sold to customers are constructed under the Company’s direction and control, using third-party subcontractors for portions or all the construction work. The Company is responsible for managing the construction process, including project oversight, design specifications, permitting, and compliance. The Company does not purchase completed group homes from third-party builders for resale.

The Company does not classify group homes under construction or completed group homes awaiting sale as inventory. Instead, all costs incurred on construction contracts are billed to customers as construction progresses. When amounts billed exceed costs incurred, the excess is recorded as contract liabilities, representing cash received in advance for services not yet completed. No inventory is recorded on the balance sheet, as the Company does not own or hold group homes it constructs for resale.

As of March 31, 2025, and 2024, the Company had uncompleted construction contracts, but all services performed up to the balance sheet date had been billed to customers. Instead, amounts billed in excess of costs incurred are recorded as contract liabilities, reflecting cash received in advance for services yet to be completed. The Company’s balance sheet does not include inventory related to group homes under construction or completed homes awaiting sale.

When either party to a contract has performed, the Company presents the contract as a contract asset or contract liability, depending on the relationship between the Company’s performance and the customer’s payment. A contract asset represents the Company’s right to consideration for services transferred to the customer. A contract liability represents the Company’s obligation to transfer services for which it has already received payment or for which payment is due.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, penalty provisions, labor productivity and cost estimates. Variable consideration is included in the estimate of the transaction price only to the extent that a significant reversal would not be probable. Management continuously monitors factors that may affect the quality of its estimates, and material changes in estimates are disclosed accordingly.

The Company currently leases all the group homes it operates. All such leases are entered into with unrelated third-party lessors. The Company does not lease properties from related parties or affiliates.

2)	Sales of real estate properties

Revenue from sales of real estate properties is generated from sales to third-party customers. Revenue is recognized at a point in time (i.e., at the time of closing of a sale) when title to and possession of the property are transferred to the buyer.

The Company engages subcontractors for constructing group homes. The Company assesses whether it is acting as a principal or an agent in these arrangements in accordance with ASC 606, Revenue from Contracts with Customers. Based on this assessment, the Company recognizes revenue on a gross basis (as principal) rather than on a net basis (as agent). The Company has concluded that gross reporting is appropriate because the Company (i) is responsible for identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

All sales of real estate properties are made to third-party customers, and the Company does not engage in sales to related parties or internal entities.

Welfare services revenue

Revenue from welfare services is generated from operating group homes and providing support services to residents. Rental agreement with tenants are accounted for as operating leases. Minimum lease payment (rent) are recognized on a straight-line basis over the term of the respective lease, beginning when the tenant takes possession of, or are granted control over, the physical use of the space. Any excess of straight-line rents recognized over amounts contractually billed is recorded as deferred rents receivable, if any. Revenue from ancillary services, such as food, beverage and personal support services, is recognized over time as the services are provided, in accordance with ASC 606.

F-35

The Company also receives government subsidies to support its welfare services. Revenue related to these subsidies is recognized when the related performance obligations are satisfied, and collection is reasonably assured, consistent with ASC 606.

Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company operates and manages its business as one operating and reportable segment, focused on the development, operation, and management of group homes and the provision of welfare-related services. The Company’s Chief Executive Officer (“CEO”) is considered the Chief Operating Decision Maker (“CODM”). The CODM evaluates the Company’s financial performance and allocates resources on a consolidated basis. As such, the Company has determined that it has one operating and reportable segment in accordance with ASC Topic 280, Segment Reporting. All of the Company’s revenue is currently generated from customers located in Japan, and all of its long-lived assets are also located in Japan.

Revenue is derived primarily from two sources:

1.	Construction of group homes and sales of real estate properties
2.	Welfare services provided to residents of the Company’s group homes

The Company will disclose customer concentration information if any individual customer accounts for 10% or more of consolidated revenue in any reporting period.

Concentration of Customers and Vendors

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company monitors and manages the overall exposure of its cash balances to individual financial institutions on an ongoing basis. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the fiscal years ended March 31, 2025 and 2024, there were two customers and there was one customer, respectively, who accounted for more than 10% of the Company’s total revenue in the respective periods. As of March 31, 2025 and 2024, there was one customer and there were no customers, respectively, who accounted for more than 10% of the Company’s total accounts receivable in the respective periods.

For the fiscal years ended March 31, 2025 and 2024, there was two suppliers who accounted for more than 10% of the Company’s total purchase in both periods. As of March 31, 2025 and 2024, there were four and two suppliers, respectively, who accounted for more than 10% of the Company’s total accounts payable in the respective periods.

F-36

Business Combination

Business combination are accounted for under the acquisition method of accounting. This method requires, among other things, allocation of the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed at their estimated fair values on the acquisition date. The excess of the fair value of purchase consideration over the values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, management makes estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the Consolidated Statements of Operations. Acquisition costs, consisting primarily of third-party legal and consulting fees, are expensed as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities.

Accounts receivable are subject to collection risk. The Company performs evaluations of its customers’ financial positions and generally extends credit on account, without collateral.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record an allowance for credit loss as of March 31, 2025, and 2024.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the fiscal years ended March 31, 2025, and 2024.

Other Current Assets

Other current assets consist of amounts expected to be realized or consumed within one year. These may include deferred costs, advance payment, deferred offering costs and short-term investments.

Short-term Investments

The Company’s short-term investments include time deposits with financial institutions having original maturities greater than three months and less than one year. There investments are held to maturity and are stated amortized cost, which approximates fair value. As of March 31, 2025, and 2024, the Company held $374 and nil, respectively.

F-37

Deferred Offering Costs

Deferred offering costs include specific incremental costs directly attributable to the Company’s initial public. Offering of securities. Deferred offering costs exclude management salaries or other general and administrative expenses. These costs are being deferred and will be charged against the gross proceeds of the offering.

Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Buildings	15 - 22 years
Building fixtures	8 - 15 years
Vehicles	1 - 3 years
Tools and Equipment	3 years
Computers	3 - 4 years
Leased asset	5 years
Leasehold improvement	Shorter of 20 years or lease term
Land	Indefinite

Repair and maintenance costs are expensed as incurred.

Intangible Assets, Net

Intangible assets primarily consist of capitalized software. The Company accounts for its software development costs in accordance with the guidance in ASC 350-40, Internal-use software. The costs incurred prior to the application development stage and post implementation are expensed as incurred. Direct and incremental internal and external costs incurred during the application development stage are capitalized until the application is substantially complete and ready for its intended use, at which point amortization begins. Training, data conversion and maintenance costs are expensed as incurred. Costs of capitalized software are amortized on a straight-line basis over the estimated period of benefit, which is approximately one to five years.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

F-38

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the assets acquired at the date of acquisition. Goodwill is not subject to amortization but is subject to impairment testing on an annual basis, or whenever events and circumstances indicate that the carrying value of the reporting unit may be in excess of the reporting unit’s fair value. The Company has one reporting unit and tests goodwill for impairment at the reporting unit level. As part of the goodwill impairment test, the Company first performs a qualitative assessment to determine whether further impairment testing is necessary. If, as a result of its qualitative assessment, it is more-likely-than-not that the fair value of the Company’s reporting unit is less than its carrying amount, a two-step impairment test is required.

If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment, and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the implied fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company has not recorded any impairments related to goodwill as of March 31, 2025.

Leases

In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception based on whether there is an identified asset and whether the Company controls the use of the identified asset throughout the period of use. The Company classifies leases as either finance or operating. The classification criteria is based on estimates regarding the fair value of the leased asset, minimum lease payments, effective cost of funds, economic life of the asset, and certain other terms in the lease agreements.

As of March 31, 2025 and 2024, the Company’s finance lease liability is entirely related to leases with third-party lessors for group homes. These leases are classified as finance leases under ASC 842, meeting the criteria for such classification, including the lease term for each agreement representing the major part of the remaining economic life of the underlying assets.

Operating leases

Operating leases are included in operating lease right-of-use (ROU) assets, current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a ROU asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred. The Company does not recognize ROU assets and operating lease liabilities that arise from leases with an initial lease term of 12 months or less.

Finance leases

Finance lease right-of-use assets are recognized within property and equipment, net on the Company’s Consolidated Balance Sheets. The Company recognizes interest expense on the finance lease liabilities utilizing the effective interest method. The right-of-use asset is generally amortized to depreciation and amortization expense on a straight-line basis over the lease term unless the lease contains an option to purchase the underlying asset that the Company is reasonably certain to exercise. If the Company is reasonably certain to exercise the purchase option, the asset is amortized over the useful life.

F-39

Other Assets

Other assets include items not expected to be realized within one year from the balance sheet date. These may consist of long-term prepaid expenses, security deposits and long-term investments.

Long-term Investments

Time deposits with original maturities exceeding one year are classified as long-term investments. There deposits are held with high-credit-quality financial institutions and are measured at amortized cost. As of March 31, 2025, the Company held $371 in long-term deposits maturing over the next 29 months.

Borrowings

Borrowings are recognized as liabilities when the Company receives the funds and are initially recorded at the amount of cash received, net of directly attributable transaction costs. Borrowings are subsequently measured at amortized cost using the effective interest method, unless designated under the fair value option.

Interest expense is recognized using the effective interest method. Commitment fees, loan origination costs, and other directly related fees are deferred and amortized over the term of the loan.

Short-term borrowings are those due within one year. Long-term borrowings include amounts due after one year or refinanced borrowings with contractual maturities greater than one year as of the balance sheet date.

The Company classifies borrowings in accordance with ASC 470, “Debt” and evaluates compliance with loan covenants and potential reclassification requirements.

Debt Issuance Costs

Direct costs incurred in connection with financing such as legal fees are classified as debt issuance costs. The Company capitalized these costs and reported the amounts as a direct deduction from the carrying amount of the financial statement line item for which those costs relate. The capitalized debt issuance costs are amortized over the life of the underlying debt obligation utilizing the straight-line methods.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

F-40

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, short-term loan receivable, accounts payable, accrued expenses, income tax payable and contract liabilities approximate fair values due to the short-term nature of these instruments.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Consolidated Statement of Operations. For the fiscal years ended March 31, 2025, and 2024, these costs were $189 and $82, respectively.

Employee Benefits

The Company contributes to government-mandated employee benefit programs in Japan, such as social insurance, health insurance, unemployment insurance, and employee pension insurance. These contributions are expensed as incurred.

Commitments and Contingencies

The Company recognizes contingent liabilities in accordance with ASC 450 Contingencies when a loss is probable and the amount can be reasonably estimated. If both conditions are met, a liability is recorded. If a loss is reasonably possible but not probable, or if the amount cannot be reasonably estimated, disclosure is made in the footnotes to the consolidated financial statements but no liability is recorded.

The Company also discloses commitments, such as future minimum payments under non-cancelable contracts, guarantees, and operating lease obligations. These are recognized as liabilities when incurred, or disclosed if not yet recognized.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company files tax returns in the tax jurisdictions of Japan. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not to be sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

F-41

Net Income per Share

Basic net income per common stock is calculated by dividing the net income by the weighted-average number of common stocks outstanding during the period, without consideration for potentially dilutive securities. Diluted net income per common stock is computed by dividing the net income by the weighted-average number of common stocks and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

The following Accounting Standards Updates (“ASUs”) were issued by the Financial Accounting Standards Board (“FASB”) which relate to or could relate to the Company as concerns the Company’s normal ongoing operations or the industry in which the Company operates.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, for interim and annual reporting periods, additional information about certain income statement expense categories. The requirements are effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Entities are permitted to apply either the prospective or retrospective transition methods. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this guidance did not have any impact on the Company’s segment reporting.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statement

F-42

3. Business Combination and goodwill

In August 2024, the Company completed the acquisition of 100% of the outstanding common stocks of Life Shine Co. Ltd. (“Life Shine”), a privately held company operating senior nursing homes, for the consideration of $900. The acquisition was accounted for using the acquisition method under ASC 805, Business Combinations. The result of operations of Life Shine has been included in the Company’s consolidated financial statements since the acquisition date.

Goodwill recognized resulted from a substantial assembled workforce, which does not qualify for separate recognition, as well as expected future synergies from combining operations.

The following table summarizes the allocation of estimated fair value of net assets acquired and liabilities assumed:

Accounts receivable, net	$126
Prepaid expenses and other current assets	13
Property and equipment, net	585
Other assets	12
Accounts payable and accrued expenses	(61)
Other current liabilities	(10)
Borrowings	(269)
Total purchase price for acquisition, net of $314 of cash	(586)

4. Prepaid expenses and other currents assets

As of March 31, 2025, and 2024, prepaid expenses and other current assets include the following components:

	March 31,
	2025	2024
Deferred costs	$560	$—
Prepaid expenses	222	75
Advance payment	98	3
Deferred offering costs	381	—
Short-term investments	374	—
Other	3	—
Total prepaid expenses and other current assets	$1,638	$78

5. Property and Equipment, Net

As of March 31, 2025, and 2024, property and equipment, which include assets under finance lease, consisted of the following:

	March 31,
	2025	2024
Buildings	$7,478	$—
Building fixtures	3,219	—
Vehicles	19	17
Tools and Equipment	11	1
Computers	16	9
Leased asset	26,161	7,955
Leasehold improvement	7	7
Land	3,546	—
Total property and equipment	40,457	7,989
Less: Accumulated depreciation	(1,502)	(333)
Total property and equipment, net	$38,955	$7,656

The Company recognized depreciation expenses on property and equipment of $1,140 and $326 during the fiscal years ended March 31, 2025, and 2024, respectively.

F-43

6. Intangible Assets, Net

The Company’s intangible assets primarily consist of internally developed capitalized software. As of March 31, 2025, and 2024, the balance of the capitalized software was $713 and nil, respectively, which represent the capitalized amount under the application development stage as of the respective period end. The Company has performed impairment assessment and identified no triggering events or circumstances indicating that the carrying amount of the intangibles may be impaired and determined no impairment was necessary.

As of March 31, 2025, and 2024, intangible assets consisted of the following:

	March 31,
	2025	2024
Software	$18	$6
Software under the application development stage	713	—
Total intangible assets	731	6
Less: Accumulated amortization	(5)	(2)
Total intangible assets, net	$726	$4

The following table presents the expected amortization expense for the next five years:

Fiscal year ending March 31,	Estimated amortization expense
2026	$3,130
2027	3,130
2028	3,130
2029	2,410
2030	790
Total (2026 - 2030)	$3,200

The Company recognized amortization expenses on intangible assets of $3 and $1 during the fiscal years ended March 31, 2025, and 2024, respectively.

7. Leases

As of March 31, 2025, and 2024, the following amounts were recorded in the Consolidated Balance Sheets relating to the Company’s operating and finance leases.

	March 31,
	2025	2024
Right-of-Use Assets
Operating lease assets	$2,483	$889
Lease Liabilities
Operating lease liabilities - Current	$1,062	$360
Operating lease liabilities - Non-current	1,477	559
Financing lease liabilities - Current	740	287
Financing lease liabilities - Non-current	25,044	7,622

The following table illustrates information for the Company’s operating and finance leases during the fiscal years ended March 31, 2025, and 2024:

	March 31,
	2025	2024
Operating leases;
Total operating lease cost	$424	$218
Cash paid for amounts included in the measurement of the operating lease liability	$450	$227
Weighted average remaining lease term (years)	2.6	2.6
Weighted average discount rate	2.49%	2.49%
Finance leases:
Amortization of right-of-use assets	720	319
Interest expenses	394	169
Total finance lease costs	1,114	488
Weighted average remaining lease term (years)	26.3	26.1
Weighted average discount rate	2.49%	2.49%

F-44

The following table summarizes the contractual maturities of operating and finance lease liabilities as of March 31, 2025:

Fiscal year ending March 31,	Operating leases
2026	$1,115
2027	1,071
2028	170
2029	151
2030	102
Thereafter	21
Total lease payments	2,630
Less amounts representing interest	(91)
Present value of lease payments	2,539
Less: current portion	(1,062)
Non-current lease liabilities	$1,477

Fiscal year ending March 31,	Finance leases
2026	$1,376
2027	1,432
2028	1,432
2029	1,432
2030	1,377
Thereafter	28,147
Total lease payments	35,196
Less: amounts representing interest	(9,410)
Present value of lease payments	25,786
Less: current portion	(740)
Non-current lease liabilities	$25,046

8. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of March 31, 2025, and 2024.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of March 31, 2025, and 2024.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

F-45

9. Accounts payable and accrued expenses

As of March 31, 2025, and 2024, Accounts payable and accrued expenses include the following components:

	March 31,
	2025	2024
Accounts payable	$3,637	$2,201
Salaries payable	724	289
Deferred rent	404	—
Accrued expenses	176	47
Other	601	47
Total Accounts payable and accrued expenses	$5,542	$2,584

10. Other current liabilities

As of March 31, 2025, and 2024, other current liabilities include the following components:

	March 31,
	2025	2024
Accrued consumption taxes	$674	$112
Deposit received	242	22
Other	103	45
Total other current liabilities	$1,019	$179

11. Borrowings

Long-term borrowings as of March 31, 2025, and 2024 consisted of the following:

	Interest rate		Maturity	March 31, 2025	March 31, 2024
Lender 1	2.03%	Fixed rate	December 26, 2028	$278	$349
Lender 2	2.60%	Fixed rate	January 1, 2029	127	159
Lender 3	1.90%	Variable rate	November 27, 2026	74	118
Lender 3	1.40%	Fixed rate	September 27, 2027	160	221
Lender 3	1.95%	Variable rate	June 27, 2029	454	-
Lender 4	2.50%	Variable rate	August 31, 2059	10,892	-
Lender 4	2.70%	Variable rate	May 31, 2059	3,616	-
Lender 5	0.05%	Fixed rate	August 10, 2035	200	-
Lender 6	0.70%	Fixed rate	August 2, 2026	55	-
Total outstanding principal balance				15,856	847
Less: Unamortized debt issuance costs				(119)	-
Subtotal				15,737	847
Less: Current portion				(632)	(214)
Long-term portion				$15,105	$633

As of March 31, 2025, certain borrowings totaling $741 were guaranteed by the credit guarantee corporation. These guarantees provide credit enhancement and mitigate the risk of borrower default for the financial institution.

Under the terms of the guarantee agreement, the guarantee is in effect for the full term of the loan. The Company is required to pay a guarantee fee to the credit guarantee corporation, which is recognized as an expense over the life of the loan.

F-46

In the event of a default, the lender may recover principal and interest from the credit guarantee corporation, which would then seek reimbursement from the Company. While these borrowings are secured through credit guarantee corporation, the Company remains ultimately liable for repayment. As such, the guaranteed portion of the debt is not derecognized, and the full obligation is included in the Company’s Consolidated Balance Sheet under current portion of long-term debt or non-current portion of long-term debt, as appropriate.

As of March 31, 2025, the Company had total borrowings of $15,737, of which $14,508 was secured by certain of the Company’s assets.

As of March 31, 2025, future minimum payments for long-term loans are as follows:

Fiscal year ending March 31,

2026	$632
2027	624
2028	547
2029	497
2030	342
Thereafter	13,214
Total	$15,856

12. Net Income per Share

The following table sets forth the computation of basic and diluted net income per share:

	Fiscal Year Ended March 31,
	2025	2024
Basic and Diluted Net Income Per Common Share:
Net income attributable	$2,387	$530
Weighted average common shares outstanding – basic and diluted	20,500,000	20,500,000
Net income per common share – basic and diluted	$0.12	$0.03

13. Income Taxes

The component of profit before income taxes for the fiscal years ended March 31, 2025, and 2024 was as follow:

	Fiscal Year Ended March 31,
	2025	2024
Japan	$2,387	$530

The components of income tax expense for the fiscal years ended March 31, 2025 and 2024 were as follows:

	Fiscal Year Ended March 31,
	2025	2024
Current	$1,295	$306
Deferred	(145)	(75)
Total	$1,150	$231

A reconciliation of income tax expense to the amount of income tax expense at the statutory rate in the Japan for the fiscal years ended March 31, 2025, and 2024 is as follows:

	Fiscal Year Ended March 31,
	2025	2024
Income tax benefit at the statutory rate	34.0%	34.0%
Increase (reduction) in taxes resulting from:
Non-deductible expenses	0.0%	2.6%
Utilization of net operating loss carryforwards	-0.9%	0.0%
Tax credits	-5.9%	-5.0%
Permanent differences	0.0%	-3.4%
Other	3.0%	2.6%
Income tax expense	30.3%	30.8%

The tax effects of temporary differences that gave rise to a significant portion of the deferred tax assets and liabilities as of March 31, 2025, and 2024, were as follows:

	March 31,
	2025	2024
Deferred tax assets:
Lease liabilities	$9,545	$3,003
Net operating loss carry forwards	47	—
Accrued expenses and reserves	51	16
Other	1	2
Total deferred tax assets	9,644	3,021
Deferred tax liabilities:
Operating leases right-of-use assets	845	1,746
Leased assets	8,464	1,157
Other	23	—
Total deferred tax liabilities	9,332	2,903
Less: Valuation allowance	(46)	—
Net deferred tax assets	$266	$118

As of March 31, 2025 and 2024, the Company had a net operating loss (“NOL”) carryforwards of $138 and nil, respectively.

F-47

The Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Due to the history of net losses of its subsidiary, Life Shine, Co. Ltd., and the difficulty in predicting future results, the Company concluded it was not more likely than not that the deferred tax assets recognized by Life Shine Co. Ltd. would be utilized. Accordingly, the Company recorded a partial valuation allowance against its deferred tax assets as of March 31, 2025. The Company intends to continue maintaining a partial valuation allowance on its deferred tax assets until there is sufficient evident to support the reversal of all or some portion of these allowances. The valuation allowance the Company recorded as of March 31, 2025 and 2024 was $46 and nil, respectively.

The net changes in the total valuation allowance for net deferred tax assets for the fiscal years ended March 31, 2025, and 2024 consist of the following:

	Fiscal Year Ended March 31,
	2025	2024
Valuation allowance at beginning of year	$—	$—
Additions (deductions)	46	—
Valuation allowance at end of year	$46	$—

Currently, there are no federal or state tax audits pending. The Company’s corporate federal and state tax returns from the fiscal years ended March 31, 2023 to 2025 remain subject to examination by tax authorities.

At March 31, 2025, the Company did not have any unrecognized tax benefits and did not anticipate any significant changes to the unrecognized tax benefits within twelve months of this reporting date. In the fiscal year ended March 31, 2025, the Company recorded no interest and penalties on income taxes. As of March 31, 2025, there was no accrued interest included in income taxes payable.

14. Stockholders’ Equity

Preferred Stock

As of March 31, 2025, the Company has authorized 20,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of March 31, 2025.

Common Stock

As of March 31, 2025, the Company has authorized 380,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of March 31, 2025, was 20,500,000 shares.

F-48

15. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the fiscal years ended March 31, 2025, and 2024. The Company had no revenue derived from geographical regions outside of Japan during the fiscal years ended March 31, 2025, and 2024.

	Fiscal Year Ended March 31,
	2025	2024
Construction real estate revenue – Constructing group homes (over-time)	$28,849	$12,104
Construction real estate revenue – Sales of real estate properties (at point in time)	13,056	-
Welfare services revenue (over-time: straight-line basis over lease terms)	7,182	2,596
Other	-	494
Total	$49,087	$15,194

	Fiscal Year Ended March 31,
	2025	2024
Timing of transfer of goods and services
Point in time	$13,056	$-
Over time	36,031	15,194
Total	$49,087	$15,194

The following table summarizes the activity in contract liabilities during the fiscal years ended March 31, 2025 and 2024.

	Fiscal Year Ended March 31,
	2025	2024
Contract liabilities, beginning of period	$2,586	$439
Contract liabilities, end of period	6,761	2,586

Revenue recognized in the period from amounts included in contract liabilities at the beginning of period	2,586	439

As of March 31, 2025, and 2024, contract liabilities represent advance payments received from customers for construction services that have not yet been performed. These advances will be recognized as revenue as the Company satisfies its performance obligations in completing the construction of group homes. The Company expects to recognize the associated revenue within the next 6 to 7 months, as the remaining construction work is completed. Revenue will be fully recognized upon the completion of the construction and transfer of the home to the customer.

As of March 31, 2025, and 2024, the Company has no contract assets, as all costs incurred to date for ongoing construction projects have been billed to customers. Revenue has been recognized using the cost-to-cost method, reflecting the progress of construction. Since all costs incurred to date have been billed, no contract assets exist, as there are no amounts due from customers for services already performed.

The Company had unsatisfied or partially unsatisfied performance obligations under construction services representing approximately $7,475 in aggregate transaction price as of March 31, 2025. The Company expects to earn revenue as it satisfies the performance obligations under those contracts in the amount of approximately $7,475 during the fiscal year ending March 31, 2026.

Because the Company operates solely as a construction service provider and does not engage in the sale of group homes it constructs, it does not hold any inventory of group homes at the end of the reporting period. Revenue is recognized exclusively for services performed, and no group homes are maintained for resale.

16. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the fiscal years ended March 31, 2025, and 2024.

	Fiscal Year Ended March 31,
	2025	2024
Construction real estate revenue – Constructing group homes	$18,606	$9,160
Construction real estate revenue – Sales of real estate properties	9,334	-
Welfare services revenue	8,510	2,230
Total	$36,450	$11,390

F-49

17. Segment Information

The Company operates as a single reportable segment. The chief operating decision maker reviews financial performance and allocates resources on a consolidated basis, using a single measure of operating profit and a total expense amount. No disaggregated expense categories are regularly reviewed by the CODM. As such, the Company has not identified any segment expense categories that meet the criteria for disclosure under ASC 280, as amended by ASU 2023-07.

18. Related Party

The related parties that had material balances and transactions as of and for the fiscal years ended March 31, 2025, and 2024 consist of the following:

Name of Related Parties	Nature of Relationship at March 31, 2025
Minaterrace Inc.	A company controlled by Tatsuma Yoshida, the CEO and the principal stockholder of the Company
at A&C Inc.	A company controlled by Yoshihito Arita, the director of the Company
Tasukeai General Incorporated Association	A company that is controlled by Minako an immediate family member of Tatsuma Yoshida, the CEO and the principal stockholder of the Company

The Company had the following related party balances as of March 31, 2025, and 2024:

		March 31,
	Nature of transactions	2025	2024
Payable due to related parties:
at A&C Inc.	Payable related to outsourcing expenses	$37	$—
Tasukeai General Incorporated Association	Payable related to outsourcing expenses	39	13

The Company had the following related party transactions for the fiscal years ended March 31, 2025, and 2024:

		Fiscal Year Ended March 31,
	Nature of transactions	2025	2024
Selling, General and Administrative Expenses with related parties:
at A&C Inc.	Outsourcing expenses	$212	$—
Minaterrace Inc.	Outsourcing expenses	21	114
Tasukeai General Incorporated Association	Outsourcing expenses	171	137

Compensation for directors is determined by the Board of Directors and/or shareholders in accordance with the Company’s Articles of Incorporation. Total compensation paid to directors during the fiscal years ended March 31, 2025, and 2024 were $157 and $91, respectively.

19. Subsequent Events

The Company has evaluated subsequent events after the consolidated balance sheet date through July 29, 2025, the date the consolidated financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the consolidated balance sheet date that require both recognition and disclosure in the consolidated financial statements, except those disclosed below.

On April 30, 2025, the Company entered into a new loan agreement with the existing lender for the amount of $8,672 with a maturity date of April 30, 2060. The loan bears interest rate of 2.8% per annum and is secured by certain assets of the Company.

On July 3, 2025, the Company entered into a new loan agreement with the existing lender for the amount of $10,841 with a maturity date of June 30, 2060. The loan bears interest rate of 3.3% per annum and is secured by certain assets of the Company.

F-50

3,000,000 Shares of Common Stock

AMATUHI HOLDINGS, INC.

PRELIMINARY PROSPECTUS

Sole Underwriter

Spartan Capital Securities, LLC

      , 2026

Through and including,             2026 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”), filing fee and the Nasdaq Global listing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$3,900
Financial Industry Regulatory Authority filing fee	3,500
The Nasdaq Capital Market listing fee	50,000
Accounting fees and expenses	280,000
Legal fees and expenses	105,000
Roadshow expenses*	25,000
Underwriter Expenses*	125,000
Printing expenses*	10,000
Non-accountable expenses*	25,000
Miscellaneous*	15,000
Total	$642,400

*Estimated expenses.

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us since June 24, 2025:

On June 24, 2025, we issued five common shares to our founders. On July 22, 2025, pursuant to the terms of a Reorganization Agreement and Plan of Share Exchange between AMATUHI HOLDINGS, Inc and the shareholders of AMATUHI Inc. a Japanese entity, we issued 4,100 shares of AMATUHI HOLDINGS, Inc. common stock to the shareholders of AMATUHI Inc. in exchange for all outstanding shares of common stock of the shareholders., which holds 100% of the issued and outstanding capital stock. The originally issued five common shares were subsequently cancelled.

Forward Stock Split

On August 6, 2025, the Company announced its decision to forward stock split its common shares on a 5000:1 basis. One hundred percent of the shareholders granted approval for the 1:5,000 reverse stock split at a general meeting on August 6, 2025, where par value $0.000001 remained unchanged. The forward stock split increased the current issued and outstanding Common Stock from 4,100 shares to 20,500,000 shares, par value $0.000001. As the stock split applies equally to all shareholders, individual shareholdings will be increased in the same ratio as the total number of shares. Accordingly, the stock split will have no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company will be adjusted accordingly.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit	Filed and Incorporated by Reference Herein:
1.1**	Form of Underwriter Agreement
2.1	Share Exchange Agreement	Exhibit 2.1 to Form S-1 filed on Sept 15, 2025
3.1	Articles of Incorporation, filed with the Secretary of State of Delaware	Exhibit 3.1 to Form S-1 filed on Sept 15, 2025
3.2	Amended Articles of Incorporation	Exhibit 3.2 to Form S-1 filed on Sept 15, 2025
3.3	Certificate of Ownership and Merger	Exhibit 3.3 to Form S-1 filed on Sept 15, 2025
3.4	Bylaws in effect	Exhibit 3.4 to Form S-1 filed on Sept 15, 2025
5.1*	Opinion of Legal Counsel	Filed herewith
10.1	Form of Indemnification Agreement between the Resistant and its directors	Exhibit 10.1 to Form S-1 filed on December 5, 2025
21.1	List of Subsidiaries of Amatuhi Holdings, Inc.	Exhibit 21.1 to Form S-1 filed on December 5, 2025
23.1*	Consent of Independent Registered Public Accounting Firm	Filed herewith
23.2*	Consent of Law Offices of Lucosky Brookman LLP (included in Exhibit 5.1)	Filed herewith
24.1*	Power of Attorney (included on signature page)	Filed herewith
107*	Filing Fee Table	Filed herewith

*	Filed herewith.
**	To be filed by amendment

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Undertakings Required by Regulation S-K, Item 512(i)

That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yokohama, Japan, on this April 16, 2026.

AMATUHI HOLDINGS, INC.

By:	/s/ Tatsuma Yoshida
Tatsuma Yoshida
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tatsuma Yoshida, his true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tatsuma Yoshida	Chief Executive Officer and Director	April 16, 2026
Tatsuma Yoshida	(Principal Executive Officer)

/s/ Yoshihito Artia	Chief Financial Officer, Principal Accounting Officer, and Director	April 16, 2026
Yoshihito Arita	(Principal Financial Officer)

/s/ Chika Kawazoe	Independent Director	April 16, 2026
Chika Kawazoe

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